          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 20, 2005
                                                    REGISTRATION NO. 333-_______
================================================================================

                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM SB-2

                             REGISTRATION STATEMENT

                                    UNDER THE

                             SECURITIES ACT OF 1933

                            SUPERIOR GALLERIES, INC.
                 (Name of small business issuer in its charter)

           DELAWARE                         5094                  35-2208007
(State or other jurisdiction of (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)       Classification No.)     Identification No.)

          9478 WEST OLYMPIC BOULEVARD, BEVERLY HILLS, CALIFORNIA 90212
                                 (310) 203-9855
    (Address and telephone number of Registrant's principal executive offices and principal place of business)

                            -------------------------

                                 PAUL BIBERKRAUT
                             CHIEF FINANCIAL OFFICER
                            SUPERIOR GALLERIES, INC.
                           9478 WEST OLYMPIC BOULEVARD
                         BEVERLY HILLS, CALIFORNIA 90212
                                 (310) 203-9855
            (Name, Address and Telephone Number of Agent for Service)

                            -------------------------

                                   COPIES TO:
                           THOMAS G. BROCKINGTON, ESQ.
                                 KIM RIKER, ESQ.
                               RUTAN & TUCKER, LLP
                         611 ANTON BOULEVARD, 14TH FLOOR
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 641-5100

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration becomes effective.

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                                              CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                                                   PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF           AMOUNT TO BE          PROPOSED MAXIMUM        AGGREGATE OFFERING        AMOUNT OF
 SECURITIES TO BE REGISTERED        REGISTERED(1)     OFFERING PRICE PER UNIT           PRICE           REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
Common stock, $.001 par value        659,167(2)              $4.20(3)               $2,768,501         $325.85(4)
==========================================================================================================================

(1) The common stock being registered hereby includes both outstanding shares of common stock and shares that are issuable upon the conversion of outstanding shares of convertible preferred stock or upon the exercise of outstanding vested options and warrants. In the event of a stock split, stock dividend, anti-dilution adjustment or similar transaction involving common stock of the registrant, in order to prevent dilution, the number of shares registered, including the additional shares issuable as a result of the anti-dilution provisions of the convertible preferred stock or such options or warrants, shall be automatically increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2) Represents shares of common stock being offered by selling security holders, including shares of common stock that are issuable upon conversion of convertible preferred stock or upon exercise of outstanding vested options and warrants. Pursuant to Rule 429, the prospectus included in this Registration Statement includes 4,708,139 shares being carried forward from the Registrant's Registration Statement No. 333-119253. This Registration Statement also includes 659,167 shares that are not presently covered by any other registration statement.

(3) The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 and is based upon the last reported sale price of the Registrant's common stock on the OTC Bulletin Board on April 18, 2005.

(4) The fee of $325.85 that is being paid with respect to this Registration Statement relates to the 659,167 shares covered by this Registration Statement which have not previously been registered, based on the proposed maximum offering price per share of $4.20 as set forth in footnote 3 above. A registration fee of $789.37 was paid by the Registrant under Registration Statement No. 333-119253 covering the 4,708,139 shares originally registered thereunder, and which are being carried forward hereunder.

     Pursuant to Rule 429, this Registration Statement contains a combined prospectus that covers 4,708,139 shares being carried forward from our company's Registration Statement No. 333-119253 in addition to the 659,167 shares being registered for the first time hereunder.

                            ------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING UNDER SECTION 8(A), MAY DETERMINE.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITY HOLDERS IDENTIFIED IN THIS PROSPECTUS MAY NOT SELL SECURITIES UNDER THIS PROSPECTUS UNTIL THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART BECOMES EFFECTIVE.

                   SUBJECT TO COMPLETION, DATED APRIL 20, 2005

PROSPECTUS


                            SUPERIOR GALLERIES, INC.

                        5,367,306 SHARES OF COMMON STOCK

     An aggregate of 1,704,000 issued and outstanding shares of our common stock and an aggregate of 3,663,306 shares of our common stock underlying convertible preferred stock or outstanding options are being offered for resale under this prospectus by some of our security holders identified in this prospectus for their own accounts. We will not receive any of the proceeds from the sale of shares by the selling shareholders. The selling shareholders include Stanford Venture Capital Holdings, Inc., which is our majority shareholder, affiliates of Stanford Venture Capital Holdings, Inc., an assignee of these affiliates, three independent companies or individuals that have rendered services to us, and an affiliate of a former director of ours.

     Our common stock currently trades on the OTC Bulletin Board Market under the symbol "SPGR." The last reported sale price of our common stock on April 18, 2005 was $4.20 per share.

     Our principal offices are located at 9478 West Olympic Boulevard, Beverly Hills, California 90212 and our telephone number is (310) 203-9855.

                            -------------------------

                  INVESTING IN OUR COMMON STOCK INVOLVES RISKS.
                 PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                            -------------------------

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THIS PROSPECTUS IS NOT AN OFFER TO SELL THOSE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THOSE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                The date of this prospectus is ___________, 2005.

                                TABLE OF CONTENTS

Description                                                             Page No.
-----------                                                             --------

PROSPECTUS SUMMARY............................................................3
RISK FACTORS..................................................................5
USE OF PROCEEDS..............................................................12
PRICE RANGE OF COMMON STOCK..................................................13
CAPITALIZATION...............................................................15
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS..................................................16
BUSINESS.....................................................................31
MANAGEMENT...................................................................38
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................43
PRINCIPAL AND SELLING SHAREHOLDERS...........................................45
PLAN OF DISTRIBUTION.........................................................48
DESCRIPTION OF CAPITAL STOCK.................................................51
LEGAL MATTERS................................................................57
EXPERTS......................................................................57
WHERE YOU CAN FIND MORE INFORMATION..........................................58
INDEX TO FINANCIAL STATEMENTS...............................................F-1

                               PROSPECTUS SUMMARY

     This summary highlights some of the material information from this prospectus. Because it is a summary, it necessarily does not contain all of the information necessary to your investment decision. To understand this offering fully, you should read carefully the entire prospectus.

                                   OUR COMPANY

     Our principal line of business is the sale of rare coins on a retail, wholesale, and auction basis. Our retail and wholesale operations are conducted in virtually every state in the United States. We also provide auction services for customers seeking to sell their own coins. We market our services nationwide through broadcasting and print media and independent sales agents, as well as on the Internet through third party websites such as eBay and through our own website at sgbh.com. Our headquarters are in Beverly Hills, California.

     We were originally organized as a Nevada corporation in 1995. On June 30, 2003, our stockholders approved and we completed a reincorporation of our company in the State of Delaware and changed our corporate name from Tangible Asset Galleries, Inc. ("Tangible") to Superior Galleries, Inc. ("Superior"). These changes were effective at the close of business on June 30, 2003. Unless the context otherwise requires, all references in this prospectus to "us," "we," "our" or "Superior" shall mean Superior Galleries, Inc. and Tangible, as Superior's predecessor.

     Our principal executive offices are located at 9478 West Olympic Boulevard, Beverly Hills, California 90212, and our telephone number is (310) 203-9855.

                                  THE OFFERING

Common stock offered by selling
security holders                        5,367,306 (1)

Common stock outstanding prior to
this offering                           4,699,942 (2)

Common stock outstanding following
this offering if all shares are sold    8,363,248(1)(2)

Use of Proceeds                         All proceeds of this offering will be
                                        received by selling security holders for their own accounts.

Risk Factors                            You should read the "Risk Factors"
                                        section beginning on page 5, as well as
                                        other cautionary statements throughout
                                        this prospectus, before investing in
                                        shares of our common stock.

-------------

(1) Includes 3,600,806 shares of common stock issuable upon conversion of presently outstanding convertible preferred stock and 62,500 shares of common stock issuable upon exercise of presently outstanding options or warrants.

(2) As of April 4, 2005, a total of 4,699,942 shares of common stock were outstanding, excluding:

     o shares of common stock issuable upon conversion of convertible preferred stock or exercise of warrants whose underlying shares of common stock are covered by this prospectus;

     o approximately 848,230 shares of common stock issuable or to become issuable upon exercise or conversion of outstanding warrants, options and other convertible securities, other than the convertible preferred stock whose underlying shares of common stock are covered by this prospectus.

                                  RISK FACTORS

     AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCURS, IT IS LIKELY THAT OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS WOULD BE HARMED. AS A RESULT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU COULD LOSE PART OR ALL OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

WE HAVE A RECENT HISTORY OF LOSSES AND MAY INCUR FUTURE LOSSES.

     We may not be able to sustain profitability or significantly increase our revenues. Although we recorded net income of $552,000 for the year ended June 30, 2004, we incurred a net loss of $5,000 for the six month period ended December 31, 2004 and a net loss of $3,491,000 for the year ended June 30, 2003, and have incurred losses in prior fiscal years since July 1999. We cannot assure you that we will be profitable in the future.

BECAUSE WE HAVE LIMITED WORKING CAPITAL, IT MAY BE DIFFICULT TO MAINTAIN OR EXPAND OUR OPERATIONS.

     Our working capital deficiency at December 31, 2004 was $468,000. There can be no assurance that our revenue or results of operations will not decline in the future, that we will not have losses in the future, or that we will be able to continue funding such losses if they occur. Our limited capital could adversely affect our ability to continue our operations.

OUR AUDIT OPINION COULD ADVERSELY AFFECT OUR STOCK PRICE.

     Our auditors' opinions on our financial statements for the years ended June 30, 2004 and 2003 each contained an explanatory paragraph that expresses doubt about our ability to continue as a going concern due to recurring negative cash flows from operations, significant debt and limited working capital.

IF WE ARE UNABLE TO COMPETE SUCCESSFULLY, OUR REVENUE AND PROFITABILITY WILL DECREASE.

     The business of selling coins and other collectibles is highly competitive. We compete with a number of comparably sized and smaller firms, as well as a number of larger firms throughout the United States. Our primary competitors are Heritage Rare Coins, a large scale coin dealer and auctioneer, the Spectrum Numismatic unit of Greg Manning Auctions, a large scale coin dealer and auctioneer, National Globe Exchange, a large scale coin dealer and American Numismatic Rarities, a comparably-sized coin auctioneer. Many of our competitors have the ability to attract customers as a result of their reputation and the quality collectibles they obtain through their industry connections. Additionally, other reputable companies that sell or auction rare coins and other collectibles may decide to enter our markets to compete with us. These companies have greater name recognition and have greater financial and marketing resources than we do. If these auction companies are successful in entering the specialized market for premium collectibles in which we participate or if dealers and sellers participate less in our auctions, we may attract fewer buyers and our revenue could decrease.

THE VOTING POWER OF SUPERIOR GALLERIES, INC. IS SUBSTANTIALLY CONTROLLED BY STANFORD VENTURE CAPITAL HOLDINGS, INC. AND A GROUP OF AFFILIATED PERSONS. THIS CONCENTRATION OF VOTING POWER MAY, AMONG OTHER THINGS, DELAY OR FRUSTRATE THE REMOVAL OF INCUMBENT DIRECTORS OR A TAKEOVER ATTEMPT, EVEN IF SUCH EVENTS MAY BE BENEFICIAL TO OUR SHAREHOLDERS.

     Stanford Venture Capital Holdings, Inc., or "Stanford," and certain of its affiliates collectively hold 60% of our voting securities. Consequently, Stanford and its affiliates have sufficient voting power to control the outcome of virtually all corporate matters submitted to the vote of our common shareholders. Those matters could include the election of directors, changes in the size and composition of the board of directors, and mergers and other business combinations involving Superior. In addition, through this control of the board of directors and voting power, Stanford is able to control certain decisions, including decisions regarding the qualification and appointment of officers, dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and our acquisition or disposition of assets. Also, the concentration of voting power in the hands of Stanford could have the effect of delaying or preventing a change in control of our company, even if the change in control would benefit our shareholders, and may adversely affect the market price of our common stock.

THE HIGH LEVEL OF OUR DEBT MAY LIMIT OUR ABILITY TO IMPLEMENT BUSINESS STRATEGIES TO GROW OUR REVENUE AND IMPROVE OUR PROFITABILITY.

     At December 31, 2004, we had total indebtedness of $10,937,000, of which $10,231,000 was short-term debt. Our high level of debt limits the amount of additional funds we can borrow, which in turn limits our ability to increase inventory or make additional customer advances, thus restricting our ability to grow our revenues. We do not have sufficient cash flow from operations to rapidly repay this debt, and therefore if this debt was not renewed we would have to seek new debt or equity financing to refinance our existing debt, or liquidate inventory, possibly on unfavorable terms. In the past, we have renegotiated or renewed the terms of our indebtedness on various occasions, but we cannot assure you that we will be able to do so in the future or that new debt or equity financing will be available for this purpose. This could result in losses from operations, or could even require us to seek protection under the bankruptcy laws.

IF WE ARE UNABLE TO PAY OUR SECURED DEBT ON A TIMELY BASIS, THE LENDERS COULD REQUIRE THAT OUR ASSETS BE SOLD IN A FORECLOSURE SALE, WHICH COULD RESULT IN OUR BANKRUPTCY.

     We have borrowed funds from Stanford Venture Capital Group and another private party, each of which has been granted a security interest in substantially all of our assets. If we default in the repayment of these debts, these lenders could, among other things, foreclose on their security interests, which could result in the sale of substantially all of our assets, the proceeds of which would be applied to repay our debts to them. If this were to occur, we could be forced to file a bankruptcy petition, or could go out of business.

DECREASED DEMAND FOR RARE COINS COULD REDUCE OUR REVENUE AND PROFITABILITY.

     We derive substantially all of our revenues from commissions paid to us on the sale of rare coins in our auctions and sales of rare coins from our own inventory. Sales of rare coins depend on discretionary consumer spending and are affected by general market conditions, including perceived scarcity, subjective value, general consumer trends, changes in the prices of precious metals, government regulation of rare coin transactions, interest rates and other general economic conditions. Many factors affect discretionary consumer spending, including the unemployment rate, business conditions, interest rates, inflation and tax rates. Spending on the types of luxury items that we typically sell and auction are impacted by these factors more than sales of consumer products in general.

     Some of the market conditions that could cause the dollar volume spent in our auctions to decrease include the following:

     o    fewer rare coins offered for sale;
     o    a decline in the prices buyers are willing to pay; and
     o    shifts in consumer trends.

     As buyers' tastes change and economic conditions fluctuate, the supply, demand and dollar volume of rare coins sales could decrease, which could reduce our revenues and profits, or cause us to incur losses.

WE COULD BE SUBJECT TO SALES TAXES, INTEREST AND PENALTIES ON INTERSTATE SALES FOR WHICH WE HAVE NOT COLLECTED TAXES.

     We do not collect California sales tax on mail-order sales to out-of-state customers, nor do we collect use tax on our interstate mail order sales. We believe that our sales to interstate customers are generally tax-exempt due to varying state exemptions relative to the definitions of being engaged in business in particular states and the lack of current Internet taxation. While we have not been contacted by any state authorities seeking to enforce sales or use tax regulations, we cannot assure you that we will not be contacted by authorities in the future with inquiries concerning our compliance with current statutes, nor can we assure you that future statutes will not be enacted that affect the sales and use tax aspects of our business.

THE LOSS OF THE SERVICES OF OUR CHIEF EXECUTIVE OFFICER COULD SIGNIFICANTLY REDUCE OUR REVENUE AND PROFITABILITY.

     Our success and future performance depends on the continued services of our Chief Executive Officer, Silvano DiGenova, on whom we rely heavily for his expertise and reputation in the rare coin market. Specifically, Mr. DiGenova is a substantial buyer, appraiser and seller of rare coins on our behalf as well as a substantial draw to potential auction consigners. Mr. DiGenova's services would be difficult to replace and the loss of these services could cause significant harm to our business. While we previously had an employment agreement with Mr. DiGenova that expired on March 31, 2005, this agreement has not yet been renewed, and in any event such an employment agreement may not provide us with meaningful assurance that we will continue to have his services available to us through that date.

OUR QUARTERLY OPERATING RESULTS MAY VARY, WHICH MAY CAUSE VOLATILITY OR A DECLINE IN THE PRICE OF OUR COMMON STOCK.

     Our revenue, expenses and operating results may vary significantly from quarter to quarter due to a number of factors, some of which are beyond our control. These factors include the following:

     o    potential unfavorable supply of or demand for rare coins;
     o    quarter-to-quarter variations due to the timing of coin auctions;
     o potential changes in consumer trends negatively affecting the popularity of rare coins that we auction and sell from time to time;
     o    unfavorable fluctuations in the prices of precious metals;
     o    costs associated with unanticipated personnel changes;
     o    our inability to maintain customer satisfaction;

     o quarter-to-quarter variations due to the size and timing of capital expenditures and other costs associated with the expansion of our business and infrastructure;
     o our inability to resell our inventory of rare coins in a timely manner;
     o    unexpected or severe price competition;
     o    our inability to maintain gross margins; and
     o    our inability to expand our sales and distribution channels.

     Additional factors that may negatively affect our quarterly operating results generally include technical difficulties or network downtime and general economic conditions and economic conditions specific to our industries.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL CAPITAL, OUR ABILITY TO INCREASE REVENUE AND PROFITABILITY WILL BE LIMITED.

     Since our business involves the financing of inventory, receivables, and auction and customer advances, we may require substantial amounts of capital in order to achieve and accomplish our future business plans. However, to the extent we are in need of any additional financing, we cannot assure you that any such additional financing will be available to us on acceptable terms, or at all. If we raise additional funds through the issuance of equity securities, further dilution to our existing shareholders may result.

THE COSTS ASSOCIATED WITH OUR GROWTH PLANS MAY RESULT IN REDUCED PROFITABILITY.

     We have experienced significant periods of growth and increased personnel, marketing and other operational costs, and we anticipate that further expansion will be required to address potential growth in our customer base and market opportunities. This expansion has placed, and we expect it will continue to place, a significant strain on our management and our operational and financial resources. To manage this growth we must do the following:

     o    establish and develop operational, financial and management systems;
     o    train, manage and motivate our employee base;
     o    hire additional technology and operations personnel; and
     o    hire additional rare coin specialists and appraisers.

     We expect to incur significant costs in connection with these efforts. If we underestimate the costs of these efforts or overestimate our anticipated growth in revenue, we will incur reduce profitability or even losses.

WE MAY INCUR LOSSES AS A RESULT OF ACCUMULATING INVENTORY.

     In addition to auctioning rare coins on consignment, a substantial portion of the rare coins that we sell are from our own inventory. We purchase these rare coins from dealers and collectors and assume the inventory and price risks of these items until they are sold. If we are unable to resell the rare coins that we purchase when we want or need to, or at prices sufficient to generate a profit from their resale, or if the market value of our inventory of purchased rare coins were to decline, our revenue would likely decline.

IF WE ARE UNABLE TO OBTAIN A SUFFICIENT SUPPLY OF RARE COINS FOR RESALE AND FOR SALE AT AUCTIONS, WE WILL BE UNABLE TO SUSTAIN OR INCREASE OUR REVENUES.

     Our business depends substantially on our ability to obtain rare coins for appraisal, sale and auction. We depend on the availability of rare coins through dealers and collectors, and we cannot assure you that rare coins will continue to be available as before. Although we deal with numerous dealers and collectors from whom we are able to obtain rare coins for resale and for our auctions, only a limited number of dealers exist with the capacity to supply rare coins for resale and auction on a regular basis. A change in our relationships with suppliers or dealers could negatively affect our ability to obtain, resell or auction rare coins in the quantities and at the times we desire. A shortage in the supply of rare coins could impair our ability to attract customers, which would harm our business, operating results and financial condition.

IF WE ARE UNABLE TO ATTRACT SUFFICIENT CONSIGNMENT MERCHANDISE FOR SALE AT OUR AUCTIONS, OUR AUCTION OPERATIONS MAY INCUR A LOSS.

     We incur certain fixed costs in connection with each auction. Our auction operations generate commission revenue based on the successful sale of consigned merchandise. If the volume of sales at our auctions does not generate sufficient commission revenue to cover fixed costs, our auction operations will generate a loss.

IF WE EXPERIENCE AN INCREASE IN THE RESCISSION OF SALES, OUR REVENUE AND PROFITABILITY COULD DECREASE.

     Our operating results could suffer if we experience a significant increase in the number of sales that are rescinded due to questions about title, provenance or authenticity of an item. We warrant the title, provenance and authenticity of each item that we sell, including items sold at auction. If a buyer believes that any of these characteristics is in doubt, he or she must notify us in writing within a certain number of days after the date of sale of the property. If we cannot substantiate the questioned characteristics, the buyer may rescind his or her purchase and we will refund the price paid at auction to the buyer. When a purchase is rescinded, the seller is required to refund the item's sale price less sellers' commissions and other sellers' fees.

OUR PLANNED EXPANSION AND ENHANCEMENT OF OUR WEBSITE AND INTERNET OPERATIONS MAY NOT RESULT IN INCREASED PROFITABILITY.

     The satisfactory performance, reliability and availability of our website and network infrastructure are and will be critical to our reputation and our ability to attract and retain customers and technical personnel and to maintain adequate customer service levels. Any system interruptions or reduced performance of our website could materially adversely affect our reputation and our ability to attract new customers and technical personnel. We are in the process of development and/or enhancement of several portions of our website that will offer content and auctions for rare coins that may have a lower average selling price than many of the rare coins in the markets we currently serve. Continued development of our website will require significant resources and expense. If the planned expansion of our website does not result in increased revenue, we may experience decreased profitability.

OUR WEBSITE MAY BE VULNERABLE TO SECURITY BREACHES AND SIMILAR THREATS WHICH COULD RESULT IN OUR LIABILITY FOR DAMAGES AND HARM TO OUR REPUTATION.

     Despite the implementation of network security measures, our website is vulnerable to computer viruses, break-ins and similar disruptive problems caused by Internet users. These occurrences could result in our liability for damages, and our reputation could suffer. The circumvention of our security measures may result in the misappropriation of proprietary information. Any such security breach could lead to interruptions and delays and the cessation of service to our customers and could result in a decline in revenue and income.

                         RISKS RELATED TO THIS OFFERING

SHARES OF OUR COMMON STOCK ELIGIBLE OR TO BECOME ELIGIBLE FOR PUBLIC SALE COULD ADVERSELY AFFECT OUR STOCK PRICE AND MAKE IT DIFFICULT FOR US TO RAISE ADDITIONAL CAPITAL THROUGH SALES OF EQUITY SECURITIES.

     As of April 4, 2005, we had outstanding 4,699,942 shares of common stock, of which all but 1,290,008 shares were restricted under the Securities Act of 1933, or the "Act." Of the restricted shares, substantially all are eligible for resale without registration pursuant to Rule 144 under the Act, as amended, subject to compliance with the volume limitations and other requirements of that Rule. The volume limitations of Rule 144 provide that the maximum number of shares that can be sold in any three-month period cannot exceed the greater of 1% of the number of shares outstanding or the average weekly trading volume in those shares during the four calendar weeks preceding the filing of the Form 144 required under this rule. The other requirements of the rule include that there be current public information available with respect to the Company, that the shares be sold in a "broker's transaction" as defined in the Act or in transactions directly with a market maker without solicitation of orders or any payment in connection with the offer or sale to any person other than the broker who executes the order, and that the seller file a Form 144 with the Securities and Exchange Commission.

     Of the restricted shares eligible for sale under Rule 144, approximately 244,023 shares are subject to lockup agreements that restrict their resale. These agreements expire at various times through October 31, 2005. As of April 11, 2005, we also had outstanding options, warrants and preferred stock that were exercisable for or convertible into approximately 4,511,636 shares of common stock, including 3,663,306 shares which are being offered pursuant to this prospectus. Sales of a substantial number of shares of our common stock in the public market, or the perception that sales could occur, could reduce the market price of our common stock. Any adverse effect on the market price of our common stock could make it difficult for us to raise additional capital through sales of equity securities at a time and at a price that we deem appropriate.

OUR COMMON STOCK PRICE IS POTENTIALLY SUBJECT TO SIGNIFICANT VOLATILITY, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS.

     Because we have low trading volume in our stock and we have several shareholders who own very large blocks of our stock, the market price of our common stock could fluctuate significantly in the future if one or more of these shareholders attempted to sell a large number of shares.

     Consequently, the price at which you purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you.

BECAUSE OUR STOCK IS NOT LISTED ON A NATIONAL SECURITIES EXCHANGE, YOU MAY FIND IT DIFFICULT TO DISPOSE OF OR OBTAIN QUOTATIONS FOR OUR COMMON STOCK.

     Our common stock trades under the symbol "SPGR" on the OTC Bulletin Board. Because our stock trades on the OTC Bulletin Board rather than on a national securities exchange, you may find it difficult to either dispose of, or to obtain quotations as to the price of, our common stock.

OUR SERIES B PREFERRED STOCK, SERIES D PREFERRED STOCK AND SERIES E PREFERRED STOCK HAVE ANTIDILUTION TERMS THAT COULD RESULT IN THE ISSUANCE OF STOCK TO THE HOLDERS OF THOSE SECURITIES WITHOUT THE PAYMENT OF ADDITIONAL CONSIDERATION.

     We currently have 3,400,00 shares of Series B $1.00 Convertible Preferred Stock, or Series B Preferred Stock, 2,000,000 shares of Series D $1.00 Convertible Preferred Stock, or Series D Preferred Stock, and 2,500,000 shares of Series D $1.00 Convertible Preferred Stock, or Series E Preferred Stock, outstanding. These securities are convertible into our common stock. If we issue common stock in the future at prices that are less than the "conversion prices" of those securities, the conversion rates of those securities will be adjusted to provide that additional shares of our common stock will be issuable upon their conversion, without the payment of any additional consideration by the preferred shareholders. After an adjustment like this, if the holders of these preferred shares convert their preferred shares into common stock, our common stockholders will suffer dilution, insofar as their proportional ownership of the company will be reduced from what it would have been had this adjustment not been made.

     The current conversion prices are $1.977 for the Series B Preferred Stock, $1.20 for the Series D Preferred Stock and $6.00 for the Series E Preferred Stock. The adjustment provisions apply both to issuances of common stock and of securities that are convertible into or exercisable for common stock, but do not apply to options that were outstanding at the time the preferred shares were issued, or are issued under plans that are approved by the preferred stockholders.

     All of our Series D Preferred Stock and Series E Preferred Stock and 3,000,000 shares out of a total of 3,400,000 shares of our Series B Preferred Stock are held by Stanford. The following chart illustrates the number of additional shares of common stock issuable to the holders of the Series B Preferred Stock , Series D Preferred Stock and Series E Preferred Stock in hypothetical situations, where we issue 1,000,000 shares of common stock at prices that are 75%, 50% and 25% of the current conversion price of the of the Series B Preferred Stock. This chart omits our currently outstanding Series A Preferred Stock, the holders of which have exercised their redemption rights.

                                                      SHARES HELD         SHARES HELD          SHARES HELD
                                                      BY CURRENT          BY CURRENT           BY CURRENT
                                                   SHAREHOLDERS (AS    SHAREHOLDERS (AS     SHAREHOLDERS (AS
                              SHARES PRESENTLY     CONVERTED) AFTER    CONVERTED) AFTER     CONVERTED) AFTER
                              HELD BY CURRENT         ISSUANCE OF         ISSUANCE OF          ISSUANCE OF
                                SHAREHOLDERS       1,000,000 SHARES    1,000,000 SHARES     1,000,000 SHARES
      CLASS OF STOCK           (AS CONVERTED)          AT $1.50            AT $1.00            AT $0.50(1)
--------------------------   ------------------   -----------------   ------------------   ------------------
Common                           4,699,942             4,699,942           4,699,942            4,699,942
Series B Preferred Stock         1,719,802             1,795,818           1,883,063            1,979,218
Series D Preferred Stock         1,666,667             1,666,667           1,716,868            1,856,680
Series E Preferred Stock           416,667               479,499             488,015              496,517

----------
(1) Of the 529,278 additional shares issuable upon conversion of the three series of preferred stock as a result of the operation of the adjustment provisions illustrated above, Stanford would receive 498,759 shares.

OUR PREFERRED STOCK MAY DELAY OR PREVENT A TAKEOVER OF OUR COMPANY, POSSIBLY PREVENTING YOU FROM OBTAINING HIGHER STOCK PRICES FOR YOUR SHARES.

     Our board of directors has the authority to issue shares of preferred stock and to fix the rights, preferences, privileges and restrictions, including voting rights of those shares, without any further vote or action by our shareholders. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that we may issue in the future. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock, which would delay, defer or prevent a change in control of our company. Furthermore, preferred stock may have other rights, including economic rights senior to the common stock, and, as a result, the issuance of preferred stock could adversely affect the market value of our common stock.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements, including among others:

     o our business strategy for expanding our presence in the rare coin market;
     o anticipated trends in our financial condition and results of operations; and
     o our ability to distinguish ourselves from our current and future competitors.

     You can identify forward-looking statements generally by the use of forward-looking terminology such as "believes," "expects," "may," "intends," "plans," "should," "could," "seeks," "pro forma," "anticipates," "estimates," "continues," or other variations thereof, including their use in the negative, or by discussions of strategies, opportunities, plans or intentions. You may find these forward-looking statements under the captions "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business," as well as captions elsewhere in this prospectus. A number of factors could cause results to differ materially from those anticipated by forward-looking statements, including those discussed under "Risk Factors" and "Business."

     These forward-looking statements necessarily depend upon assumptions and estimates that may prove to be incorrect. Although we believe that the assumptions and estimates reflected in the forward-looking statements are reasonable, we cannot guarantee that we will achieve our plans, intentions or expectations. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ in significant ways from any future results expressed or implied by the forward-looking statements.

     Any of the factors described above or in the "Risk Factors" section below could cause our financial results, including our net income (loss) or growth in net income (loss) to differ materially from prior results, which in turn could, among other things, cause the price of our common stock to fluctuate substantially.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares of common stock offered under this prospectus by the selling security holders. Rather, the selling security holders will receive those proceeds directly.

                           PRICE RANGE OF COMMON STOCK

MARKET INFORMATION

     Our common stock is quoted in the National Quotation Bureau's Pink Sheets and listed on the OTC Electronic Bulletin Board under the symbol "SPGR." Prior to July 1, 2003 our symbol was "TAGZ." Due to the reduced volume of trading over the past 60 days, no public market is deemed to exist for our common stock at this time.

     The following table shows the trading price data for our common stock as reported by the OTC Bulletin Board as the range of representative bid prices for our common stock for the quarters indicated. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, may not represent actual transactions and have been retroactively restated to reflect the one-for-twenty reverse split of our common stock on June 30, 2003.

                                                Fiscal 2005
                                        --------------------------
        Fiscal Quarter Ended:             High              Low
                                        ---------         --------
              March 31                    $4.20            $1.50
              December 31                 $1.52            $0.65
              September 30                $2.00            $1.25

                                                Fiscal 2004
                                        --------------------------
        Fiscal Quarter Ended:             High              Low
                                        ---------         --------
              June 30                    $2.15             $0.75
              March 31                    1.92              0.75
              December 31                 1.06              0.60
              September 30                1.01              0.24

                                                Fiscal 2003
                                        --------------------------
        Fiscal Quarter Ended:             High              Low
                                        ---------         --------
              June 30                    $1.50             $0.02
              March 31                    0.60              0.02
              December 31                 0.60              0.20
              September 30                2.40              0.60

HOLDERS

     The number of holders of record of our common stock as of the close of business on April 4, 2005 was approximately 199. Within the holders of record of our common stock are depositories such as Cede & Co. that hold shares of stock for brokerage firms which, in turn, hold shares of stock for beneficial owners.

DIVIDENDS

     To date, we have declared no cash dividends on our common stock, and do not expect to pay cash dividends in the near future. We intend to retain future earnings, if any, to provide funds for the operation of our business. The terms of our Series A Redeemable 8% Convertible Preferred Stock, or Series A Preferred Stock, prohibit us from paying dividends on shares of our common stock unless dividends in such amount shall have been simultaneously paid or declared and set apart for payment to the holders of our Series A Preferred Stock. In addition, the terms of our Series B Preferred Stock prohibit us from making any distributions on our common stock without the vote or written consent of the holders of a majority of the outstanding shares of the Series B Preferred Stock, voting as a separate class.

STOCK OPTIONS

     At March 31, 2005, there were 526,000 options outstanding under our 2003 Omnibus Stock Option Plan at a weighted average exercise price of $1.80.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of December 31, 2004. You should read this information together with our financial statements and the notes relating to those statements appearing elsewhere in this prospectus. The table excludes an aggregate of approximately 4,114,969 shares of common stock that were issuable upon conversion or exercise of outstanding convertible notes, options and warrants as of December 31, 2004.

                                                              December 31,
                                                                  2004
                                                               (unaudited)
                                                              ------------
     Long term debt, less current portion(1) ..............   $    706,000
                                                              ------------
     Stockholders' deficit:
        Series B Preferred Stock, $0.001 par value,
           Authorized 3,400,000 shares; issued and
           outstanding 3,400,000 shares ...................   $  2,967,000
        Series D Preferred Stock, $0.001 par value,
           Authorized 2,000,000 shares; issued and
           outstanding 2,000,000 shares ...................   $  1,931,000
        Common stock, $.001 par value. Authorized
           12,500,000 shares; issued and outstanding,
           4,509,942 ......................................          4,000
        Additional paid in capital ........................      7,987,000
     Accumulated deficit ..................................    (13,902,000)
                                                              ------------
           Total stockholders' deficit ....................   $ (1,013,000)
                                                              ------------
           Total capitalization (unaudited) ...............   $   (307,000)
                                                              ------------

     (1) Long term debt includes $206,000 attributable to Series A $5.00 Redeemable 8% Convertible Preferred Stock $0.001 par value, which is currently the subject of redemption. On March 31, 2004, in accordance with the redemption provisions of the Series A Preferred Stock, all the holders of the Series A Preferred Stock requested the redemption of their shares. However, because our liabilities exceeded our assets at the time, and continue to exceed our assets presently, we are prohibited under Delaware corporation law from commencing the redemption. We have informed the stockholders of these restrictions on redemption. We intend to begin the redemption once we are legally allowed to do so. We have reflected the Series A Preferred Stock redemption payable as a liability on our Balance Sheet. As of December 31, 2004, the balance payable with respect to the Series A Preferred Stock redemption was $687,000. Of this amount, $481,000 is reflected as a current liability. We will continue to make quarterly dividend payments as long as the Series A Preferred Stock redemption payable remains outstanding. See Note 11 of Notes to Financial Statements at June 30, 2004.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH OUR CONSOLIDATED FINANCIAL STATEMENTS AND NOTES AND THE INFORMATION INCLUDED UNDER THE CAPTION "RISK FACTORS" INCLUDED ELSEWHERE IN THIS PROSPECTUS. HISTORICAL RESULTS OF OPERATIONS, PERCENTAGE MARGIN FLUCTUATIONS AND ANY TRENDS THAT MAY BE INFERRED FROM THE DISCUSSION BELOW ARE NOT NECESSARILY INDICATIVE OF THE OPERATING RESULTS FOR ANY FUTURE PERIOD.

CAUTIONARY STATEMENTS

     This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend that such forward-looking statements be subject to the safe harbors created by such statutes. The forward-looking statements included herein are based on current expectations that involve a number of risks and uncertainties. Accordingly, to the extent that this prospectus contains forward-looking statements regarding our financial condition, operating results, business prospects or any other information or aspect of our company, you are advised that our actual financial condition, operating results and business performance may differ materially from that projected or estimated by us in forward-looking statements. The differences may be caused by a variety of factors, including but not limited to:

     o    those identified under "Risk Factors" herein,
     o    adverse economic conditions,
     o    unexpected costs and operating deficits,
     o    lower sales and revenues than forecast,
     o    loss of customers,
     o    litigation and administrative proceedings involving our company,
     o the possible acquisition of new businesses that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses,
     o    adverse publicity and news coverage,
     o    inability to carry out our marketing and sales plans,
     o    changes in interest rates and inflationary factors, and
     o other specific risks that may be referred to in this prospectus or in other reports that we have issued.

     In addition, our business and operations are subject to substantial risks that increase the uncertainty inherent in the forward-looking statements. The inclusion of forward-looking statements in this prospectus should not be regarded as a representation by us or any other person that we will achieve our objectives or plans.

TRENDS AND UNCERTAINTIES

     As a dealer and auctioneer of rare coins, our revenue and profitability can be materially affected by economic factors such as interest rates, inflation, stock market performance, the price of gold and other precious metals and world political stability. The demand for and therefore the price of rare coins tends to increase with the price of gold. During times of unstable stock market performance and low interest rates rare coins may become more attractive as an investment as compared to the stock market or interest bearing securities. In times of strong stock market returns and high interest rates, rare coins may be viewed as a less favorable investment. Political instability may also increase the demand for rare coins as individuals may perceive the security and portability of rare coins more favorably as compared to other financial assets such as stocks, bonds or cash. While we are currently experiencing economic conditions that have increased the demand for rare coins, resulting in higher revenue and profitability for us, future changes in the economy such as rapid increases in interest rates, a decrease in the price of gold or strong growth in the stock market could materially reduce our revenue, margins and profitability and affect our liquidity as inventory turns would diminish.

     Furthermore, certain types of rare coins, as is the case with other collectibles, may become more or less popular based on market trends that we cannot predict. Although we carry a diverse range of categories of rare coins, a decrease in popularity in a particular category could result in diminished liquidity as inventory turns decrease for the affected category.

     Within the rare coin industry many of our customers and suppliers are other dealers. We may be materially affected by both external and internal factors that could affect the financial stability and liquidity of other dealers with whom we conduct business. Our revenues and profitability could significantly decrease if several dealers faced financial difficulties that curtailed their ability to sell or purchase rare coins either directly or at our auctions.

     Prior to the year ended June 30, 2004, we incurred substantial losses that severely diminished our capital base and our liquidity. Although we have returned to profitability, we have a shareholders' deficit, limited working capital and most our debt is short-term. Any significant unfavorable change in the economic environment or in our industry could quickly result in declining revenue and a return to operating losses. Our challenge is to both raise additional permanent equity capital and restructure our debt to include a larger long-term portion. Although we cannot assure you that we will be able to accomplish these objectives, we believe that the achievement of these goals would permit us to increase the levels of inventory that we have available for sale and increase the funds available to loan to our consignment customers, thus enhancing our revenues. Accordingly, it is our hope that if we are able to restructure our debt and the raise additional equity we will mitigate some of the impact of a future negative economic environment and conversely will benefit more sharply from a positive environment.

CRITICAL ACCOUNTING POLICIES

     Our Financial Statements are based on the selection and application of significant accounting policies, which require our management to make estimates and assumptions that affect the amounts reported in the Balance Sheets and the Statements of Operations. We believe that the following are the most critical areas that may affect our financial condition and results of operations.

     ACCOUNTS RECEIVABLE. We are required to estimate the collectibility of our accounts receivables. A considerable amount of judgment is required in assessing the collectibility of these receivables, including judgments about the current creditworthiness and financial condition of each client and related aging of past due balances. We evaluate specific accounts receivable balances when we become aware of a situation where a client may not be able to meets its financial obligations to us. The amount of the required allowance is based on the facts available to us and is reevaluated and adjusted as additional information is available. Allowances are also established for probable loss inherent in the remainder of the accounts receivable based on our historical bad debt loss information. As a result of the expansion of our rare coin auction business, we may attract new customers that may adversely affect our estimates of accounts receivable collectibility, and, the creditworthiness of our clients may deteriorate. These factors would require the reassessment of our estimates and additional allowances resulting in a reduction of our operating results.

     AUCTION AND CUSTOMER ADVANCES. We are required to estimate the collectibility of our auction and customer advances. All of our advances are secured by rare coins. Although we make our decision to advance funds based on customers' creditworthiness, business history, and collateral valuation, the collectibility of advances is primarily based on our estimate of sale of customers' rare coin collateral on a wholesale liquidation basis. We evaluate specific advance balances when we become aware of situations where a client may not be able to meet its financial obligations to us or the value of collateral securing the advance is impaired. Due to the availability of a line of credit from Stanford Financial Group Company, which is an affiliate of our principal shareholder, Stanford Venture Capital Holdings, Inc. ("Stanford"), we have recently and significantly expanded our auction and customer advance activities and we do not have historical data to estimate probable loss nor have we had any significant history of losses. It is difficult to assess future performance of the rare coin market. A rapid adverse change in the rare coin market could diminish the value of the collateral and the creditworthiness of our clients may deteriorate. These factors would require the reassessment of our estimates and additional allowances resulting in a reduction of our operating results.

     REVENUE RECOGNITION. We generate revenue from wholesale and retail sales of rare coins and precious metals bullion. The recognition of revenue varies for wholesale and retail transactions and is, in large part, dependent on the type of payment arrangements made between the parties.

     We sell rare coins to other wholesalers/dealers within our industry on credit, generally for terms of 15 to 60 days, but in no event greater than one year. We grant credit to new dealers based on extensive credit evaluations and for existing dealers based on established business relationships and payment histories. We generally do not obtain collateral with which to secure our accounts receivable when the sale is made to a dealer. We maintain reserves for potential credit losses based on an evaluation of specific receivables and the Company's historical experience related to credit losses. We recognize revenue for monetary transactions (i.e., cash and receivables) with dealers when the merchandise is shipped to a dealer.

     We also sell rare coins to retail customers on credit, generally for terms of 30 to 60 days, but in no event greater than one year. We grant credit to retail customers based on credit evaluations and for existing retail customers based on established business relationships and payment histories. When a retail customer is granted credit, we generally collect a payment of 25% of the sales price, establish a payment schedule for the remaining balance and hold the merchandise as collateral as security against the customer's receivable until all amounts due under the credit arrangement are paid in full. If the customer defaults in the payment of any amount when due, we may declare the customer's obligation in default, liquidate the collateral in a commercially reasonable manner using such proceeds to extinguish the remaining balance and disburse any amount in excess of the remaining balance to the customer.

     Under this retail arrangement, we recognize revenue when our customer agrees to the terms of the credit and makes the initial payment. Less than 5% of our sales are retail credit sales. We have limited-in-duration money back guaranty policies for our retail customers only, as discussed below.

     In limited circumstances, we exchange merchandise for similar merchandise and/or monetary consideration with both dealers and retail customers, for which we recognize revenue in accordance with APB No. 29, "Accounting for Non-monetary Transactions." When we exchange merchandise for similar merchandise and there is no monetary component to the exchange, we do not recognize any revenue. Instead, the basis of the merchandise relinquished becomes the basis of the merchandise received, less any indicated impairment of value of the merchandise relinquished. When we exchange merchandise for similar merchandise and there is a monetary component to the exchange, we recognize revenue to the extent of monetary assets received and determine the cost of sale based on the ratio of monetary assets received to monetary and non-monetary assets received multiplied by the cost of the assets surrendered.

     We have a return policy (money-back guarantee). The policy covers retail transactions involving graded rare coins only. Our customers may return graded rare coins purchased within 7 days of the receipt of the rare coins for a full refund as long as the rare coins are returned in exactly the same condition as they were delivered. In the case of rare coin sales on account, our customers may cancel the sale within 7 days of making a commitment to purchase the rare coins. The receipt of a deposit and a signed purchase order evidences the commitment.

     Historically, our retail customers have not exercised their rights to money-back guarantees and as such, we have not provided a reserve for sales returns in the accompanying financial statements. Revenues from the sale of consigned goods are recognized as commission income on such sale if we are acting as an agent for the consignor. If in the process of selling consigned goods, we make an irrevocable payment to a consignor for the full amount due on the consignment and the corresponding receivable from the buyer(s) has not been collected by us at that payment date, then we record that payment as a purchase and the sale of the consigned good(s) to the buyer as revenue as we have assumed all collection risk.

     Our auction business generates revenue in the form of commissions charged to buyers and sellers of auction lots. Auction commissions include buyers' commissions, sellers' commissions, and buyback commissions, each of which are calculated based on a percentage of the hammer price. Buyers' and sellers' commissions are recognized upon the confirmation of the identification of the winning bidders. Funds charged to winning bidders include the hammer price plus the commission. Only the commission portion of the funds received by winning bidders is recorded as revenue. Buyback commissions represent an agreed upon rate charged by us for goods entered in the auction and not sold. Goods remain unsold when an auction lot does not meet the consignor reserve, which is the minimum sales price as determined prior to auction, and when items sold at auction are returned subsequent to the winning bidder taking possession. Buyback commission is recognized along with sellers' commission or at the time an item is returned. Returns from winning bidders are very limited and primarily occur when a rare coin sold auction has an error in its description which the winning bidder relied upon to purchase the item.

     INVENTORY VALUATION. We value our inventory at the lower of cost or market. On a periodic basis our numismatic staff will review market data to determine whether or not the cost of our inventory is above or below market price. If the market value of a coin is significantly less than its cost to us, we will establish a reserve against inventory to reflect that the market value of our rare coin inventory in the aggregate is below cost, which results in reflecting the value of our inventory at the lower of cost or market.

RESULTS OF OPERATIONS

     The following table sets forth the percentage of net revenue represented by each item in our statement of operations for the periods indicated:

                                                   Six Months       Six Months
                                                 Ended December   Ended December
                                                    30, 2004         30, 2003
                                                  -------------    ------------
Net Sales                                                  95%             90%
Commission Income                                           5%             10%
                                                  -------------    ------------
Total Revenue                                             100%            100%
Cost of Sales                                              79%             80%
                                                  -------------    ------------
Gross Profit                                               21%             20%
Selling, general and administrative expenses               20%             24%
                                                  -------------    ------------
Income (loss) from operations                               1%             -4%
Other income (expense)                                     -1%             -1%
                                                  -------------    ------------
Income (loss) before income taxes                           0%             -5%
Income taxes                                                0%              0%
                                                  -------------    ------------
Net income (loss)                                           0%             -5%
                                                  =============    ============

FOR THE SIX MONTHS ENDED DECEMBER 31, 2004 AND 2003

     Our net loss for the six months ended December 31, 2004 was $5,000 or $0.00 per share on both a basic and diluted basis as compared to a loss of $544,000 or $0.14 per share on both a basic and diluted basis for the six months ended December 31, 2003. Our improved performance for the six months ended December 31, 2004 was primarily due to the continued strength of rare coin sales.

     TOTAL REVENUE. The table below sets forth our primary sources of revenue for the quarters indicated:

                                           SIX MONTHS ENDED         SIX MONTHS ENDED
                                           DECEMBER 31, 2004        DECEMBER 31, 2003
                                         ---------------------    ---------------------
     Net Sales
         Coins - Wholesale               $11,800,000        67%   $ 6,372,000        58%
         Coins - Retail                    4,968,000        28      3,238,000        29
         Art, Collectibles & Other                 -         -        376,000         3
                                         -----------   -------    -----------   -------
     Total Net Sales                      16,768,000        95      9,986,000        90
     Commission Income                       905,000         5      1,085,000        10
                                         -----------   -------    -----------   -------
     Total Revenue                       $17,673,000       100%   $11,071,000       100%
                                         ===========   =======    ===========   =======

     Total revenue for the six months ended December 31, 2004 increased $6,602,000 or 60% to $17,673,000 from $11,071,000 for the six months ended
December 31, 2003. This increase in revenues is primarily due to the increase in sales of rare coins. Wholesale rare coin sales for the six months ended December 31, 2004 increased $5,428,000 or 85% over the comparable period in 2003. This increase was primarily due to strong market demand from other dealers which was caused, we believe, by an increase in the price of gold, low interest rates and uncertainty in the stock market and due to our higher levels of inventory available for sale, which resulted from the availability to us of new financing to purchase that inventory. Retail rare coin sales for the six months ended December 31, 2004 increased $1,730,000 or 53% over the comparable period in 2003. This increase was primarily due to continued strength in the demand for rare coins as stated above. We completed our exit of the Art business in October 2003 and a result we had no sales of art, collectibles and other for the six months ended December 31, 2004. Commission income for the six months ended December 31, 2004 decreased $180,000 or 17% over the comparable period in 2003. This decrease was primarily due to entry of additional auction houses into the rare coin market and the aggressive pricing by our competitors. Both of these factors served to reduce our market share. Auction sales (hammer prices realized, which are the aggregate amount of winning bids at our auctions excluding the buyer's commission) were $9,618,000 for the six months ended December 31, 2004 as compared to $11,924,000 for the six months ended December 31, 2003.

     We believe that for our revenue to continue to grow in the future we must continue to expand and diversify our distribution channels. We have recently begun to consider, test and implement several growth strategies.

     To expand our wholesale sales efforts we began to supply a television home shopping channel with rare coins in October 2004. We will be evaluating our arrangement with this supplier through March 2005, when we will determine whether to continue this arrangement and what the parameters of the arrangement should be. In January 2005, we began to supply internet retailer Amazon.com with rare coins on a test basis and we are in negotiations to do the same with Overstock.com. Our current relationship with Amazon.com is simply to provide that company, on a nonexclusive basis, with coins to be offered for sale on its website. We pay Amazon.com a commission, which is presently 15%, on any sales it makes through this relationship. We have yet to determine the length of the test period with either Amazon.com or Overstock.com.

     Over the medium and long-term our growth strategy for wholesale type distribution channels includes hiring of additional numismatic traders, acquiring small rare coin dealers and supplying rare coins to gift and catalog retailers. We have yet to determine the associated costs of our medium and long-term growth strategies in the areas discussed above. We may extend or terminate any of these arrangements at any time.

     To expand our retail distribution channels, we began a significant upgrade of our web-site in late December 2004. This upgrade includes software tools to improve the ease of use of our internet shopping cart, enhance the presentation of items for sale, increase traffic to our web-site and improve on-line bidding and customer want-list capabilities. We estimate that the one-time cost for this upgrade will be approximately $40,000 and that annual maintenance cost associated with this upgrade will be approximately $20,000. We anticipate that the web-site upgrade will be completed in March 2005. Other growth plans include the expansion of our direct mail advertising targeting high net worth collectors who are currently buying rare coins or other fine collectibles.

     We plan to expand our auction operations to include weekly internet-only auctions through our strategic relationship with e-Bay.com. Under this relationship, we have agreed that when we conduct internet-only auctions through e-Bay.com, we will not simultaneously offer the auctioned items through any other internet-based auction. We pay e-Bay.com a commission of 5% on sales it makes, and when we auction coins in this manner we increase the charge to our customer by 5%, to offset the commission paid to e-Bay.com. These internet-only auctions will complement the seven major live auctions that we currently hold during a year. We anticipate ramping toward weekly internet-only auctions by April 2005. We would not hold an internet-only auction during the week that we held a live auction as our live auctions are simultaneously broadcast over the internet. We are considering adding an additional live auction event in the fiscal quarter ending December 2005 so that we can have two live auctions per quarter.

     Our ability to expand our wholesale, retail and auction operations is dependent in part upon the success of these strategies, which we have not yet evaluated. The implementation of these strategies may not result in increased revenues. We will seek to determine whether the expected benefits from these strategies, measured principally in terms of increased revenue, justifies the costs of implementing them. If we determine that any of these strategies is not cost-effective, we will terminate or amend the strategy. We cannot assure you that our growth plans will generate enough revenue to cover the additional operating costs associated with these growth plans.

     We also believe that over the long-term there are opportunities to expand our collateralized customer lending activities. Currently, our primary focus is to provide auction advances to our customers. However, we believe that the potential exists to provide non-auction financing for rare coins and other fine collectibles that we estimate will yield significantly higher interest rates over what we currently charge our customers.

     Our ability to expand our revenue is significantly contingent on the availability of additional permanent equity and debt financing. As indicated in our "Other Liquidity Plans" below we have plans to raise additional equity and debt, but there is no assurances the we will successful in doing so on terms and conditions that are acceptable to us.

     COST OF SALES. Cost of sales is primarily comprised of the acquisition price we pay for coins, and is dependent on our skill in identifying coins that may be offered for sale at advantageous prices, as well as the supply and demand factors at the time that we are purchasing coins. Commission income has minimal cost of sales associated with it. Cost of sales for the six months ended December 31, 2004 increased $5,135,000 or 58% to $14,003,000 or 79% of total revenue, from $8,868,000 or 80% of total revenue for the six months ended December 31, 2003. The increase in aggregate cost of sales in the current period over the comparable period in 2003 was primarily due to the increase in rare coin sales as discussed in "Total Revenue" above, rather than factors that might influence the cost of any particular item of inventory. During the two periods we had comparable success in purchasing coins at advantageous prices, which resulted in our cost of sales as a percentage of revenue remaining similar. Although the cost of sales as a percentage of total revenue may be similar from the current and comparable period from the previous year, this may result from a coincidental combination of factors that are not always consistent. These factors, which we cannot predict from period to period, include our success in buying coins that generate substantial margin, the supply of coins that our customers wish to purchase, and the level of auction sales and the percentage of commission on these sales that we earn.

     GROSS PROFIT. Gross profit for the six months ended December 31, 2004 increased $1,467,000 or 67% to $3,670,000 or 21% of total revenue from $2,203,000 or 20% of total revenue for the six months ended December 31, 2003. The increase in gross profit in the current period over the comparable period in 2003 was primarily due to the increase in rare coin sales. The gross profit as a percentage of revenue will vary from period to period due to variations in the factors discussed in "Cost of Sales" above.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses for the six months ended December 31, 2004 increased $800,000 or 30% to $3,496,000 from $2,696,000 for the six months ended December 31, 2003. These expenses represent 20% of total revenue for the six months ended December 31, 2004 as compared to 24% of total revenue for the six months ended December 31, 2003. The increase in these expenses was primarily due to the hiring of new employees to enhance our operational infrastructure as we anticipate continued growth in our revenue. Additionally, we incurred higher commission and travel costs that resulted from higher wholesale sales and increased marketing expenses in support of our retail sales efforts.

     OTHER INCOME AND EXPENSES. Other expenses for the six months ended December 31, 2004 increased $132,000 to $178,000 from $46,000 for the six months ended December 31, 2003. This increase was primarily due to: (i) The decrease in interest income of $58,000 that resulted from the decline in interest rates charged to our customers; (ii) Increases in interest expenses of $96,000 that resulted from the combination of increased use of our lines of credit to finance our own inventory and increases in rates charged to us by our lenders for the six months ended December 31, 2004 as compared to the six months ended December 31, 2003.

     PROVISION FOR INCOME TAXES. Although we reported net losses the six months ended December 31, 2004 and 2003, we incurred income taxes for state franchise and other minimum taxes totaling $1,000 and $5,000 respectively.

YEARS ENDED JUNE 30, 2004 AND 2003

     The following table sets forth the percentage of net revenue represented by each item in our statements of operations for the periods indicated:

                                               YEAR ENDED      YEAR ENDED
                                              JUNE 30, 2004   JUNE 30, 2003
                                              -------------   -------------
Net Sales                                            89.7%           88.6%
Commission Income                                    10.3%           11.4%
                                               ----------      ----------
Total Revenue                                       100.0%          100.0%
Cost of Sales                                        77.9%           78.4%
                                               ----------      ----------
Gross Profit                                         22.1%           21.6%
Selling, general and administrative expenses         19.9%           32.8%
Impairment of goodwill                                0.0%            2.9%
                                               ----------      ----------
Income (loss) from operations                         2.2%          -14.1%
Other income (expense)                               -0.3%          -3.0%
                                               ----------      ----------
Income (loss) before taxes                            1.9%          -17.1%
Income taxes                                          0.1%            0.1%
                                               ----------      ----------
Net Income (loss)                                     1.8%          -17.2%
                                               ==========      ==========

     Our net income for the year ended June 30, 2004 was $552,266 or $0.11 and $0.06 per share on a basic and fully diluted basis respectively as compared to a net loss of $3,491,003 or $1.75 per share on both a basic and fully diluted basis for the year ended June 30, 2003. The improvement in our operating results were primarily due to revenue growth resulting from the strength in the rare coin market, decreased overhead costs and lower net interest expenses.

     TOTAL REVENUE. The table below sets forth our primary sources of revenue for the periods indicated:

                                               YEAR ENDED              YEAR ENDED
                                             JUNE 30, 2004           JUNE 30, 2003
                                         ---------------------    ---------------------
     Net Sales
        Coins - Wholesale                $19,195,220        64%   $ 9,050,773        44%
        Coins - Retail                     7,344,986        25%     8,263,941        41%
        Art, collectibles & other            376,078         1%       729,112         4%
                                         -----------   -------    -----------   -------
     Total Net Sales                      26,916,284        90%    18,043,826        89%
     Commission Income                     3,081,028        10%     2,311,082        11%
                                         -----------   -------    -----------   -------
     Total Revenue                       $29,997,312       100%   $20,354,908       100%
                                         ===========   =======    ===========   =======

     We recorded total revenue of $29,997,312 for the year ended June 30, 2004, an increase of $9,642,404 or 47% over the total revenue of $20,354,908 recorded for the year ended June 30, 2003. The increase in revenue is primarily due to increased wholesale coin sales. Wholesale coin sales, which represented 64% of total revenue, increased $10,144,447 or 112% to $19,195,220. This increase was primarily due to the strong market demand which was caused, we believe, by an increase in the price of gold, low interest rates and uncertainty in the stock market, and due to our higher level of inventory available for sale, which resulted from the availability to us of new financing to purchase that inventory. Retail coin sales, which represented 25% of total revenue, decreased $918,955 or 11% to $7,344,986. This decrease was primarily due to our aggressive pricing in 2003 to generate cash from inventory that resulted in higher sales, but reduced gross margins.

     Fine art, collectibles and other sales decreased $353,034 or 48% to $376,078 during the year ended June 30, 2004. The decrease was primarily due to the completion of the liquidation of our art inventory. In November 2002, we made the decision to substantially reduce our art business segment operations and by March 2003 all operational activities had ceased with the exception of our efforts to liquidate the balance of our art inventory. The final liquidation of our art inventory occurred in October 2003. Since that date that we have had no material sales of fine art and other collectibles.

     Commission income, which represented 10% of total revenue, increased $769,946 or 33% to $3,081,028 for the year ended June 30, 2004. The increase in commission income was primarily due to the continued strength in the rare coin market and the number of rare auctions increasing to seven in fiscal 2004, as compared to six in fiscal 2003. Auction sales (hammer prices realized) were $30,032,985 for the year ended June 30, 2004 as compared to $25,023,893 for the year ended June 30, 2003.

     Our revenue and profitability during the year is subject to seasonality. Our first and third fiscal quarters have traditionally been our strongest because two well-attended auctions are normally scheduled during each of these quarters and during these quarters there are more frequent and better-attended trade shows. Our second fiscal quarter has traditionally been our weakest because we conduct only one auction event and there are fewer, less popular trade shows.

     COST OF SALES. Cost of sales is primarily comprised of the acquisition price we pay for coins, and is dependent on our skill in identifying coins that may be offered for sale at advantageous prices, as well as supply and demand factors at the time that we are purchasing coins. Cost of sales increased $7,429,890 to $23,381,949 for the year ended June 30, 2004, representing 78% of total revenue, compared to $15,952,059, for the year ended June 30, 2003, which also represented 78% of total revenue. The increase in the aggregate cost of sales was primarily due to the increased sale of rare coins as discussed in "Total Revenue" above, rather than factors that might have influenced the cost of any particular item of inventory. Thus, the increase in cost of sales in 2004 of 46% over 2003 is comparable to the net increase in total revenue in 2004 of 47% over 2003. During our 2003 and 2004 fiscal years, we had comparable success in purchasing coins at advantageous prices, which resulted in our cost of sales as a percentage of revenue remaining similar. Although cost of sales as a percentage of total revenue may be similar from year to year, this may result from a coincidental combination of factors that are not always consistent. These factors, which we cannot predict from year to year, include our success in buying coins that generate substantial margin, the supply of coins that our customers wish to purchase, and the level of auction sales and the percentage of commission on these sales that we earn.

     GROSS PROFIT. Gross profit for the year ended June 30, 2004 increased $2,212,514 or 50% to $6,615,363. This represented 22% of total revenue for the year ended June 30, 2004, as compared to $4,402,849 for the year ended June 30, 2003, which also represented 22% of total revenue for that year. The increase in the total amount of gross profit in 2004 was primarily due to the increase in our rare coin sales and increased auction commission revenue. Gross profit as a percentage of revenue will vary from period to period due to variations in the factors discussed in "Cost of Sales," above.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses decreased $716,800 or 11% to $5,958,829 for the year ended June 30, 2004 from $6,675,629 for the year ended June 30, 2003. These expenses represented 20% of total revenue for the year ended June 30, 2004 as compared to 33% of total revenue for the year ended June 30, 2003. The decrease in these expenses, both as a percentage of revenue and in the aggregate, were due in part to the effect of our operational consolidation efforts that were completed during the last half of the fiscal year ending June 30, 2003. Our operational consolidation included the elimination of our Newport Beach location, the reduction of staff as a result of our exit of the art business segment and the elimination of duplicative systems with regard to operations, accounting and sales and marketing. The cost savings from the operational consolidation were approximately $325,000, however these cost savings were offset in 2004 primarily by costs associated with increases in staff at our Beverly Hills location of approximately $190,000 and increased advertising and marketing costs of approximately $110,000. The prior year also included a $418,000 fee to be the official auctioneer at a national rare coin trade show, and two unusual bad debts totaling $330,714. There were no such costs in the current year.

     IMPAIRMENT OF GOODWILL. In July 2001, we recorded goodwill of $591,521 in connection with acquisition of our Superior Galleries Beverly Hills auction unit. Based on our annual fair value assessment to determine the impairment, if any, of goodwill, we determined that the goodwill associated with this acquisition had become fully impaired resulting in charge of $591,521 for the year ended June 30, 2003. There was no similar charge for the year ended June 30, 2004.

     OTHER INCOME AND EXPENSES. Other expenses decreased $521,494 on a net basis to $91,812 for the year ended June 30, 2004 from $613,306 for the year ended June 30, 2003. This decrease is attributable primarily to an increase in interest income of $350,789 as a result of a higher level of advances to customers, and reductions in interest rates on our outstanding debt that decreased interest expense by $137,050 for the year ended June 30, 2004 as compared to the year ended June 30, 2003. Our higher level of auction and customer advances during the year ended June 30, 2004 resulted from the availability of our $7.5 million line of credit facility provided by Stanford Financial Group Company in October 2003. Our ability to increase the level of auction and customer advances enabled us to obtain more consignments which in turn increased our commission revenue.

     PROVISION FOR INCOME TAXES. Although we recorded income for the current year, we have net operating losses ("NOL") carried forward from previous years and we have only recorded income tax expenses of $12,456 for state and other minimum taxes for the year ended June 30, 2004. We incurred a loss for the year ended June 30, 2003 and we recorded income taxes expense of $13,396 for state and other minimum taxes for that year. For federal income tax purposes, we have a NOL carryforward of approximately $9,620,000 which is available to offset future federal taxable income through 2023. For state income tax purposes, we also have a NOL carryforward of approximately $5,370,000, which is available to offset state taxable income through 2012. The use of these NOL carryforwards in future years will be limited due to past changes in our ownership, the full effect of which has yet to be calculated. In addition, NOL carryforwards for the purposes of offsetting California state taxable income have been suspended for the tax years beginning in 2002 and 2003.

LIQUIDITY AND CAPITAL RESOURCES

     At December 31, 2004, we had a working capital deficiency of $468,000. We used cash in operating activities of $350,000 for the six month period ending December 31, 2004. Given our December 31, 2004 cash balance of $286,000 and our projected operating cash requirements, we anticipate that our existing capital resources may not be adequate to satisfy our cash flow requirements through June 30, 2005. We may require additional funding. Our cash flow estimates are based upon achieving certain levels of sales and maintaining operating expenses at current levels. Should sales be less than forecast, expenses be higher than forecast or the liquidity not be available through financings of debt and/or equity, we will not have adequate resources to fund operations. We were in default under one of our lines of credit until September 30, 2003 when we renegotiated the line of credit with our lender and cured the default. We have entered into an agreement with this lender to make principal payments of $100,000 on each of January 31, February 28 and March 31, 2005, together with accrued interest, with the remaining balance being due January 31, 2006. We do not expect future fixed obligations through June 30, 2005 to be paid by cash generated from operating activities. We intend to pursue the following options, among others, to provide cash to satisfy fixed obligations: (i) additional debt/equity financings; (ii) extending vendor payments; (iii) an expanded line of credit with Stanford Financial Group Company, and (iv) liquidation of inventory. We cannot assure you, though, that any of these financing alternatives will be available to us. If we are unable to satisfy our fixed obligations as they become due, our creditors will be entitled to take legal action against us. If they do, our business could be materially harmed.

     OPERATING ACTIVITIES. Cash decreased $160,000 for the six months ended December 31, 2004 to $286,000 from $446,000 at June 30, 2004. Cash used in our operating activities totaled $350,000 resulting primarily from increases in inventories of $654,000 and decreases in accounts payable of $3,401,000 that were offset by repayments of auction and customer advances of $1,948,000 and decreases in accounts receivable of $1,735,000

     For the year ended June 30, 2004, cash decreased $242,342 to $446,530 from $688,872 at June 30, 2003. Cash used in our operating activities during the year totaled $6,237,294, resulting primarily from increases in our accounts receivable, inventories, and auction and customer advances of $887,167, $3,609,158 and $2,906,538 respectively and were partially offset by our net income of $552,266 and an increase in our accounts payable of $422,671. The increases in receivable, inventories, and auction and customer advances are primarily the result the significant increases in total revenues as compared to the previous year.

     We will continue to strive to gain operating efficiencies by turning our inventory more quickly and monitoring the amount of inventory that we carry, although there is no assurance we will achieve these efficiencies.

     INVESTING ACTIVITIES. Cash used in investing activities for the six months ended December 31, 2004 was $60,000 consisting of purchases of property and equipment. For the year ended June 30, 2004 cash used in investing activities was $45,583 consisting of purchases of property and equipment of $55,757 and offset by $10,174 in proceeds on the sale of property and equipment.

     FINANCING ACTIVITIES. Until the quarter ending March 31, 2004, we had incurred losses since July 1999 and have financed these losses through short-term and long-term borrowings, by issuing shares in various private placement transactions and by liquidating assets. Cash provided by financing activities totaled $250,000 for the six months ended December 31, 2004 reflected by the following transactions:

     FINANCING ACTIVITIES - DEBT. On October 17, 2000 we entered into a long-term loan agreement, secured by a delivery van, payable in 60 monthly installments of $457 each consisting of principal and interest at an annual interest rate of 5.9%. The loan was repaid in full on December 16, 2003. During the year ended June 30, 2004, the note was reduced by $7,008.

     On July 6, 2001, we executed a note payable for the acquisition of the assets of SGBH, secured by the assets acquired, and guaranteed by our CEO. The loan provided for periodic payments through January 2002. We failed to pay the loan in full at that date but continued to make loan payments through July 2002. In October 2002 we renegotiated the payment terms by increasing the note balance by $49,110 to cover unpaid interest and establishing a new interest rate of 4.5% over the prime lending rate, to be paid in biweekly installments over one year. On November 1, 2002 we made a lump-sum payment of $179,350 and renegotiated the terms of payment for the balance due with the creditor. This note required ten principal and interest installments of $19,133 each, beginning on December 1, 2002, with interest at the rate of 12% per annum. The note payable was repaid in full on September 1, 2003. During the year ended June 30, 2004, the note was reduced by $56,832.

     On April 10, 2002 we executed a subordinated note payable to our CEO bearing interest at 9% per annum with quarterly installment payments of $150,000 plus interest. No principal payments had been made through February 2003. On February 14, 2003, the terms of the note were modified to provide for repayment of principal in the amount of $50,000 per quarter commencing on September 30, 2003 and for interest to be paid monthly. The payments that were due March 31, 2004 and June 30, 2004, were deferred by verbal agreement with our CEO to September 30, 2004. As of December 31, 2004 and June 30, 2004 the outstanding balance was $850,000 and $900,000, respectively, and all interest payments were paid to date on each of these dates and continue to be paid current on a monthly basis. The principal repayments that were due on December 31, 2004, September 30, 2004 and June 30, 2004 were not paid when due, but our CEO has agreed to further extend the due dates for these payments to March 31, 2005. During the six months ended December 31, 2004, we made principal repayments of $50,000. If we desire to obtain a further extension of the deferred portion of this loan in March 2005, but our CEO is unwilling to provide such an extension, we will be required to liquidate sufficient inventory to make this payment During the year ended June 30, 2004, the note was reduced by $100,000.

     On July 9, 2002 and July 26, 2002 we entered into temporary working capital loan agreements with a private lender ("Lender") in the amounts of $1,500,000 and $1,000,000 respectively. These loans bore interest at the prime lending rate plus 7% per annum, were secured by our inventory and a personal guarantee of our CEO and were due to be repaid in 60 days. On August 8, 2002 we converted the two loans from the Lender into a line of credit (the "Private LOC") with the Lender by executing a Secured Revolving Line of Credit Agreement. The Private LOC bore interest at the prime lending rate plus 7% per annum, was due on September 9, 2002, and was secured by substantially all the assets of the Company and a personal guarantee of our CEO. The Private LOC provides for interest payments to be made in cash, inventory or restricted common shares of the Company at the sole discretion of the Lender. On September 16, 2002 the Private LOC was amended to extend the due date to October 15, 2002. In November 2002 the Lender died and the Private LOC became an asset of the Estate of the Lender ("Lender Estate"). On September 30, 2003, we executed a Renewal and Modification Agreement that amended the Private LOC. In exchange for payment of $230,000 representing interest in arrears through September 30, 2003, the Lender Estate agreed to reduce the interest rate to 6% effective October 1, 2003, release its priority lien position on all of our accounts receivable and to consider the default cured at that time. The amendment also required monthly interest payments that began on November 1, 2003 and included a provision that the Private LOC was callable with five days notice. Effective as of December 15, 2004 we entered into an amendment with the Lender Estate, in which we agreed to make principal payments of $100,000 on or before each of January 31, February 28 and March 31, 2005, and the Lender Estate agreed that the remaining principal balance would become due and payable on January 31, 2006. Accrued interest continues to be payable on a monthly basis. As of December 31, 2004 and June 30, 2004 the outstanding balance was $2,500,000, and all interest payments were paid to date. No payments were made to reduce the principal balance of the Private LOC during the three month period ended December 31, 2004 and the year ended June 30, 2004.

     On December 10, 2002 and December 13, 2002, our CEO advanced us $289,970 and $70,000 respectively for working capital purposes. We executed two unsecured promissory notes both payable on demand and bearing interest at the rate of 12% per annum. On October 23, 2003, we reduced our unsecured notes payable to our CEO by $350,000 as a result of his purchase of our art inventory for $350,000 (see "Other Liquidity Plans," below). On February 4, 2004 the remaining balance of the unsecured notes payable to our CEO of $9,970 was repaid. During the year ended June 30, 2004 the notes payable were reduced by $359,970.

     On February 21, 2003, we entered into an auction line of credit agreement ("Auction LOC") with a private lender whereby the lender would advance funds to us for the sole purpose of providing auction advances to our consignment customers. The maximum limit of the Auction LOC was $2,000,000 and it bore interest at a rate of 10% per annum. The Auction LOC was secured by the collateralization of inventory consigned by our auction advance customers and the assignment of the auction advance agreements to the private lender. The lender had the right to terminate this arrangement at any time. In September 2003, the private lender agreed to temporarily increase the Auction LOC maximum limit to $2,800,000. On October 28, 2003 the Auction LOC was repaid in full and the lender and Superior mutually agreed to terminate the agreement.

     On October 13, 2003, we executed a Commercial Loan and Security Agreement ("Commercial LOC") with Stanford Financial Group Company, an affiliate of a principal stockholder, Stanford Venture Capital Holdings, Inc., to provide us with a $7.5 million line of credit for purposes of financing our inventory, auction advances and inventory loans to other rare coin dealers and collectors. The Commercial LOC bears interest at the prime-lending rate (5.25% at December 31, 2004), is secured by substantially all of our assets and matures on October 1, 2005. As of December 31, 2004 the outstanding Commercial LOC balance was $6,250,000. The net principal repayments against the Commercial LOC during the six months ended December 31, 2004 was $350,000. As of June 30, 2004 the outstanding Commercial LOC balance was $6,600,000, and this balance reflected the net borrowing against the Commercial LOC for the year ended June 30, 2004.

     During October 2004, we executed three demand notes payable with a private lender totaling $650,000 for the purpose of financing inventory. These notes payable bear interest at 10% per annum secured by specific inventory. Interest is payable monthly. As of December 31, 2004, the outstanding balance was $650,000.

     Since the Private LOC and Commercial LOC are secured by substantially all of our assets, if we default in the performance of our obligations under either of these loans the lender could foreclose its security interest, which could lead to a termination of our business or require us to file a bankruptcy petition.

     We are currently in compliance with all of the financial covenants contained in our credit agreements. While we are in default of the redemption requirements of our Series A Preferred Stock, this default has not affected our liquidity, as there are no cross default provisions in our outstanding debt instruments that are tied to such a default. Our future liquidity, however, will be reduced by the amount that we are required to pay in order to redeem our Series A Preferred Stock, once we are legally permitted to do so. See Note 11 of Notes to Financial Statements at June 30, 2004.

     FINANCING ACTIVITIES - EQUITY. In April 2002 we raised $3,000,000 through the private placement of our Series B Preferred Stock to Stanford and our CEO, Silvano DiGenova. In February 2003 we raised an additional $2,000,000 through the private placement of our Series D Preferred Stock to Stanford, and our CEO converted his Series C Preferred Stock, which were equity securities that carry redemption obligations similar to debt, into $700,000 of our common stock at $1.20 per common share, which was the equivalent conversion price of the Series D Preferred Stock. We have invested the net proceeds from each private placement in our current operations and to reduce debt. However, this equity capital may be insufficient to permit us to execute our operating plan.

     OTHER LIQUIDITY PLANS. In November 2002, we began to reduce our operations focused on the art segment of our business. Our initial plans included using both our own and third party auction houses and Internet sites to sell our inventory. From July 1, 2002 through June 30, 2003, we sold approximately $700,000 of our art inventory while still maintaining modest gross margins on these sales. In February 2003, in addition to our exit from the art business segment, we began to consolidate all our operations into our Beverly Hills, California location. This operational consolidation allowed us to reduce overhead costs by eliminating duplicative operational and administrative expenses. In June 2003, we determined that our initial liquidation plans were no longer effective and we decided to solicit offers from other art dealers and collectors for them to purchase the balance of the art inventory owned by us. In June 2003, based on our continued assessment of recoverability of the art inventory including our evaluation of the current art market and informal offers from other art dealers, we established a reserve to $665,000 or approximately 65% of our carrying cost. On October 23, 2003, our Board of Directors, after reviewing other bids to purchase our art inventory, approved the sale of the art inventory to our CEO for $350,000. This amount represented the highest bid that we received. With this transaction, we completed our exit from the art business segment. However, at some future date, we may resume our activities, on a limited basis, as a consignment auctioneer in some areas of the art business segment.

     While we have completed our cost reduction plans and have plans to secure additional financing and/or to raise additional capital, we cannot assure you that we will be successful in completing these critical tasks. If we are unable to successfully complete these critical tasks, we may be forced to significantly and materially reduce our operations and/or liquidate inventory at amounts below current carrying value to generate the necessary working capital to fund any ongoing operations.

CAPITAL EXPENDITURES

     The Company did not incur any material capital expenditures for property and equipment during the six months ended December 31, 2004 or the year ended June 30, 2004 and does not have any plans for material capital expenditures through the current fiscal year ending June 30, 2005.

     Pursuant to a lease agreement executed on August 6, 2002, we extended our lease on our corporate headquarters and primary gallery located in Beverly Hills, California. The monthly base rent is $17,193 and the lease will expire on September 30, 2007.

     The following table outlines payments due under our significant contractual obligations over the next four years, exclusive of interest:

                                                               PAYMENT DUE BY PERIOD
                                                               ---------------------
CONTRACT OBLIGATIONS                                    LESS THAN    LESS THAN     LESS THAN
AT JUNE 30, 2004(1)                         TOTAL        1 YEAR       2 YEARS       3 YEARS    AFTER 3 YEARS
------------------------------------------------------------------------------------------------------------
Short Term Debt(2)                      $ 9,100,000   $ 9,100,000   $        --   $        --   $        --
Long Term Debt(3)                         1,587,500       643,750       475,000       268,750       200,000
Operating Leases                            765,981       261,135       224,376       224,376        56,094
                                        -----------   -----------   -----------   -----------   -----------
Total Contractual Cash Obligations      $11,453,481   $10,004,885   $   699,376   $   493,126   $   256,094
                                        ===========   ===========   ===========   ===========   ===========

----------

(1) The above table outlines our obligations as of June 30, 2004 and does not reflect any changes in our obligations that have occurred after that date.
(2) Short term debt is comprised of (a) a line of credit from a private lender with a balance of $2.5 million bearing interest at 6% per annum and (b) a line of credit from our affiliate, Stanford Financial Group Company, that at June 30, 2004 had a principal balance of $6.6 million and was bearing interest at the prime rate. We are unable to predict the future amount of interest payments as the line of credit from Stanford Financial Group Company will fluctuate during the year depending on our usage.
(3) Long-term debt consists of (a) a note payable to our Chief Executive Officer in the amount of $900,000 at June 30, 2004, bearing interest at 9% per annum, and (b) the balance due on the redemption of our Series A stock in the amount of $687,500 bearing interest at 9% per annum. The maximum interest payable in our fiscal year ending June 30, 2005 on this debt is $142,875, and the actual amount that will be payable will depend on whether any principal reductions are made to this debt.

(4) The foregoing amounts do not contain any amounts pertaining to our obligations under our Guarantied Liquidity and Buy-Back at Grade Warranty. Under this warranty, we agree with our customers to repurchase coins we sell to them at a price that we determine is the wholesale market price of the coins. This warranty has not historically been exercised in any material amount, largely due to the fact that the repurchase price will normally be less than the price paid by the customer for the coin.

                                    BUSINESS

COMPANY OVERVIEW

     Our principal line of business is the sale of rare coins on a retail, wholesale, and auction basis. Our retail and wholesale operations are conducted in virtually every state in the United States. We also provide auction services for customers seeking to sell their own coins. We market our services nationwide through broadcasting and print media and independent sales agents, as well as on the Internet through third party websites such as eBay and through our own website at sgbh.com. Our headquarters are in Beverly Hills, California.

     We were originally organized as a Nevada corporation in 1995. On June 30, 2003, our stockholders approved and we completed a reincorporation of our company in the State of Delaware and changed our corporate name from Tangible Asset Galleries, Inc. ("Tangible") to Superior Galleries, Inc. ("Superior"). These changes were effective at the close of business on June 30, 2003.

HISTORY OF THE COMPANY

     Tangible Investments of America, Inc. ("TIA") our predecessor, was originally founded by our current chief executive officer ("CEO"), Silvano DiGenova, in 1977 when Mr. DiGenova first exhibited his coins at a national coin dealer's convention. That same year, Mr. DiGenova first became involved in other collectibles such as fine arts and antiques. Mr. DiGenova has collected rare coins since 1971 (when he was nine years old). While attending the Wharton School of Business in the early 1980s, Mr. DiGenova continued to develop TIA, and in May 1984, prior to graduating, Mr. DiGenova took a leave of absence from Wharton and incorporated TIA in Pennsylvania.

     In 1991, Mr. DiGenova relocated TIA to Laguna Beach, California and continued to develop its rare coin, fine art and collectibles retail and wholesale business, continuing to expand on a national level. We acquired TIA on April 28, 1999 through a reverse-merger acquisition.

     In December 1999, we acquired all of the outstanding common shares of Gehringer and Kellar, Inc. d.b.a. Keystone Coin & Stamp Exchange, or Keystone. Keystone is a wholesaler, retailer and auctioneer of rare coins located in Allentown, Pennsylvania. We transferred the operations of this company to certain members of its management in November 2001 and completed the sale of the assets of this company in February 2002. In June 2001, we acquired all of the outstanding common shares of HotelInteractive, Inc., or HI, an Internet-based publisher of news and information. In February 2002, we sold this company to a corporation controlled by Mr. Richard Viola, who was serving as a director on our board at that time.

     In November 2002, we began to reduce our operations that were focused on the fine art, jewelry and collectibles ("Art") segment of our business. By March 2003, with the exception of activities specifically related to the liquidation of our remaining art inventory, all Art business segment operations had ceased. We completed the liquidation of our art inventory in October 2003. We may, at some future date and on a limited basis, re-enter some of the Art business segment as a consignment auctioneer.

BACKGROUND OF THE COIN AND COLLECTIBLES INDUSTRY

     Throughout history, coins have been widely regarded as a store of value, particularly those struck in precious metals. Over the past 300 years, coin collecting for enjoyment and profit has gained increasing prominence. The coin industry has been active in trading since the 17th century. Today, coins and collectibles are bought and sold throughout the world in galleries, shops, stores, auctions and on the Internet at fixed prices.

     According to experts in the field, it is difficult to determine the total annual sales volume of the coin and collectibles business. One of the two largest auctioneers in the world in the coin and collectibles markets reported annual auction and related revenue from the sale of art and collectibles of $309 million for the year ended December 31, 2003. With specific regard to coins, the U.S. Mint, in its 2003 annual report for the year ending September 30, 2003, reported that there are over 130 million people collecting the new quarter dollar coins from the 50 State Quarters(TM) program developed by the Mint. This program was designed to increase coin collecting and the number of collectors by minting five new designs annually of the quarter dollar with each design featuring one each of the 50 states over a ten year period from 1998 through 2008. In addition, the U.S. Mint reported non-bullion numismatic revenue of $235 million in its 2003 annual report.

     Typically, the coins that we buy and sell were originally manufactured in the late 1700's to mid-1900's. Many of the items that we sell are one-of-a-kind, or are one of few on the market at any time. We believe that coin buyers generally start with a modest purchase amount and increase the size of their transactions and the rarity of the items that they purchase as they gain experience as a buyer in the market.

COIN GRADING AND TRADING SYSTEMS

     Determining the market value of a given coin plays a vital role in buying and selling rare coins. Rare coins are graded on a numerical scale from 0 to 70. Zero represents the basal state (or lowest condition or state of preservation) and 70 represents an uncirculated (or mint state) specimen that is perfect in condition or state of preservation in every aspect. As a result of this numerical scale relating to condition or quality, there is a correlation to value in that the higher its numerical grade, the more valuable a coin is to collectors or dealers. A one point difference, not even discernible to a layman's eye, can result in a difference in value of thousands of dollars. Therefore, consistent grading according to a standard universally accepted by the marketplace is very important. In 1986, the first uniform grading system was implemented by the Professional Coin Grading Service, or the PCGS. Silvano DiGenova, our chief executive officer, was a co-founder of the PCGS and assisted in the development of the grading system used by the PCGS. Mr. DiGenova sold his interest in the PCGS in 1987 and, since that time, has not been affiliated with the PCGS, except as a customer of its services. A year after the PCGS was founded, the Numismatic Guaranty Corporation, or the NGC, was formed. Mr. DiGenova is not affiliated with NGC except as a customer of its services.

     These two firms established a uniform coin-grading standard, which has gained almost universal acceptance throughout the world. Once a coin has been graded and certified, both firms encapsulate the coin in tamper-proof acrylic holders and register them by number, grade, date and mintmark. If applicable, they identify variety and pedigree as well. Rare coins graded and certified by either one of these services can then be traded with confidence. The advent of certified grading has led to the formation of the Certified Coin Exchange, or the CCE, which is a nationwide computerized trading network for rare coins. The CCE is also the number one source of instantaneous price information. Coins can be bought and sold sight unseen because of the certification and confidence instilled in the market place by the CCE, the PCGS and the NGC. Mr. DiGenova was a founder and board member of the CCE, and assisted in the organization of the association. Mr. DiGenova sold his interests in the CCE in the late 1980s and has not been affiliated with that entity since that time except as a user of its services.

RETAIL AND WHOLESALE SALES

     We sell rare coins on a wholesale and retail basis. On a wholesale basis, our contacts include approximately 5,000 rare coin dealers across the country who we contact through telephone, email, fax, electronic exchanges and in person at the approximately 30 shows or expositions annually. Wholesale transactions are usually completed with recognized dealers in the trade and are often for immediate payment or with approved credit relationships, by payment within 30 days from the date of sale. Retail transactions typically do not involve the extension of any credit terms and payment is made at the time of sale.

     Our CEO, in consultation with senior management team members, approves trade credit. In wholesale transactions, selling prices for rare coins are determined by the marketplace and usually individually negotiated with the buyer. There are several printed pricing guides, some published weekly, which provide pricing indications as well as the CCE, a real-time exchange with bids and asks on many of the coins in the market. Often, a wholesale customer is buying rare coins from us because the wholesale customer has another customer, whether wholesale or retail, already identified. Wholesale sales prices for rare coins are determined primarily by the grade of the coins and are often influenced by non-market factors such as the purchasing or selling dealer's liquidity, the relative desire or need for the specific rare coin, the length of time the selling dealer has held the rare coins and other factors. We have an inventory turnover of four to five times per year.

     When selling rare coins on a retail basis, we utilize direct mail, telephone, fax, email and Internet-based retail and auctions, both private and public, as channels of distribution. We maintain a database of over 30,000 potential customers for rare coins who are solicited regularly through these channels. We currently maintain our website, www.sgbh.com, to offer rare coins both at retail and at private auction. We have ongoing campaigns on eBay, a third party website, to sell rare coins at its Internet public auction site. At retail, we typically sell for immediate payment, holding the rare coins until good funds are received. In a few instances, on large purchases, we will consider financing a sale for a retail buyer. In these situations, we will hold the rare coins as collateral. In retail transactions, the market determines sale prices for rare coins and there are several pricing guides available to the retail buyer including monthly and weekly publications and auction prices realized. The price to be paid by a retail buyer for a rare coin is primarily based on the coin's condition and rarity as determined by its grade but is also influenced by the buyer's desire for the particular rare coin, the time it has taken to find a suitable example for the buyer's collection, the relative rarity of the coin to others held by the buyer and other factors. In retail transactions, we principally sell rare coins that have been certified for authenticity and quality by an independent recognized authority.

ACQUISITION OF INVENTORY

     We acquire inventory of rare coins at wholesale through other dealers in the trade, retail customers, trusts or estates desiring to sell their holdings or by auction. We are not dependent on any major suppliers. During the year ended June 30, 2004, no supplier provided more than 10% of our aggregate purchases of coins. When purchasing from other dealers in the trade, we are typically offered 15 days to pay the net invoice amount. Purchases from retail customers, trusts and estates or at auction by an independent auction company require immediate payment upon taking title and possession of the property. On occasion, we may trade items from our inventory to either a dealer or a retail customer in exchange for property from the dealer or retail customer. When buying inventory from a dealer, the majority of these purchases are completed at shows and expositions around the country, although a significant volume is transacted over the telephone. Purchasing at auction is another major source of inventory in rare coins. Purchase prices are negotiated by our buyers with dealers in the trade and with the retail customers, trusts and estates. When buying at auction, our buyers compete with other buyers in determining the final bid for any given lot of property.

AUCTION OPERATIONS

     On July 6, 2001, we acquired substantially all of the assets of Superior Galleries, Inc., a California corporation, a company that was an auctioneer of rare coins and collectibles located in Beverly Hills, California ("SGBH," which is not the same legal entity as Superior), for cash and a note. Through June 30, 2003 we were operating this business as a subsidiary under the name Superior Galleries Beverly Hills, Inc. although the seller retained certain rights to the Superior Galleries name in the stamp and space memorabilia markets for a period of two years from the date of the acquisition. As a result, we were restricted until July 6, 2003 from doing business in either the rare stamp or space memorabilia markets under this name for such period. Effective July 1, 2003, the auction operations of SGBH were combined with the remainder of our operations.

     Superior, as an auctioneer of rare coins and collectibles, has a history dating back to 1929 with sales primarily in the rare coin and rare stamp markets. With our long time location in Beverly Hills, our customers and clients include many well-recognized names in the entertainment and sports fields.

     We solicit and accept consignments of rare coins from individuals, dealers and trusts and estates and charge a seller's commission along with a buyer's premium on each lot sold. The combination of the seller's commission and the buyer's premium on each lot equals approximately 5%-25% but averages approximately 10%.

     We market our services by advertising in trade journals, direct mail and telemarketing and through attendance at major shows and exhibitions and by personal visits. Each consignment of goods is evidenced by a contract signed by both the consignor and Superior. In some instances, we may loan the consignor funds in an amount up to approximately 60% of the expected prices realized from the sale of the property in the consignment. The consignor loan amount maximums are determined by a loan-to-value ratio based on our estimate of the wholesale liquidation value in the event the consigned items do not sell at auction. In this event, the consignor also executes a note and security agreement evidencing the debt and providing a security interest to us in the consigned items. The proceeds from the sale of the property are used to repay the loan amount and the excess funds are paid to the consignor. Upon receipt of the consigned goods, we record the receipt on our records and then catalog and photograph the items, storing the information in digital format.

     Auction sale dates are established approximately one year in advance. As deadlines for each auction date approaches, we organize all of the digitized information into a catalog of goods with photographs and subcontract the printing and mailing of the catalog to be sent to our mailing list of buyers. In addition, we load the digitized catalog on our web-site and into software managed by Internet seller eBay, so that bidders on the Internet worldwide may also leave absentee bids to be executed by us at the live auction. Our web-site with its live auction capabilities and eBay's software also allows for Internet bidders to bid competitively with the live auction in real time in competition with the bidders present at the auction site.

     Generally, the purchase price from the sale of rare coins is due upon the completion of the auction, although we maintain credit relationships with certain dealers in the trade and offer payment terms of 30 days to those selected dealers. A contract with a consignor requires payment to the consignor, less any loan amounts, accrued interest and commissions, to be made within 45 days of the sale date.

COMPETITION

     The business of selling rare coins is highly competitive. Methods of competition include pricing coins at levels that are lower than the published prices of our competitors, charging reduced auction commissions to sellers, increasing advertising and expanding Internet presence, and providing more personalized service. We compete with a number of smaller, comparably sized, and larger firms throughout the United States. These include: Heritage Rare Coin Galleries, a large scale coin dealer and auctioneer; National Gold Exchange, a large coin and bullion dealer; Spectrum, a large scale coin dealer and auctioneer and a subsidiary of Greg Manning Auctions, Inc., a publicly traded company; American Numismatic Rarities, a comparably-sized coin auction company; U.S. Coins, a medium-sized coin dealer; and other companies. These competitors are generally larger and better capitalized than we are. However, we believe that we are able to compete with these competitors in part because of the reputation of our Chief Executive Officer, Silvano DiGenova, who has twenty-five years of experience in the rare coin industry. We cannot assure you, though, that we can continue to compete successfully with other established companies.

REGULATION

     The rare coin markets are not currently subject to direct federal, state or local regulation. However, the Federal Trade Commission, or FTC, and many state attorneys general have shown an interest in regulating the sales of rare coins and other tangible assets as investments. The State of New York has determined that under certain circumstances, rare coins may be treated as securities under state law, thereby requiring rare coin dealers to register as broker-dealers and permitting investors all legal and equitable remedies otherwise available to buyers of securities. We rely upon a 1998 U.S. Federal Court ruling that the ordinary retail sale of rare coins to investors does not constitute the sale of a security under the federal securities laws, and we believe that our operations are not subject to regulation as involving the sale of securities. There is no assurance, however, that at some time in the future, the sale of rare coins will not be subject to increased regulation, and that our business will not be materially adversely affected by such regulation. Any increased regulation of our business could increase our costs of operation or require us to change our business practices, either of which could have a material and adverse impact on our business. For example, if we were required to become registered as broker-dealers under federal or state securities laws, we would have to hire additional staff and expend additional amounts in insuring compliance with the regulations governing broker-dealers. The imposition of these additional regulations would likely require us to hire additional compliance staff and to expend resources in establishing and maintaining systems to insure our compliance with these rules.

     Over the past 15 years, the FTC has filed suits against numerous rare coin dealers alleging that the dealers' representations about coins were false or misleading or that the dealers' retail markups were so high that their representations about investment risk and appreciation potential became misleading or untrue. These cases have not, however, created any clear rules by which dealers such as us can assure themselves of compliance. On January 1, 1996, the FTC's Telemarketing Sales Rule, authorized by the 1994 Telemarketing and Consumer Fraud and Abuse Prevention Act, took effect. "Telemarketing" is defined as any plan, program, or campaign that is conducted to induce payment for goods and services by use of more than one interstate telephone call. This rule applies to all sales of "investment opportunities," which are defined by whether the seller's marketing materials generally promote items on the basis of representations about "income, profit, or appreciation." We believe that all of our retail sales are covered by this rule, even those to collectors.

     The Telemarketing Sales Rule requires us to inform customers of the following before accepting payment: the number of items being sold, the purchase price, and our refund/exchange/buyback policy. The rule also prohibits us from misrepresenting the "risk, liquidity, earnings potential, and profitability" of the items that we sell. This in itself did not materially change prior law. However, during debates on the Telemarketing Sales Rule in 1995, FTC staff attorneys tried to impose additional specific requirements that dealers in "tangible assets" disclose to retail customers their actual cost for the items they sell, and also disclose "all material facts" about their goods before accepting any money from the customer. This would have required us to disclose our actual margins to our retail customers, as well as impose on us the burden of determining what facts were material to the purchase of coins or other collectibles. Although the FTC ultimately removed these additional requirements from the final version of the rule, the behavior of the FTC staff has demonstrated its particular concern for telemarketing of coins as investments. We cannot assure you that the FTC will not amend the rule in the future to impose these or other additional regulations, or that individual states will not impose such regulations. If the FTC or any state agency proposed additional regulations relating to the telemarketing of coins, we could be required to expend additional funds in order to hire staff and provide training. The expense of complying with these requirements would likely reduce our profitability.

     In addition, many investors favor rare coins because they can be bought, owned and sold privately, i.e., without registering with or notifying any government agency. However, the Internal Revenue Service now requires dealers such as us to report all sales of coins in which more than $10,000 in cash or a cash-like instrument is used as payment. The private nature of rare coin ownership has occasionally resulted in rare coins being purchased by taxpayers for the purpose of concealing unreported income, or used to "launder" income derived from unlawful activities. This has caused local authorities to consider imposing registration and/or reporting requirements upon rare coin dealers, although we believe that the only such regulation enacted to date (in the City of Chicago) has not been enforced against full-time dealers in rare coins. We cannot assure you that additional regulations will not be imposed upon us in the future, and that our business will not be harmed as a result.

TAXATION OF MAIL ORDER SALES

     We do not collect California sales tax on mail order sales to out-of-state customers, because interstate sales generally are tax-exempt. Nor do we collect use tax on our interstate mail order sales. Most states impose a use tax on "retailer(s) engaged in business in this state" on sales of "tangible personal property for storage, use, or other consumption in this state." Use tax is usually set at the same rate as sales tax, and its purpose is to equalize the tax affects on local retailers who pay sales tax and out-of-state mail order companies who do not. Some states exempt rare coin sales over $1,000 from sales or use tax, but most do not. Although the United States Constitution restricts the right of states to tax interstate commerce, states can assess use tax on any transaction where the out-of-state mail order firm is deemed to be "engaged in business" in the state. A retailer which has a "nexus" with the state, i.e., any physical presence in the state, regardless of whether the sales themselves arise from that local presence, is deemed to be "engaged in business" in the state. "Nexus" includes attending conventions, although at least one state (California) provides a seven-day "safe harbor" for out-of-state dealers attending conventions and whose sales are less than a certain dollar threshold. It also would include attending auctions or making buying or selling trips. On that basis, we may be deemed to have "nexus" in many states.

     Payment of use tax is the buyer's obligation, but states require retailers engaged in business in that state to collect the tax on sales to customers in that state and remit it to the state along with a use tax return. There is no statute of limitations for use tax if the dealer has filed no returns. To date, we have not been assessed for use tax by the taxing authority of any other state for sales to customers in that state claiming that we are engaged in business in that state and therefore required to collect and remit the tax, nor have we received any inquiry indicating that we were being audited for the purposes of such an assessment. However, there is no assurance that we will not be audited by state taxing authorities and be assessed for unpaid use taxes (plus interest and penalties) for a period of many years.

     In addition to use tax, many states impose income and franchise taxes on out-of-state companies that derive net income from business with their residents. For example, California applies an income-based franchise tax to out-of-state corporations operating in California for the privilege of using the corporate form. The maximum California corporate tax rate is approximately 9%, with a minimum tax of $800 per year. Income derived outside of California is not taxed, and in-state income of taxpayers liable for tax in more than one state is calculated using a formula contained in the Uniform Division of Income for Taxation Purposes Act, a statute in effect in about one-half of the states. As with use tax, nexus principles apply, and the U.S. Supreme Court requires "a minimal connection between the interstate activities and the taxing state, and a rational relationship between the income attributed to the State and the intrastate values of the enterprise."

     Assuming the existence of nexus, we could be subject to income-based taxes in each of the states in which we have had a physical presence at conventions, auctions or otherwise. The only exceptions would be in states where we are protected by a federal law, 15 U.S.C. ss. 381, which immunizes companies from state income taxes if the company's only business activities in the taxing state consists of "solicitation of orders for interstate sales." There is no statute of limitations for income or franchise tax if the dealer has filed no return. To date, we have not been assessed for income tax or franchise tax by the taxing authority of any other state, nor have we received any inquiry indicating that we were being audited for purposes of such an assessment. However, we cannot assure you that we will not be audited by state taxing authorities and be assessed for unpaid income or franchise taxes (plus interest and penalties) for a period of many years.

CUSTOMERS/DEPENDENCE ON KEY CUSTOMERS

     We generally sell to a large variety of individual retail purchasers as well as several wholesale purchasers throughout the nation and world. During the fiscal year ended June 30, 2004, none of our customers accounted for more than 10% of our sales.

NUMBER OF EMPLOYEES

     As of April 4, 2005, we co-employed or obtained contract services from 33 persons, of which 32 were full-time co-employees. Our co-employment relationship is with Administaff, as a professional employer organization. We believe that our future success depends in part upon our ability to recruit and retain qualified numismatists, marketing and other personnel. We consider our relations with our employees to be good. None of our employees is represented by a labor union.

FACILITIES

     Our principal offices are located at 9478 West Olympic Boulevard, Beverly Hills, California. We believe that our facilities are adequate for our needs for the near future.

LEGAL MATTERS

     From time to time, we may be involved in various claims, lawsuits, disputes with third parties, actions involving allegations of discrimination, or breach of contract actions incidental to the operation of our business. However, we are not currently involved in any litigation which we believe could have a materially adverse effect on our financial condition or results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Our directors and executive officers are as follows:

NAME                  AGE     POSITION
----                  ---     --------

Silvano DiGenova      43      Chairman of the Board, Chief Executive Officer
                              and Director

J. Michael Wolfe      46      Chief Operating Officer and Executive Vice
                              President

Paul Biberkraut       44      Chief Financial Officer, Executive Vice President,
                              Secretary and Director

Lee Ittner            42      Director

David Rector          57      Director1

James Gollihugh       57      Director2

----------

(1)  Chairman of Compensation Committee.

(2)  Chairman of Audit Committee.

     SILVANO DIGENOVA is our chairman of the board, chief executive officer and a director. He has served in these positions since the time our corporate predecessor was formed in 1984. Mr. DiGenova has also served as our acting chief financial officer from September 2002 through December 2002. Mr. DiGenova founded TIA, which would later become our company, in 1977. Mr. DiGenova has extensive experience in the numismatic and fine arts fields. In 1986, Mr. DiGenova helped form the Professional Coin Grading Service, the first widely accepted uniform grading system for rare coins. Mr. DiGenova attended the Wharton School of Business at the University of Pennsylvania for four years. However, Mr. DiGenova left Wharton in his fourth year to develop TIA, our predecessor, and did not obtain a degree from Wharton.

     J. MICHAEL WOLFE is our chief operating officer and executive vice president. Mr. Wolfe has served in this role since July 2004. Mr. Wolfe has over twenty years of experience in management roles in sales and marketing, operations and executive management. Prior to joining our company, Mr. Wolfe was a principal in a privately-held direct marketing start-up company, AdHome Direct, LLC, from April 2002 to June 2004. Mr. Wolfe was the president and chief operating officer from 1992 to 2000 and chief executive officer from 2000 to 2002 of Concepts Direct, Inc., a publicly traded company specializing in catalog and Internet retailing.

     PAUL BIBERKRAUT is our chief financial officer, executive vice president, secretary and a director. Mr. Biberkraut has served in this role since December 2002 and previously was our chief financial officer and vice president of finance from October 1999 to December 2000. Mr. Biberkraut has over fifteen years of experience in management roles with varying levels of responsibilities for finance, accounting, information technology, operations and human resources. Prior to returning to our company Mr. Biberkraut was a senior finance manager for information technology at PacifiCare Health Systems, Inc., a health care insurance company, from December 2000 to November 2002 and was the corporate controller of Quality Systems, Inc., a medical software developer, from November 1997 to June 1999. Mr. Biberkraut also served as the chairman of the audit committee for an Orange County, California based credit union from 1997 to 1999 and had served as a board member, treasurer and president of an Orange County, California based not-for-profit social service agency from 1989 to 1998.

     LEE ITTNER is one of our directors. Mr. Ittner has served in the role since May 2003. Mr. Ittner is currently the Vice President for Latin America for Kyocera Wireless Corp., a position he has held since 2001. From 1989 to 2001, Mr. Ittner held positions up to and including Senior Vice President of the Americas Region for Cellstar Corporation, a provider of wireless telephone services. Mr. Ittner has over 14 years of experience in both domestic and international operational management, sales and marketing, customer relations and strategic planning in the communications industry.

     DAVID RECTOR is one of our directors and Chairman of our Compensation Committee. Mr. Rector has served in this role since May 2003. Mr. Rector is currently the chief executive officer, president and director of Nanoscience Technologies, Inc., a publicly traded company, a position he has held since May 2004. From 1992 to 2004, Mr. Rector had been a principal management consultant with The David Stephen Group, where he provided executive management services for several companies, overseeing operations and strategic planning. Mr. Rector has over twenty years of experience as a senior executive focusing on general management with Fortune 100 and developmental companies.

     JAMES M. GOLLIHUGH is one of our directors and the Chairman of our Audit Committee. Mr. Gollihugh has served in these roles since October 2004. Mr. Gollihugh is currently the chief executive officer of Management Resource Center, Inc., a privately held merchant bank and mergers and acquisition advisory firm, a position that he has held since 1976. Mr. Gollihugh is a director and/or a shareholder of several real estate holding companies, a commercial bank and other financial companies, all of which are privately held. Mr. Gollihugh is Certified Public Accountant and is a past chairman of the Institute of Merger and Acquisition Professionals. Mr. Gollihugh has 30 years of financial and business experience ranging from the structuring and negotiating private equity transactions to controller responsibilities at two Fortune 500 Corporations.

     All directors hold office until the next annual meeting of shareholders or until their respective successors are elected or until their earlier death, resignation or removal. Executive officers are appointed by and serve at the discretion of the board of directors. We currently have one vacant seat on our board of directors, which we are seeking to fill with a candidate who qualifies as an audit committee financial expert.

EXECUTIVE COMPENSATION

     The summary compensation table below shows certain compensation information for services rendered in all capacities to us by our chief executive officer and by each other executive officer whose total annual salary and bonus exceeded $100,000 during the fiscal years ended June 30, 2004, 2003 and 2002. Other than as set forth below, no executive officer's total annual salary and bonus exceeded $100,000 during our last fiscal year.

                                          SUMMARY COMPENSATION TABLE

                                                              ANNUAL COMPENSATION                  AWARDS
                                                    -----------------------------------------   ------------
                                                                                                 SECURITIES
                                                                                   OTHER         UNDERLYING
                                                                                   ANNUAL          OPTIONS/
           NAME AND                                   SALARY        BONUS       COMPENSATION        SARS
     PRINCIPAL POSITION                    YEAR         ($)          ($)             ($)             (#)
------------------------------------      ------    ----------    ---------    --------------   ------------
Silvano DiGenova,                          2004      $375,000      $37,500            -0-          10,000
Chairman of the Board, Chief               2003      $350,000          -0-            -0-             -0-
Executive Officer and President            2002      $308,333          -0-             --           2,500

Paul Biberkraut,                           2004      $127,500      $30,000            -0-          60,000
Chief Financial Officer, Executive         2003       $61,585          -0-            -0-             -0-
Vice President and Secretary(1)            2002            --           --             --              --

Stephen Deeds, Executive Vice              2004        n/a             n/a            n/a             n/a
President(2)                               2003      $215,625           -0-      $115,436(3)          -0-
                                           2002      $210,938           -0-       $63,999(3)          -0-

-------------------
(1)  Mr. Biberkraut became an officer of the company in December 2002.

(2) Mr. Deeds resigned as an officer of our company effective June 30, 2003 and on July 1, 2003 we entered into an independent contractor agreement with Stephen Deeds, Inc., a company controlled by Mr. Deeds, to provide certain consulting services. The agreement to provide consulting services was terminated in February 2004.

(3)  Consists of sales commissions.

         STOCK OPTIONS GRANTED TO EXECUTIVE OFFICERS DURING FISCAL 2004

     The following table summarizes options to purchase shares of our common stock that we granted during the fiscal year ended June 30, 2004 to each of the executive officers identified in the summary compensation table above. We have never granted any stock appreciation rights.

                      NUMBER OF       PERCENT OF
                     SECURITIES     TOTAL OPTIONS
                     UNDERLYING       GRANTED TO       EXERCISE
                       OPTIONS       EMPLOYEES IN      PRICE(S)     EXPIRATION
NAME                  GRANTED (#)   FISCAL YEAR (%)   ($/SHARE)       DATE(S)
-------------------  ------------   ---------------   ---------   --------------
Silvano DiGenova        10,000          4.55%           $0.33        May 2009
Paul Biberkraut         10,000          4.55%           $0.30        May 2009
Paul Biberkraut         25,000          11.36%          $0.30     December 2012
Paul Biberkraut         25,000          11.36%          $1.01       April 2013

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     The following table summarizes exercises of stock options during the fiscal year ended June 30, 2004 by each of the executive officers named in the summary compensation table above and the year-end value of unexercised options for these executive officers.

                                                                NUMBER OF
                                                         UNEXERCISED SECURITIES
                                                               UNDERLYING               VALUE OF UNEXERCISED
                        SHARES                                   OPTIONS                IN THE MONEY OPTIONS
                       ACQUIRED          VALUE             AT FISCAL YEAR END            AT FISCAL YEAR END
        NAME          ON EXERCISE      REALIZED ($)     EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
-------------------   -----------    ---------------    -------------------------    -------------------------
Silvano DiGenova           0              N/A                   37,500/0                     $17,950/0
Paul Biberkraut            0              N/A                 16,250/43,750               $26,000/$52,250

     DIRECTORS' COMPENSATION. Each of our non-employee directors currently receive cash compensation in the amount of $6,000 per year for service on our board of directors and all directors are reimbursed for certain expenses in connection with attendance at board meetings. Committee chairpersons receive an additional $3,000 per year. At the discretion of our board of directors, directors may be granted stock options. During the fiscal year ended June 30, 2004, our five directors were each granted options to purchase 10,000 shares of our common stock at an exercise price of $0.30 per share. These options fully vested on May 31, 2004 and are exercisable for a period of five years after vesting or for three months, if vested, following the termination or resignation of the director from the board. On July 15, 2004, we also issued options to purchase an additional 10,000 shares to each of our directors at an exercise price of $2.00 per share. These options fully vest on June 30, 2005, and are also exercisable for a period of five years after vesting or for three months, if vested, following the termination or resignation of the director from the board. On October 25, 2004 we issued options to purchase 10,000 shares to a recently appointed director, at an exercise price of $1.25 per share. These options fully vest on October 25, 2005.

     EMPLOYMENT AGREEMENTS. On June 15, 2001, we entered into an employment agreement with Silvano DiGenova under which we agreed to pay an annual salary of $375,000 and bonus arrangements based on a sliding scale of 5% to 50% of base salary based on a corresponding fiscal year pre-tax income (as defined) of our company from $250,000 to $4,000,000. This agreement terminates March 31, 2005. Prior to that time we expect to negotiate with Mr. DiGenova in order to seek to further extend that agreement.

     On December 27, 2002 we entered into an employment agreement with our Chief Financial Officer, Paul Biberkraut, under which we agreed to pay an annual salary of $120,000 and bonus arrangements of up to 50% of base salary based on personal and Company performance. Effective April 1, 2004, Mr. Biberkraut's agreement was modified to increase his annual base salary to $150,000 and reduce the maximum bonus as a percentage of base salary to 30%.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     We are governed by Section 145 of the Delaware General Corporation Law. This section provides for indemnification of directors, officers and other employees in certain circumstances. Additionally, Section 102(b) (7) of the Delaware General Corporation Law provides for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances.

     Article VII of our certificate of incorporation eliminates the personal liability for monetary damages of directors under certain circumstances. In addition, we have entered into indemnification agreements with our executive officers and directors on terms that are consistent with the provisions described above. We believe that such agreements are necessary to attract and retain qualified persons as directors and officers.

     Our directors and officers are also presently covered by an insurance policy indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they may not be indemnified by us.

     To the extent indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons under the above provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following describes certain transactions with certain parties with whom we are affiliated, and which occurred during or after our 2003 fiscal year (ended June 30, 2003). We believe that the terms of each of these transactions were comparable to those that we could have obtained in similar transactions with unrelated third parties.

     On April 10, 2002 we borrowed $1,000,000 from our CEO pursuant to a subordinated note bearing interest at 9% per annum with quarterly installment payments of $150,000 plus interest. No principal payments had been made through February 2003. On February 14, 2003, the terms of the note were modified to provide for repayment of principal in the amount of $50,000 per quarter commencing on September 30, 2003 and for interest to be paid monthly. The payments that were due March 31, 2004 and June 30, 2004, were deferred by verbal agreement with our CEO to September 30, 2004. As of June 30, 2004 the outstanding balance was $900,000 and all interest payments were paid to date and continue to be paid current on a monthly basis. The principal repayments that were due on September 30, 2004, June 30, 2004 and March 31, 2004 totaling $150,000 were not paid when due, but our CEO has agreed to further extend the due dates for these payments to March 31, 2005.

     On December 10, 2002 and December 13, 2002, our CEO advanced us $289,970 and $70,000 respectively, for working capital purposes. We executed two unsecured promissory notes to him, both payable on demand, and bearing interest at the rate of 12% per annum. On October 23, 2003, we reduced our unsecured notes payable to our CEO by $350,000 as a result of his purchase of our art inventory for $350,000, as described below. On February 4, 2004 the remaining balance of these notes of $9,970 was repaid.

     On January 31, 2003, we entered into a consulting agreement with Stanford, a principal stockholder, to provide financial and advisory services to us for a three year period commencing on April 1, 2003. The annual fee for such services is $60,000 and is payable on a quarterly basis. These fees are comparable to or lower than those that would be charged to us by an unrelated third party.

     In February 2003 we issued 2,000,000 shares of our Series D Preferred Stock to Stanford in order to raise $2,000,000 in equity capital. As a condition of that transaction, the exercise price of certain outstanding warrants was reduced to $0.001 per common share. The reduction of the exercise price was required by Stanford as a condition to their agreement to invest in the Series D Preferred Stock. We believe that as a result of our substantial losses prior to that time, if we did not agree to these terms we would have been unable to secure financing elsewhere and would not have been able to continue our operations. At the time of this exercise price reduction, our stock was traded only in the "pink sheets," and was trading at $0.20 per share. On July 24, 2003, these warrants were exercised, resulting in the issuance of 1,845,100 common shares to the following related parties and affiliates:

                                                                               NUMBER
NAME AND RELATIONSHIP                                                         OF SHARES        VALUE(1)
---------------------                                                        -----------      ---------
Silvano DiGenova - Chief executive officer and  principal stockholder.....       345,100      $  68,675
Stanford Venture Capital Holdings, Inc. - Principal stockholder...........       750,000        149,250
Daniel Bogar - Employee of Stanford affiliate.............................       187,500         37,312
William Fusselmann - Employee of Stanford affiliate.......................       187,500         37,312
Osvaldo Pi - Employee of Stanford affiliate...............................       187,500         37,312
Ronald Stein - Employee of Stanford affiliate.............................       187,500         37,312
                                                                             -----------      ---------
     Total................................................................     1,845,100       $367,173

---------------
(1) Value is equal to the difference per share ($0.199) between the original and amended exercise prices times the number of shares that were issuable under the warrants.

     The total proceeds to us from the issuance of the above referenced common stock was $1,845.

     On July 1, 2003, we entered into an Independent Contractor and Proprietary Information Agreement with Stephen Deeds, Inc., a company controlled by Stephen Deeds, who was one of our officers until June 30, 2003. Under this agreement, Stephen Deeds, Inc. would receive payments consisting of a base amount of $19,250 per month and commissions equal to 5% (until August 31, 2003) and 10% (thereafter) of gross commissions and buyback fees received by us during the consulting period. This agreement was terminated in February 2004. During the period from July 1, 2003 to the termination date we paid the consultant an aggregate of $337,401 under this agreement.

     On October 13, 2003, we executed a Commercial Loan and Security Agreement ("Commercial LOC") with Stanford Financial Group Company, an affiliate of a principal stockholder, Stanford Venture Capital Holdings, Inc., to provide us with a $7.5 million line of credit for purposes of financing our inventory, auction advances and inventory loans to other rare coin dealers and collectors. The Commercial LOC bear interest at the prime-lending rate (4.00% at June 30, 2004) and is secured by substantially all of our assets.

     On October 23, 2003, our Board of Directors approved the sale of our remaining fine art inventory to Silvano DiGenova, our chief executive officer and a principal stockholder ("CEO"), who is also an independent dealer of fine art, for $350,000. We solicited bids from unrelated third parties and the bid from the CEO was the highest. We realized a gross profit of $15,860 on sale of the art inventory to the CEO. The sale was paid in full by reductions in the balances owing on notes payable to the CEO. The remaining balances on these notes were subsequently paid in full.

     On May 28, 2004, our Board of Directors approved a short-term sub-lease of a portion of our vacant Newport Beach facility to our CEO. The sublease term was from June 1, 2004 through September 30, 2004 and provided for a monthly rental payment of $4,000. The sub-lease terminated concurrently with our master lease of the Newport facility.

                       PRINCIPAL AND SELLING SHAREHOLDERS

     The following table sets forth, as of April 18, 2005, certain information with respect to the beneficial ownership of our stock by (i) each of our executive officers named in the summary compensation table above (except Stephen Deeds, who resigned as an officer on June 30, 2003), (ii) each of our directors,
(iii) each person known to us to be the beneficial owner of more than 5% of each class of our outstanding voting securities, (iv) all of our directors and executive officers as a group; and (v) all selling stockholders.

                                          SHARES BENEFICIALLY OWNED                                   SHARES BENEFICIALLY OWNED
                                             PRIOR TO OFFERING(1)                                         AFTER OFFERING(3)
                                      ---------------------------------------      SHARES      -------------------------------------
NAME AND ADDRESS                       TITLE            NUMBER       % OF           BEING       TITLE OF         NUMBER       % OF
OF BENEFICIAL HOLDER                  OF CLASS         OF SHARES     CLASS        OFFERED(2)      CLASS        OF SHARES      CLASS
------------------------------------  -----------     -----------  ----------   -------------  -----------   ------------   --------
Silvano DiGenova(4).................  Common(5)        2,040,764     40.53%              0      Common         2,040,764      23.46%
                                      Series B                                                  Series B
                                       Preferred                                                 Preferred
                                       Stock             400,000     11.76%              0       Stock           400,000     100.00%
J. Michael Wolfe(4).................  Common                  --       --                0      Common                --       --
Paul Biberkraut(4)..................  Common              28,750(6)   *                  0      Common            28,750       *
Lee Ittner(4).......................  Common              10,000(7)   *                  0      Common            10,000       *
David Rector(4).....................  Common              10,000(8)   *                  0      Common            10,000       *
James Gollihugh(4)..................  Common                  --       --                0      Common                --       --
Stanford Venture Capital
  Holdings, Inc.(9).................  Common(10)(11)   5,000,806     60.25%      5,000,806(10)  Common                 0       *
6075 Poplar Avenue                    Series B                                                  Series B
Memphis, TN 38119                      Preferred                                                 Preferred
                                       Stock           3,000,000     88.24%              0       Stock                 0       *
                                      Series D                                                  Series D
                                       Preferred                                                 Preferred
                                       Stock           2,000,000    100.00%              0       Stock                 0       *

Stanford International                Common             416,667      8.14%        416,667      Common                 0       *
  Bank Limited(12)                    Series E                                                  Series E
6075 Poplar Avenue                     Preferred                                                 Preferred
Memphis, TN 38119                      Stock           2,500,000    100.00%              0       Stock                 0       *

Daniel T. Bogar(13).................  Common             162,500      3.46%        162,500      Common                 0       *
1016 Sanibel Drive
Hollywood, FL 33019

William R. Fusselmann(13)...........  Common             162,500      3.46%        162,500      Common                 0       *
1541 Crandon Blvd, #427
Key Biscayne, FL 33149

Osvaldo Pi(13)......................  Common             162,500      3.46%        162,500      Common                 0       *
6405 SW 104th Street
Pinecrest, FL 33156

Ronald M. Stein(13).................  Common             162,500      3.46%        162,500      Common                 0       *
6520 Allison Road
Miami, FL 33141

Coffin Partners LLC(14).............  Common              24,000      *             24,000      Common                 0       *
1530 Ventura Blvd., Suite 303
Sherman Oaks, CA 91403-5866

Cisneros Capital Group, Inc.........  Common             229,651(15)  4.89%        100,000      Common           129,651       1.55%
4025 NE 2nd Avenue
Miami, FL 33137

American Capital Ventures, Inc.(16)   Common             180,000      3.84%        180,000      Common                 0       *
2875 N.E. 191st Street, Suite 512
Aventura, Florida 33180

                                          SHARES BENEFICIALLY OWNED                                   SHARES BENEFICIALLY OWNED
                                             PRIOR TO OFFERING(1)                                         AFTER OFFERING(3)
                                      ---------------------------------------      SHARES      -------------------------------------
NAME AND ADDRESS                       TITLE            NUMBER       % OF           BEING       TITLE OF         NUMBER       % OF
OF BENEFICIAL HOLDER                  OF CLASS         OF SHARES     CLASS        OFFERED(2)      CLASS        OF SHARES      CLASS
------------------------------------  -----------     -----------  ----------   -------------  -----------   ------------   --------
National Recovery Limited             Common              95,000      1.99%         62,500      Common            32,500       *
  Partnership (17)
27 Mischa Hill Road
Trumbull, Connecticut 06611

All Executive Officers and
  Directors as a Group (5 persons)    Common(18)       2,089,514     41.10%              0      Common(18)     2,089,514      23.89%
                                      Series B                                                  Series B
                                       Preferred                                                 Preferred
                                       Stock             400,000     11.76%              0       Stock           400,000     100.00%

-----------------
* Less than 1%

(1) Based upon information furnished to us by the directors and executive officers or obtained from our stock transfer books showing 4,699,942 shares of common stock outstanding as of April 4, 2005. We are informed that these persons hold the sole voting and dispositive power with respect to the common stock except as noted herein. For purposes of computing "beneficial ownership" and the percentage of outstanding common stock held by each person or group of persons named above as of April 11, 2005, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing beneficial ownership and the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the Series B Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Convertible Preferred Stock by reason of the anti-dilution provisions thereof, relating to any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933.
(3) Assumes all shares are sold. The number of shares of common stock outstanding after the offering is 8,363,248, and assumes the conversion into common stock of all Series B Convertible Preferred Stock and Series D Convertible Preferred Stock owned by Stanford Venture Capital Holdings, Inc., the conversion into common stock of all Series E Convertible Preferred Stock by Stanford International Bank Limited, and the exercise of warrants to purchase 62,500 shares by National Recovery Limited Partnership.
(4) The address for each of Messrs. DiGenova, Wolfe, Biberkraut, Ittner, Rector and Gollihugh is 9478 West Olympic Blvd., Beverly Hills, California 90212. Messrs. DiGenova, Biberkraut, Ittner, Rector and Gollihugh are our directors. Messrs. DiGenova, Wolfe and Biberkraut are officers of the Company.
(5) Includes 132,500 shares of common stock issuable upon the exercise of options and warrants, 202,330 shares of common stock issuable upon the conversion of Series B Preferred Stock, all of which were convertible within 60 days of the date of this table, and 1,000 shares held by Mr. DiGenova's minor children, over which Mr. DiGenova exercises voting control.
(6) Includes 28,750 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.
(7) Includes 10,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.
(8) Includes 10,000 shares of common stock issuable upon the exercise of options that are exercisable within 60 days.
(9) Voting and investment control of Stanford Venture Capital Holdings, Inc. is held by R. Allen Stanford. Stanford Venture Capital Holdings, Inc. is affiliated with Stanford Group Company, a broker-dealer. Stanford Venture Capital Holdings, Inc., our principal stockholder, has provided us with a line of credit (see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources; Financing Activities.") Stanford Venture Capital Holdings, Inc. has represented to us that at the time that it acquired securities from us, it purchased these securities for investment and not with a view to the distribution thereof, and did not have any agreements or understandings, directly or indirectly, with any person to distribute these securities. We pay Stanford Venture Capital Holdings, Inc. a management fee of $5,000 per month, provide auction services to parties affiliated with it, and from time to time sell coins to it and its affiliates.
(10) Includes 1,517,472 shares of common stock issuable upon the conversion of Series B Preferred Stock, 1,666,667 shares of common stock issuable upon the conversion of Series D Preferred Stock all of which are currently convertible within the next 60 days.

(11) Includes an aggregate of 650,000 shares of common stock owned by four of Stanford's employees, Daniel Bogar, William Fusselmann, Osvaldo Pi and Ronald Stein, in equal amounts, and 416,667 shares of common stock issuable to Stanford International Bank Limited, an affiliate of Stanford Venture Capital Holdings, Inc., upon conversion of Series E Preferred Stock.
(12) Stanford International Bank Limited is an affiliate of our principal shareholder, Stanford Venture Capital Holdings, Inc. Voting and investment control of Stanford International Bank Limited is held by R. Allen Stanford.
(13) Messrs. Bogar, Fusselman, Pi and Stein are employees of Stanford Group Company, which is an affiliate of Stanford Venture Capital Holdings, Inc., which is our majority stockholder, and Stanford Financial Group Company, our principal lender.
(14) Coffin Partners LLC provides investor relations services for us. Voting and investment control of Coffin Partners, LLC is held by William Coffin.
(15) Includes 129,651 shares of common stock held by James B. Cisneros, who is an affiliate of Cisneros Capital Group, Inc. Voting and investment control of Cisneros Capital Group, Inc. is held by James B. Cisneros.
(16) Voting and investment control of American Capital Ventures, Inc. is held by Howard Gostfrand.
(17) Includes 25,000 shares of common stock and 62,500 shares of common stock issuable upon the exercise of warrants held by National Recovery Limited Partnership. Voting and investment control of National Recovery Limited Partnership is held by Carl Fusco.
(18) Includes 28,750 shares of common stock issuable upon the exercise of options held by Paul Biberkraut and 10,000 shares each of common stock issuable upon the exercise of options held by Lee Ittner and David Rector, all of which were exercisable within 60 days of the date of this table.

                              PLAN OF DISTRIBUTION

     The selling shareholders and any of their donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, automated inter-dealer quotation system, market or trading facility on which the shares are traded, or in the over-the-counter market, or private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when disposing of shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     o purchases by a broker-dealer as principal and resales by the broker-dealer for its own account;
     o an exchange distribution in accordance with the rules of the applicable exchange;
     o    privately negotiated transactions;
     o short sales, which are contracts for the sale of shares of stock that the seller does not own, or certificates for which are not within the seller's control, so as to be available for delivery at the time when, under applicable rules, delivery must be made;
     o    transactions to cover short sales;
     o through the distribution of the shares by any selling shareholder to its partners, members or stockholders;
     o broker-dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share;
     o one or more underwritten offerings on a firm commitment or best efforts basis;
     o    a combination of any of these methods of sale; or
     o    any other method permitted by applicable law.

     The sale price to the public may be:

     o    the market price prevailing at the time of sale;
     o    a price related to the prevailing market price;
     o    at negotiated prices; or
     o    a price the selling shareholder determines from time to time.

     The selling shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The shares may also be sold under Rule 144 under the Securities Act, if available, rather than under this prospectus. Under Rule 144, a selling shareholder who has held his shares at least one year may, upon compliance with the other requirements of the rule, sell during each three-month period an amount equal to the greater of 1% of the outstanding shares of that class or the average weekly trading volume in shares of that class for the four-week period prior to the time that the selling shareholder files a Form 144 with respect to the proposed sale. The other requirements of the rule include that there must be adequate public information available regarding the issuer of the shares, the shares must be sold in "broker's transactions" as defined in the Act or in transactions directly with a market maker without solicitation of orders or any payment in connection with the offer or sale to any person other than the broker who executes the order, and the seller shall have filed a Form 144 with the

Securities and Exchange Commission. In addition to the above, under Rule 144(k), a stockholder who had held his shares at least two years, and has not been an affiliate of the Company for at least three months, may sell his shares in reliance on that rule without compliance with the current public information, volume limitation, manner of sale and Form 144 filing requirements described above.

     The selling shareholders may also engage in short sales against the box, which are sales where the seller owns enough shares to cover the borrowed shares, if necessary, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     Notwithstanding the terms of this plan of distribution, the selling shareholders may not use shares offered under this prospectus to cover short sales or short sales against the box that are made before the registration statement of which this prospectus is a part becomes effective.

     Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

     If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

     The selling shareholders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

     The selling shareholders may sell all or any part of the shares offered under this prospectus through an underwriter. To our knowledge, no selling shareholder has entered into any agreement with a prospective underwriter, and we cannot assure you as to whether any such agreement will be entered into. If a selling shareholder informs us that it has entered into such an agreement or agreements, any material details will be set forth in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

     The selling shareholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling shareholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

     This prospectus does not cover the sale or other transfer of any of the derivative securities whose underlying shares of common stock are being offered for sale pursuant to this prospectus. If a selling shareholder transfers those derivative securities prior to conversion, then the transferee of those derivative securities may not sell the underlying shares of common stock under this prospectus unless we amend or supplement this prospectus to cover such sales.

     In addition, if any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling shareholders will sell all or any portion of the shares offered under this prospectus.

     For the period a selling shareholder holds a derivative security whose underlying shares of common stock are being offered for sale pursuant to this prospectus, the selling shareholder has the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership of the underlying shares of common stock. The terms on which we could obtain additional capital during the period in which those derivative securities remain outstanding may be adversely affected. The holders of derivative securities are most likely to voluntarily convert their derivative securities when the conversion price is less than the market price for our common stock. However, we offer no assurance as to whether any of those derivative securities will be converted.

     We have agreed to pay expenses, other than broker discounts and commissions, if any, in connection with this prospectus. We have agreed with some of the selling shareholders to prepare and file all amendments and supplements to the registration statement of which this prospectus is a part as may be necessary under the rules and regulations of the Securities Act of 1933 to keep it effective until the earlier of:

     o the date that none of the securities covered the registration statement of which this prospectus is a part are or may become issued and outstanding;

     o the date that all of the securities offered by this prospectus have been sold pursuant to the registration statement of which this prospectus is a part;

     o the date that those of our stockholders who have registration rights receive an opinion of counsel that the securities covered by such registration rights may be sold under the provisions of Rule 144 without limitation as to volume;

     o the date that the shares that are covered by registration rights have been otherwise transferred to persons who may trade such shares without restriction under the Act, and the Company has delivered a new certificate for such shares not bearing a restrictive legend; or

     o three years from the date on which the registration statement of which this prospectus is a part first became effective.

     We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling shareholders.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 12,500,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $.001 par value per share. As of April 11, 2005, there were 4,699,942 shares of common stock, 125,000 shares of Series A Preferred Stock, 3,400,000 shares of Series B Convertible Preferred Stock, 2,000,000 shares of Series D Convertible Preferred Stock and 2,500,000 shares of Series E Convertible Preferred Stock outstanding. The following is a summary description of our capital stock.

COMMON STOCK

     The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine, subordinate to any preferences that may be granted to the holders of preferred stock. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote.

     The common stock is not entitled to preemptive rights and may not be redeemed or converted. Upon our liquidation, dissolution or winding up, after payment of all of our debts and liabilities and fulfillment of the rights of any outstanding class or series of preferred stock that has priority to distributed assets, the assets legally available for distribution to our shareholders are divided among the holders of the common stock, Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in proportion to the number of shares of common stock held by them, with the Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock being treated as though it had converted into common stock in accordance with its terms. The rights of holders of common stock are subordinate to those of holders of any series of preferred stock.

SERIES A PREFERRED STOCK

     We currently have 125,000 shares of Series A Preferred Stock outstanding. The Series A Preferred Stock has not voting rights, but is entitled to cumulative dividends, payable either in cash or in shares of our Common Stock at our election, at the rate of 8% per annum. The Series A Preferred Stock is also entitled to participate pari passu with shares of Common Stock in connection with any dividends declared with respect to the our Common Stock, with each Series A Preferred share being treated for this purpose the same as eleven (11) shares of Common Stock. Dividends are payable quarterly. The Series A Preferred Stock is not entitled to preemptive rights.

     Each share of Series A Preferred Stock is entitled to a liquidation preference of $5.10 per share in preference to our Common Stock and any other shares that are junior in priority to the Series A Preferred Stock. Under the Certificate of Designation for the Series A Preferred Stock, with certain exceptions we are prohibited from granting a lien on our inventory to a third party, unless such interest is subordinated to the interests of the Series A Preferred Stock.

     Each share of Series A Preferred Stock is convertible into 0.55 shares of Common Stock at the election of the holder, and automatically converts into Common Stock on the sale of substantially all of our assets, the consummation of a merger, or the sale or exchange of all or substantially all of our Common Stock. The conversion ratio is subject to automatic adjustment upon a recapitalization, reorganization, stock dividend, and certain other similar events.

     The Series A Preferred Stock is subject to redemption at the option of the Company for cash in the amount of $5.10 per share, and may be redeemed for Common Stock at the conversion rate if the closing sale price of our Common Stock has been $0.90 or more for any consecutive 5 trading days. In addition, the Series A Preferred Stock is redeemable at the option of the holder for cash in the amount of $5.50 per share or for shares of our Common Stock in accordance with the conversion rate. If a holder or the Series A Preferred Stock exercises this redemption right, such shares shall be redeemed at the rate of 1/10 of such shares per quarterly period for any 10 consecutive quarterly periods commencing after March 31, 2004. Our obligation to redeem the Series A Preferred Stock is subject to compliance with applicable law, which may prohibit us from redeeming the Series A Preferred Stock if we are insolvent or fail to meet certain financial requirements.

SERIES B $1.00 CONVERTIBLE PREFERRED STOCK

     We currently have 3,400,000 shares of Series B $1.00 Convertible Preferred Stock, or Series B Preferred Stock, outstanding. These shares were issued on April 10, 2002. In connection with this transaction, we also issued to the purchasers of these shares warrants to purchase an aggregate of 1,700,000 shares of our common stock, at exercise prices ranging from $2.00 to $4.00 per share. We estimated the fair value of these warrants at $433,500, based on an appraisal of previously issued options and this amount was recorded as additional paid in capital.

     The Series B Preferred Stock has voting rights with respect to all matters presented to our stockholders, and each share of Series B Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which it is convertible at the time of voting. The Series B Preferred Stock is not entitled to dividends or preemptive rights.

     Each share of Series B Preferred Stock is entitled to a liquidation preference of $1.00 per share in preference to our Common Stock and pari passu with our Series D Preferred Stock, but subject to payment of the liquidation preference on our Series A Preferred Stock.

     Each share of Series B Preferred Stock is convertible into 0.506 shares of Common Stock at the election of the holder. This ratio is determined by dividing the "stated value" of the Series B Preferred Stock by its conversion price, which is currently $1.977 per share. The conversion ratio is subject to automatic adjustment upon a merger, stock dividend, stock split, reverse stock split, reclassification, and certain other similar events. In addition, the conversion ratio is adjusted upon our issuance of Common Stock or securities convertible into Common Stock at a price less than $1.977 per share. In this case, the conversion price (presently $1.977 per share) is adjusted by multiplying it by a fraction, the numerator of which is the number of shares outstanding immediately prior to the dilutive sale plus the number of shares of common stock that the aggregate consideration received by the Company for such issuance would purchase at the then existing conversion price, and the denominator of which is the number of shares of common stock outstanding immediately prior to such issuance plus the number of additional shares to be issued in the dilutive sale. This adjustment is made regardless of the identity of the purchaser in the dilutive sale, but would not be made upon the exercise of stock options existing at the time the Series B Preferred Stock was issued, or under a stock option plan approved by the holders of the Series B Preferred Stock.

     The Series B Preferred Stock is not subject to redemption. We are prohibited from taking a number of corporate actions without the approval of the holders of a majority of the outstanding Series B Preferred Stock, including:

     o selling all or substantially all of our assets or taking any action with results in the holders of our capital stock prior to the transaction owning less than 50% of the voting power of our capital stock after such transaction;

     o    amending our Certificate of Incorporation or Bylaws;

     o    changing the nature of our business;

     o making any distributions on or redemptions of any capital stock other than those made pursuant to the certificates of designation for our Series A Preferred Stock or Series B Preferred Stock;

     o issuing securities other than pursuant to certain securities, options or warrants outstanding at the time the Series B Preferred Stock was issued;

     o making certain acquisitions of fixed assets in an amount of more than $100,000 in any 12 month period

     o entering into any credit facility or incurring debt, with certain exceptions, involving more than $100,000;

     o    increasing the size of our board of directors to more than 5;

     o    entering into transactions with our affiliates; or

     o filing a bankruptcy petition or taking certain other actions relating to bankruptcy.

SERIES D $1.00 CONVERTIBLE PREFERRED STOCK

     We currently have 2,000,000 shares of Series D $1.00 Convertible Preferred Stock, or Series D Preferred Stock, outstanding. The Series D Preferred Stock has voting rights with respect to all matters presented to our stockholders, and each share of Series D Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which it is convertible at the time of voting. The Series D Preferred Stock is not entitled to dividends or preemptive rights.

     Each share of Series D Preferred Stock is entitled to a liquidation preference of $1.00 per share in preference to our Common Stock and pari passu with our Series B Preferred Stock, but subject to payment of the liquidation preference on our Series A Preferred Stock.

     Each share of Series D Preferred Stock is convertible into 0.833 shares of Common Stock at the election of the holder. This ratio is determined by dividing the "stated value" of the Series D Preferred Stock by its conversion price, which is currently $1.20 per share. The conversion ratio is subject to automatic adjustment upon a merger, stock dividend, stock split, reverse stock split, reclassification, and certain other similar events. In addition, the conversion ratio is adjusted upon our issuance of Common Stock or securities convertible into Common Stock at a price less than $1.20 per share. In this case, the conversion price (presently $1.20 per share) is adjusted by multiplying it by a fraction, the numerator of which is the number of shares outstanding immediately prior to the dilutive sale plus the number of shares of common stock that the aggregate consideration received by the Company for such issuance would purchase at the then existing conversion price, and the denominator of which is the number of shares of common stock outstanding immediately prior to such issuance plus the number of additional shares to be issued in the dilutive sale. This adjustment is made regardless of the identity of the purchaser in the dilutive sale, but would not be made upon the exercise of stock options existing at the time the Series D Preferred Stock was issued, or under a stock option plan approved by the holders of the Series D Preferred Stock.

     The Series D Preferred Stock is not subject to redemption. We are prohibited from taking a number of corporate actions without the approval of the holders of a majority of the outstanding Series D Preferred Stock, including:

     o selling all or substantially all of our assets or taking any action with results in the holders of our capital stock prior to the transaction owning less than 50% of the voting power of our capital stock after such transaction;

     o    amending our Certificate of Incorporation or Bylaws;

     o    changing the nature of our business;

     o making any distributions on or redemptions of any capital stock other than those made pursuant to the certificates of designation for our Series A Preferred Stock or Series B Preferred Stock, and except for redemptions or repurchases of up to $10,000 in any fiscal year;

     o issuing securities other than pursuant to certain securities, options or warrants outstanding at the time the Series D Preferred Stock was issued;

     o making certain acquisitions of fixed assets in an amount of more than $100,000 in any 12 month period

     o entering into any credit facility or incurring debt, with certain exceptions, involving more than $100,000;

     o    increasing the size of our board of directors to more than 5;

     o    entering into transactions with our affiliates; or

     o filing a bankruptcy petition or taking certain other actions relating to bankruptcy.

SERIES E $1.00 CONVERTIBLE PREFERRED STOCK

     We currently have 2,500,000 shares of Series E $1.00 Convertible Preferred Stock, or Series E Preferred Stock, outstanding. The Series E Preferred Stock has voting rights with respect to all matters presented to our stockholders, and each share of Series E Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which it is convertible at the time of voting. The Series E Preferred Stock is not entitled to dividends or preemptive rights.

     Each share of Series E Preferred Stock is entitled to a liquidation preference of $1.00 per share in preference to our Common Stock and pari passu with our Series B Preferred Stock and Series D Preferred Stock, but subject to payment of the liquidation preference on our Series A Preferred Stock.

     Each share of Series E Preferred Stock is convertible into 0.1666 shares of Common Stock at the election of the holder. This ratio is determined by dividing the "stated value" of the Series E Preferred Stock by its conversion price, which is currently $6.00 per share. The conversion ratio is subject to automatic adjustment upon a merger, stock dividend, stock split, reverse stock split, reclassification, and certain other similar events. In addition, the conversion ratio is adjusted upon our issuance of Common Stock or securities convertible into Common Stock at a price less than $6.00 per share. In this case, the conversion price (presently $6.00 per share) is adjusted by multiplying it by a fraction, the numerator of which is the number of shares outstanding immediately prior to the dilutive sale plus the number of shares of common stock that the aggregate consideration received by the Company for such issuance would purchase at the then existing conversion price, and the denominator of which is the number of shares of common stock outstanding immediately prior to such issuance plus the number of additional shares to be issued in the dilutive sale. This adjustment is made regardless of the identity of the purchaser in the dilutive sale, but would not be made upon the exercise of stock options existing at the time the Series E Preferred Stock was issued, or under a stock option plan approved by the holders of the Series E Preferred Stock.

     The Series E Preferred Stock is not subject to redemption. We are prohibited from taking a number of corporate actions without the approval of the holders of a majority of the outstanding Series E Preferred Stock, including:

     o selling all or substantially all of our assets or taking any action with results in the holders of our capital stock prior to the transaction owning less than 50% of the voting power of our capital stock after such transaction;

     o    amending our Certificate of Incorporation or Bylaws;

     o    changing the nature of our business;

     o making any distributions on or redemptions of any capital stock other than those made pursuant to the certificates of designation for our Series A Preferred Stock, Series B Preferred Stock or Series E Preferred Stock, and except for redemptions or repurchases of up to $10,000 in any fiscal year;

     o issuing securities other than pursuant to certain securities, options or warrants outstanding at the time the Series E Preferred Stock was issued;

     o entering into any credit facility or incurring debt, with certain exceptions, involving more than $100,000;

     o    increasing the size of our board of directors to more than 5;

     o    entering into transactions with our affiliates; or

     o filing a bankruptcy petition or taking certain other actions relating to bankruptcy.

UNDESIGNATED PREFERRED STOCK

     Preferred stock may be issued from time to time in one or more series, and our board of directors, without action by the holders of common stock, may fix or alter the voting rights, redemption provisions, dividend rights, dividend rates, claims to our assets superior to those of holders of our common stock, conversion rights and any other rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock. The board of directors, without shareholder approval, can issue shares of preferred stock with rights that could adversely affect the rights of the holders of common stock. The issuance of shares of preferred stock could adversely affect the voting power of the holders of common stock and could have the effect of making it more difficult for a third party to acquire, or could discourage or delay a third party from acquiring, a majority of our outstanding common stock.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is Stalt, Inc. Its telephone number is (650) 321-7111.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered under this prospectus will be passed upon by Rutan & Tucker, LLP, Costa Mesa, California.

                                     EXPERTS

     The financial statements of Superior Galleries, Inc. as of June 30, 2004 , and for the year then ended have been included herein and in the registration statement in reliance upon the report of Singer Lewak Greenbaum & Goldstein LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Superior Galleries, Inc. and subsidiaries as of June 30, 2003 and for the year then ended have been included herein and in the registration statement in reliance upon the report of Haskell & White LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Many of the contracts and documents described in this prospectus are filed as exhibits to the registration statements and you may review the full text of such contracts and documents by referring to such exhibits.

     For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules. The registration statement, including its exhibits and schedules, may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such documents may be obtained from the Securities and Exchange Commission upon the payment of the charges prescribed by the Securities and Exchange Commission. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

     The Securities and Exchange Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's web site address is http://www.sec.gov. Our web site address is http://www.sgbh.com.

     All trademarks or trade names referred to in this prospectus are the property of their respective owners.

                            SUPERIOR GALLERIES, INC.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----

Independent Registered  Public Accounting Firms' Reports ....................F-2

Financial Statements - June 30, 2004 and 2003

      Balance Sheets ........................................................F-4

      Statements of Operations...............................................F-6

      Statements of Stockholders' Equity (Deficit)...........................F-8

      Statements of Cash Flows...............................................F-9

      Notes to Financial Statements.........................................F-12

      Schedule II - Valuation and Qualifying Accounts ......................F-37

Interim Financial Statements - December 31, 2004 and 2003 (unaudited)

      Balance Sheets (unaudited) ...........................................F-39

      Statements of Operations (unaudited) .................................F-41

      Statements of Cash Flows (unaudited) .................................F-42

      Notes to Interim Financial Statements (unaudited).....................F-43

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Superior Galleries, Inc.
Beverly Hills, California

We have audited the balance sheet of Superior Galleries, Inc. as of June 30, 2004 and the related statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Superior Galleries, Inc. as of June 30, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 14 to the financial statements, the Company has suffered negative cash flows from operations, has significant debt that is callable on demand, and has limited working capital. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 14. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                   /s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
July 27, 2004

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Superior Galleries, Inc. and Subsidiaries
Beverly Hills, California

We have audited the accompanying consolidated balance sheet of Superior Galleries, Inc. and subsidiaries (the "Company") as of June 30, 2003, and the related consolidated statement of operations, stockholders' equity (deficit) and cash flows for the year ended June 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Superior Galleries, Inc. and subsidiaries as of June 30, 2003, and the results of their operations and their cash flows for the year ended June 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 14 to the consolidated financial statements, the Company has suffered recurring losses from operations, negative cash flows from operations, is in default on a significant debt obligation, and has limited working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 14. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                  /s/ HASKELL & WHITE LLP

Irvine, California
September 5, 2003

                                      SUPERIOR GALLERIES, INC.
                                           BALANCE SHEETS


                                                                       June 30, 2004  June 30, 2003
                                                                       -------------  -------------
            ASSETS
                            (NOTE 6 AND 7)
CURRENT ASSETS

      Cash and cash equivalents (Note 1)                                $    446,530   $    688,872
      Accounts receivable, net of allowance for uncollectible
         accounts of $259,007 (2004) and $270,663 (2003) (Note 1)          3,712,866      2,825,699
      Auction and customer advances (Notes 1, 5 and 6)                     6,401,873      3,495,335
      Inventories (Notes 1, 2, 6, 7 and 9)                                 6,106,593      2,497,435
      Prepaid expense and other                                               50,574         89,788
                                                                        ------------   ------------
             Total current assets                                         16,718,436      9,597,129

Property and equipment, net (Notes 1 and 3)                                  135,361        216,424
Other assets                                                                  11,100         13,779
                                                                        ------------   ------------
            TOTAL ASSETS                                                $ 16,864,897   $  9,827,332
                                                                        ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

        Line of credit - related party (Note 6)                         $  6,600,000           $  -
        Line of credit (Note 7)                                            2,500,000      2,500,000
        Accounts payable and accrued expenses                              7,260,814      6,838,143
        Notes payable to a related party (Note 9)                            300,000        559,970
        Series A stock redemption payable (Note 11)                          343,750              -
        Notes payable (Note 8)                                                     -         56,832
                                                                        ------------   ------------
            Total current liabilities                                     17,004,564      9,954,945
                                                                        ============   ============


                          (See accompanying notes to Financial Statements)


                                                F-4

                                           SUPERIOR GALLERIES, INC.
                                          BALANCE SHEETS (CONTINUED)


                                                                               June 30, 2004    June 30, 2003
                                                                               -------------    -------------
LONG-TERM LIABILITIES

        Notes payable to a related party, net of current portion (Note 9)      $     600,000    $     800,000
        Series A stock redemption payable, net of
           current portion (Note 11)                                                 343,750                -
        Notes payable, net of current portion (Note 8)                                     -            7,008
                                                                               -------------    -------------
            Total long-term liabilities                                              943,750          807,008
                                                                               -------------    -------------
                    TOTAL LIABILITIES                                             17,948,314       10,761,953
                                                                               -------------    -------------

Series A $5.00 redeemable 8% convertible preferred stock $0.001 par value, 1,400,000 shares designated, 125,000 shares issued and outstanding with a liquidation preference of $637,500
   (Note 11)                                                                               -          637,469
                                                                               -------------    -------------

COMMITMENTS, CONTINGENCIES AND SUBSEQUENT EVENTS (NOTES 5, 6,
7, 9, 10, 11, 12 AND 14)

STOCKHOLDERS' EQUITY (DEFICIT) (NOTE 11)

        Preferred Stock, 3,193,000 shares undesignated, none outstanding                   -                -
        Series B convertible preferred stock $1.00 par value, 3,400,000 shares designated 3,400,000 shares issued and outstanding with
          a liquidation preference of $3,400,000                                   2,966,500        2,966,500
        Series D convertible preferred stock $1.00 par value, 2,000,000 shares designated 2,000,000 shares issued and outstanding with
          a liquidation preference of $2,000,000                                   1,931,456        1,931,456
        Common stock, $.001 par value, 12,500,000 shares authorized,
          4,485,942 (2004) and 2,640,836 (2003) issued and outstanding                 4,486            2,641
        Additional paid in capital                                                 7,911,988        7,939,925
        Accumulated deficit                                                      (13,897,847)     (14,412,612)
                                                                               -------------    -------------
            Total stockholders' equity (deficit)                                  (1,083,417)      (1,572,090)
                                                                               -------------    -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                           $  16,864,897    $   9,827,332
                                                                               =============    =============


                               (See accompanying notes to Financial Statements)


                                                     F-5

                                 SUPERIOR GALLERIES, INC.
                                 STATEMENTS OF OPERATIONS


                                                            Year Ended       Year Ended
                                                           June 30, 2004    June 30, 2003
                                                           -------------    -------------
Net sales                                                  $  26,916,284    $  18,043,826
Commission income                                              3,081,028        2,311,082
                                                           -------------    -------------
TOTAL REVENUE                                                 29,997,312       20,354,908

COST OF SALES                                                 23,381,949       15,952,059
                                                           -------------    -------------

GROSS PROFIT                                                   6,615,363        4,402,849

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                   5,958,829        6,675,629

IMPAIRMENT OF GOODWILL (NOTES 1 AND 4)                                 -          591,521
                                                           -------------    -------------

Income (loss) from operations                                    656,534       (2,864,301)
                                                           -------------    -------------

OTHER INCOME (EXPENSE)
 Interest income                                                 476,300          125,511
 Interest expense (Notes 6, 7, 8 and 9)                         (535,248)        (672,298)
 Other expense, net                                              (32,864)         (66,519)
                                                           -------------    -------------

     Total other income (expense)                                (91,812)        (613,306)
                                                           -------------    -------------

INCOME (LOSS) BEFORE INCOME TAX PROVISION                        564,722       (3,477,607)

INCOME TAX PROVISION (NOTE 10)                                    12,456           13,396
                                                           -------------    -------------

NET INCOME (LOSS)                                          $     552,266    $  (3,491,003)
                                                           =============    =============


                     (See accompanying notes to Financial Statements)


                                           F-6

                            SUPERIOR GALLERIES, INC.
                      STATEMENTS OF OPERATIONS (CONTINUED)


                                                            Year Ended       Year Ended
                                                           June 30, 2004    June 30, 2003
                                                           -------------    -------------
Calculation of net income (loss) per share:
Net income (loss)                                          $     552,266    $  (3,491,003)
Preferred stock accretion                                        (50,031)         (66,681)
Preferred stock dividend                                         (37,500)        (429,267)
                                                           -------------    -------------

Net income (loss) applicable to common shares              $     464,735    $  (3,986,951)
                                                           =============    =============

NET INCOME (LOSS) PER COMMON SHARE:
     from net income (loss), basic                                 $0.11           $(1.75)
                                                           =============    =============
     from net income (loss), fully diluted                         $0.06           $(1.75)
                                                           =============    =============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
            Basic                                              4,369,675        2,277,672
                                                           =============    =============
            Fully diluted                                      8,098,265        2,277,672
                                                           =============    =============


                     (See accompanying notes to Financial Statements)


                                           F-7

                                                   SUPERIOR GALLERIES, INC.
                                         STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                          FOR THE YEARS ENDED JUNE 30, 2004 AND 2003


                                                Series B                     Series D
                                            Preferred Stock               Preferred Stock
                                      ---------------------------   ---------------------------      Common
                                         Shares         Amount         Shares         Amount         Shares          Amount
                                      ------------   ------------   ------------   ------------   ------------    ------------
Balance, June 30, 2002                   3,400,000     $2,966,500              -   $          -      2,060,573          $2,061

Issuance of Series D Preferred
  stock, net of offering cost
  (Note 11)                                      -              -      2,000,000      1,931,456              -               -
Issuance of common stock in
  exchange for Series C
  Preferred Stock (Note 11)                      -              -              -              -        583,333             583
Fair value of re-priced warrants
  as dividends on Series B
  Preferred Stock (Note 11)                      -              -              -              -              -               -
Fair value of re-priced warrants
  pursuant to Series D Preferred
  Stock offering (Note 11)                       -              -              -              -              -               -
Purchase and cancellation of common
  stock                                          -              -              -              -         (3,070)             (3)
Accretion of redemption value of
  Series A Preferred Stock
  (Note 11)                                      -              -              -              -              -               -
Dividends on preferred stock                     -              -              -              -              -               -
Net loss                                         -              -              -              -              -               -
                                      ------------   ------------   ------------   ------------   ------------    ------------
Balance June 30, 2003                    3,400,000      2,966,500      2,000,000      1,931,456      2,640,836           2,641

Reverse split adjustment                         -              -              -              -              6               -
Issuance of common stock (Note 11)               -              -              -              -      1,845,100           1,845
Fair value of options granted                    -              -              -              -              -               -
Accretion of redemption value of
  Series A Preferred Stock
  (Note 11)                                      -              -              -              -              -               -
Dividends on preferred stock                     -              -              -              -              -               -
Net income                                       -              -              -              -              -               -
                                      ------------   ------------   ------------   ------------   ------------    ------------
Balance, June 30, 2004                   3,400,000     $2,966,500      2,000,000     $1,931,456      4,485,942          $4,486
                                      ============   ============   ============   ============   ============    ============


                                       Additional       Earnings      Stockholder's
                                          Paid        (Accumulated        Equity
                                       in Capital       Deficit)        (Deficit)
                                      ------------    ------------    ------------
Balance, June 30, 2002                  $6,938,810    $(10,492,343)      $(584,972)

Issuance of Series D Preferred
  stock, net of offering cost
  (Note 11)                                      -               -       1,931,456
Issuance of common stock in
  exchange for Series C
  Preferred Stock (Note 11)                699,417               -         700,000
Fair value of re-priced warrants
  as dividends on Series B
  Preferred Stock (Note 11)                340,000        (340,000)              -
Fair value of re-priced warrants
  pursuant to Series D Preferred
  Stock offering (Note 11)                  29,020               -          29,020
Purchase and cancellation of common
  stock                                       (641)              -            (644)
Accretion of redemption value of
  Series A Preferred Stock
  (Note 11)                                (66,681)              -         (66,681)
Dividends on preferred stock                     -         (89,266)        (89,266)
Net loss                                         -      (3,491,003)     (3,491,003)
                                      ------------    ------------    ------------
Balance June 30, 2003                    7,939,925     (14,412,612)     (1,572,090)

Reverse split adjustment                         -               -               -
Issuance of common stock (Note 11)               -               -           1,845
Fair value of options granted               22,094               -          22,094
Accretion of redemption value of
  Series A Preferred Stock
  (Note 11)                                (50,031)              -         (50,031)
Dividends on preferred stock                     -         (37,500)        (37,500)
Net income                                       -         552,265         552,265
                                      ------------    ------------    ------------
Balance, June 30, 2004                  $7,911,988    $(13,897,847)    $(1,083,417)
                                      ============    ============    ============


                                       (See accompanying notes to Financial Statements)


                                                             F-8

                                             SUPERIOR GALLERIES, INC.
                                             STATEMENT OF CASH FLOWS


                                                                                   Year Ended       Year Ended
                                                                                  June 30, 2004    June 30, 2003
                                                                                  -------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)                                                                 $     552,266    $  (3,491,003)
Adjustments to reconcile net income (loss) to net cash
     used in operating activities:
Depreciation and amortization                                                            93,781          127,376
Bad debts                                                                                     -          130,714
Loss on retirement of property and equipment                                             32,864           48,786
Loss on investments                                                                           -           16,872
Impairment of goodwill                                                                        -          591,521
Fair value of options, warrants and common stock granted                                 22,094           29,020
Increase (decrease) in cash from changes in assets and liabilities
      Accounts receivable                                                              (887,167)       2,428,989
      Other receivables                                                                       -           26,844
      Inventories                                                                    (3,609,158)         786,409
      Prepaid expenses and other                                                         39,214          (34,631)
      Other assets                                                                        2,679          222,609
      Auction and customer advances, net                                             (2,906,538)      (1,647,167)
      Accounts payable and accrued expenses                                             422,671         (124,791)
      Customer deposits                                                                       -         (241,880)
                                                                                  -------------    -------------

Net cash used in operating activities                                                (6,237,294)      (1,130,332)
                                                                                  -------------    -------------

CASH FLOWS FROM INVESTING ACTIVITIES

Purchases of property and equipment                                                     (55,757)         (48,464)
Proceeds from sale of property and equipment                                             10,174           20,480
Collection on sale note receivable                                                            -           69,286
                                                                                  -------------    -------------

Net cash (used in) provided by investing activities                                     (45,583)          41,302
                                                                                  -------------    -------------


                                 (See accompanying notes to Financial Statements)


                                                       F-9

                                             SUPERIOR GALLERIES, INC.
                                       STATEMENT OF CASH FLOWS (CONTINUED)


                                                                                   Year Ended       Year Ended
                                                                                  June 30, 2004    June 30, 2003
                                                                                  -------------    -------------
   CASH FLOWS FROM FINANCING ACTIVITIES

   Borrowings under related party line of credit                                     11,000,000                -
   Repayments under related party line of credit                                     (4,400,000)               -
   Borrowings under lines of credit                                                   3,300,000        2,500,000
   Repayments under lines of credit                                                  (3,300,000)        (376,393)
   Borrowings under notes payable                                                             -        2,191,325
   Repayments under notes payable                                                       (63,840)      (4,212,002)
   Borrowings under related party debt                                                        -          359,970
   Repayments under related party debt                                                 (459,970)               -
   Repayments on obligations under capital lease                                              -           (3,646)
   Repayments under repurchase agreement                                                      -         (556,361)
   Issuance of common shares                                                              1,845                -
   Issuance of Series D preferred shares, net of offering expenses                                     1,931,456
   Purchase of common stock for cancellation                                                  -             (644)
   Payment of dividends on preferred stock                                              (37,500)         (89,267)
                                                                                  -------------    -------------
   Net cash provided by financing activities                                          6,040,535        1,744,438
                                                                                  -------------    -------------

   Net (decrease) increase in cash and equivalents                                     (242,342)         655,408

  Cash and cash equivalents, beginning of year                                          688,872           33,464
                                                                                  -------------    -------------
   Cash and cash equivalents, end of year                                         $     446,530    $     688,872
                                                                                  =============    =============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Cash paid during the year for:
   Interest                                                                       $     749,393    $     458,124
                                                                                  =============    =============
   Income taxes                                                                   $       9,008    $       2,310
                                                                                  =============    =============


                                 (See accompanying notes to Financial Statements)


                                                      F-10

                                             SUPERIOR GALLERIES, INC.
                                       STATEMENT OF CASH FLOWS (CONTINUED)


                                                                                   Year Ended       Year Ended
                                                                                  June 30, 2004    June 30, 2003
                                                                                  -------------    -------------
   NON-CASH INVESTING AND FINANCING ACTIVITIES

   Accretion of redemption value of Series A Preferred stock                             50,031           66,681
   Series A preferred stock redemption liability                                        687,500                -
   Issuance of common stock on conversion of Series C preferred stock                         -          700,000
   Fair value of re-priced warrants as dividends on Series B preferred stock                  -          340,000
   Cancellation of treasury common stock                                                      -              644


SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITY

During the years ended June 30, 2004 and 2003, the Company completed non-cash transactions as follows:



                                 (See accompanying notes to Financial Statements)


                                                      F-11

                            SUPERIOR GALLERIES, INC.
                          NOTES TO FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION AND BUSINESS

     Superior Galleries, Inc. ("Superior" or the "Company") is a wholesaler, retailer, and auctioneer of rare coins. The Company is based in Beverly Hills, California. On June 30, 2003 as part of a reincorporation in the State of Delaware the Company's name was changed to Superior Galleries, Inc. from Tangible Asset Galleries, Inc. Additionally, the Company's subsidiary Superior Galleries, Inc., a Nevada corporation, name was changed to Superior Galleries Beverly Hills, Inc. ("SGBH"). As of July 1, 2003, all operations in SGBH ceased and were transferred to Superior.

     PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION

     At June 30, 2003, the consolidated financial statements include the accounts of Superior and SGBH. At June 30, 2004 the financial statements include only the accounts of Superior as all the accounts and operations in SGBH were transferred effective July 1, 2003. For purposes of presentation, the balances as at and the results of operations for the year ended June 30, 2003 were consolidated, but the balances as at and the results of operations for the year ended June 30, 2004 were not consolidated. The corporate charter of SGBH was surrendered during the year ending June 30, 2004.

     For purposes of the consolidated financial statements during the year ending, and, at June 30, 2003, all significant inter-company balances and transactions have been eliminated in consolidation.

     See also Note 14 for discussions of going concern matters.

     RECLASSIFICATIONS

     Certain amounts may have been reclassified in the 2003 consolidated financial statements to conform to the basis of presentation used in 2004. Such amounts, if any, are not material.

     CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. The Company places its cash with high credit quality institutions. The Federal Deposit Insurance Corporation ("FDIC") insures cash accounts at each institution for up to $100,000. From time to time, the Company maintains cash in excess of the FDIC limit.

     INVENTORIES

     Inventories consisting of rare coins are stated at the lower of cost (on a specific identification basis) or market.

                            SUPERIOR GALLERIES, INC.
                          NOTES TO FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost and are depreciated or amortized (as applicable) using the straight-line method over the estimated useful lives of the related assets, ranging from three to seven years. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is reflected in operations.

     The Company assesses the recoverability of property and equipment by determining whether the depreciation and amortization of property and equipment over its remaining life can be recovered through projected un-discounted future cash flows. The amount of property and equipment impairment, if any, is measured based on fair value and is charged to operations in the period in which property and equipment impairment is determined by management. At June 30, 2004 and 2003, management of the Company has not identified any impaired assets.

     GOODWILL

     Effective July 1, 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets". SFAS 142 requires that goodwill be tested for impairment on an annual basis. As the Company recorded goodwill for its purchase of its SGBH subsidiary in July 2001, it tested the goodwill for impairment during the quarter ended December 31, 2002. Management estimated the fair value of the reporting unit (i.e. Company as a whole) using a present value model on estimated future cash flows. This value was then adjusted to calculate the implied fair value of goodwill based on the allocation of the reporting units assets and liabilities. The calculation identified that the implied fair value was less than the carrying amount of goodwill, indicating that the goodwill had been impaired. Based on this analysis, goodwill was determined to be fully impaired and the Company had recorded an impairment of goodwill charge to operations of $591,521 during the quarter ended December 31, 2002.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates. Areas where significant estimation is involved include, but are not limited to, the evaluation of the collectibility of accounts receivable, and, auction and customer advances, and the realizability and valuation of inventories.

                            SUPERIOR GALLERIES, INC.
                          NOTES TO FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     REVENUE RECOGNITION

     The Company generates revenue from wholesale and retail sales of rare coins and precious metals bullion. The recognition of revenue varies for wholesale and retail transactions and is, in large part, dependent on the type of payment arrangements made between the parties. We recognize sales on an F.O.B. shipping point basis.

     The Company sells rare coins to other wholesalers/dealers within its industry on credit, generally for terms of 15 to 60 days, but in no event greater than one year. The Company grants credit to new dealers based on extensive credit evaluations and for existing dealers based on established business relationships and payment histories. The Company generally does not obtain collateral with which to secure its accounts receivable when the sale is made to a dealer. The Company maintains reserves for potential credit losses based on an evaluation of specific receivables and the Company's historical experience related to credit losses. As of June 30, 2004 and 2003, management has established an accounts receivable reserve of $259,007 and $270,663, respectively.

     Revenues for monetary transactions (i.e., cash and receivables) with dealers are recognized when the merchandise is shipped to the related dealer.

     The Company also sells rare coins to retail customers on credit, generally for terms of 30 to 60 days, but in no event greater than one year. The Company grants credit to retail customers based on extensive credit evaluations and for existing retail customers based on established business relationships and payment histories. When a retail customer is granted credit, the Company generally collects a payment of 25% of the sales price, establishes a payment schedule for the remaining balance and holds the merchandise as collateral as security against the customer's receivable until all amounts due under the credit arrangement are paid in full. If the customer defaults in the payment of any amount when due, the Company may declare the customer's obligation in default, liquidate the collateral in a commercially reasonable manner using such proceeds to extinguish the remaining balance and disburse any amount in excess of the remaining balance to the customer.

     Under this retail arrangement, revenues are recognized when the customer agrees to the terms of the credit and makes the initial payment. Less than 5% of the Company's sales are retail credit sales. The Company's has a limited-in-duration money back guaranty policies (as discussed below).

                            SUPERIOR GALLERIES, INC.
                          NOTES TO FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     In limited circumstances, the Company exchanges merchandise for similar merchandise and/or monetary consideration with both dealers and retail customers, for which the Company recognizes revenue in accordance with APB No. 29, "ACCOUNTING FOR NON-MONETARY TRANSACTIONS." When the Company exchanges merchandise for similar merchandise and there is no monetary component to the exchange, the Company does not recognize any revenue. Instead, the basis of the merchandise relinquished becomes the basis of the merchandise received, less any indicated impairment of value of the merchandise relinquished. When the Company exchanges merchandise for similar merchandise and there is a monetary component to the exchange, the Company recognizes revenue to the extent of monetary assets received and determines the cost of sale based on the ratio of monetary assets received to monetary and non-monetary assets received multiplied by the cost of the assets surrendered.

     The Company has a return policy (money-back guarantee). The policy covers retail transactions involving graded rare coins only. Customers may return graded rare coins purchased within 7 days of the receipt of the rare coins for a full refund as long as the rare coins are returned in exactly the same condition as they were delivered. In the case of rare coin sales on account, customers may cancel the sale within 7 days of making a commitment to purchase the rare coins. The receipt of a deposit and a signed purchase order evidences the commitment. Any customer may return a coin if they can demonstrate that the coin is not authentic, or there was an error in the description of a graded coin.

     Historically, the Company's retail customers have not exercised their rights to money-back guarantees and as such, the Company's management has not provided a reserve for sales returns in the accompanying financial statements. Revenues from the sale of consigned goods are recognized as commission income on such sale if the Company is acting as an agent for the consignor. If in the process of selling consigned goods, the Company makes an irrevocable payment to a consignor for the full amount due on the consignment and the corresponding receivable from the buyer(s) has not been collected by the Company at that payment date, the Company records that payment as a purchase and the sale of the consigned good(s) to the buyer as revenue as the Company has assumed all collection risk.

     The Company's auction businesses generate revenue in the form of commissions charged to buyers and sellers of auction lots. Auction commissions include buyers' commissions, sellers' commissions, and buyback commissions, each of which are calculated based on a percentage of the hammer price.

     Buyers' and sellers' commissions are recognized upon the confirmation of the identification of the winning bidders. Funds charged to winning bidders include the hammer price plus the commission. Only the commission portion of the funds received by winning bidders is recorded as revenue.

                            SUPERIOR GALLERIES, INC.
                          NOTES TO FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Buyback commissions represent an agreed upon rate charged by the Company for goods entered in the auction and not sold. Goods remain unsold when an auction lot does not meet the consignor reserve, which is the minimum sales price as determined prior to auction, and when items sold at auction are returned subsequent to the winning bidder taking possession. Buyback commission is recognized along with sellers' commission or at the time an item is returned. Returns from winning bidders are very limited and primarily occur when a rare coin sold auction has an error in its description in which the winner bidder relied upon to purchase the item.

     ADVERTISING

     Advertising costs are expensed as incurred. During the years ended June 30, 2004 and 2003, advertising expenses were $578,116 and $502,260 respectively.

     INCOME TAXES

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "ACCOUNTING FOR INCOME TAXES" ("SFAS 109"). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

     STOCK-BASED COMPENSATION

     The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 123 "ACCOUNTING FOR STOCK-BASED COMPENSATION," encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. As permitted under SFAS No. 123 and as amended by SFAS No. 148, "ACCOUNTING FOR STOCK-BASED COMPENSATION - TRANSITION AND DISCLOSURE - AN AMENDMENT OF STATEMENT OF FINANCIAL ACCOUNTING STANDARD NO. 123," the Company accounts for stock-based compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES" and related interpretations, and provides the pro forma disclosure. Accordingly, compensation cost for the stock options is measured as the excess, if any, of the fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

                            SUPERIOR GALLERIES, INC.
                          NOTES TO FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Pro forma information regarding net income (loss) and income (loss) per share is required by SFAS 123, and is to be determined as if the Company had accounted for its employee stock options granted under the fair value method pursuant to SFAS 123, rather than the intrinsic method pursuant to APB 25. The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model with the following range of assumptions for 2004 (there were no options granted in 2003):

                                             2004             2003
                                             ----             ----

         Risk free interest rate            1 - 2%            n/a
         Dividends                            -               n/a
         Volatility factor                   275%             n/a
         Expected life                   1 - 3 years          n/a

     For purpose of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro-forma information for years ending June 30, 2004 and 2003 as follows:

                                                              2004            2003
                                                          -------------   -------------
     Net income (loss) applicable to common shares,
           as reported                                         $464,735     $(3,986,951)
     Add: Stock-based employee compensation included in
          reported net income (loss)                                 --              --
     Less: Total stock-based employee compensation
           expense determined under Black-Scholes
           option pricing model, net of tax effects              21,030               -
                                                          -------------   -------------

     Pro forma net income (loss)                               $443,705     $(3,986,951)
                                                          =============   =============

     Earnings (loss) per share - as reported:
           Basic                                                  $0.11          ($1.75)
           Diluted                                                $0.06          ($1.75)

     Earnings (loss) per share - pro forma:
           Basic                                                  $0.10          ($1.75)
           Diluted                                                $0.05          ($1.75)

                            SUPERIOR GALLERIES, INC.
                          NOTES TO FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     EARNINGS (LOSS) PER SHARE

     Basic "Earnings Per Share ("EPS")," is computed as net income (loss) applicable to common shares divided by the weighted average number of common shares outstanding for the period. Net income (loss) applicable to common shares is calculated as net income (loss) less dividends and accretion on preferred stock. Dividends and accretion on preferred stock totaled $37,500 and $50,031, respectively, for the year ended June 30, 2004. Dividends and accretion on preferred stock totaled $429,267 and $66,681, respectively, for the year ended June 30, 2003. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities. The total potential common shares that have not been included in the calculation of diluted net loss per common share totaled 5,671,209 at June 30, 2003, as the effects of such are anti-dilutive for that year. All share and per share amounts have been retroactively adjusted for the effect of a one-for-twenty reverse stock split of the Company's common stock at June 30, 2003.

     SEGMENT REPORTING

     The Company adopted SFAS No. 131 ("SFAS 131"), "DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION," during fiscal 1999. SFAS 131 establishes standards for the way that public companies report information about operating segments and related disclosures about products and services, geographic areas and major customers in annual financial statements. The Company views its operations and manages its business as one segment, collectibles.

     COMPREHENSIVE INCOME

     Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 established new rules for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The adoption of SFAS 130 had no effect on the accompanying financial statements, because the Company had and continues to have no other components of comprehensive income.

     CUSTOMER AND VENDOR CONCENTRATIONS

     During the years ended June 30, 2004 and 2003, the Company had no customer that accounted for 10% or more of the Company's net sales. As of June 30, 2004, the Company had one customer that represented 18% of accounts receivable as of such date; and as of June 30, 2003, the Company had two customers that represented 31% of accounts receivable as of such date.

     During the years ended June 30, 2004 and 2003, the Company did not purchase 10% or more of its inventories from any single vendor. As of June 30, 2004, the Company had no vendor that represented more than 10% of accounts payable of such date; and as June 30, 2003 the Company had one vendor that represented more than 21% of accounts payable as of such date.

                            SUPERIOR GALLERIES, INC.
                          NOTES TO FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     RISKS AND UNCERTAINTIES

     MARKET RISK

     Over time, market demand for investment grade coins will vary due to perceived scarcity, subjective valuation, general consumer trends, variations in the price of precious metals, and other general economic conditions. The Company derives a significant portion of its revenues from wholesale dealers and retail collectors on the sales of investment grade coins. Declines in market demand for investment grade coins would likely cause a decrease in annual sales revenue and have an overall negative effect on operations.

     INVENTORY RISK

     The Company purchases investment grade coins from dealers and collectors and assumes the inventory and price risks of these items until sold. If the Company were unable to sell such inventory, or if the prices were insufficient to generate a profit, or if the market value of such inventory were to decline, the ultimate amounts realized by the Company from the sale of such inventory could be less than the carrying values reflected in the accompanying balance sheets.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, "DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS," requires the disclosure of the fair value, if reasonably obtainable, of the Company's financial instruments. The Company's financial instruments consist of its cash, accounts receivable, line of credit, accounts payable and accrued expense; note payable and notes payable to related parties. Management has determined that, except for notes payable (see Note 9) to related parties, the fair values of the Company's financial instruments approximate their carrying values at June 30, 2004 and 2003. Management was unable to determine the fair value of the notes payable to related parties, as an active market for such instruments does not exist.

2.   INVENTORIES

     Inventories are comprised of the following:

                                                  June 30, 2004   June 30, 2003
                                                  -------------   -------------
     Rare coins                                      $6,106,593      $2,147,435
     Fine and decorative arts                                 -       1,015,138
     Reserve                                                  -        (665,138)
                                                  -------------   -------------
                                                     $6,106,593      $2,497,435
                                                  =============   =============

     Inventory totaling $1,228,813 and $904,677 was on consignment with third parties at June 30, 2004 and 2003, respectively. Inventory totaling $0 and $171,562, was held for display at the residence of the chief executive officer at June 30, 2004 and 2003, respectively.

                            SUPERIOR GALLERIES, INC.
                          NOTES TO FINANCIAL STATEMENTS


2.   INVENTORIES (CONTINUED)

     The Company, from time to time, enters into informal partnerships with third parties who are either vendors or customers for the purchase and sale of specific rare coins. These arrangements include joint ownership of the rare coin and equal participation in profit or loss on specific transactions adjusted for agreed upon expenses and interest costs. When the rare coins are purchased the Company records its proportional ownership as inventory and upon the sale of the rare coins, the Company records its proportional sale and profit or loss. In most instances, the Company elects to buy-out the partnership interest in rare coins prior to its sale and the recording of a proportional sale and profit or loss are no longer applicable. At any given time, the Company may be involved in one to two of these agreements. As of June 30, 2004 and 2003, inventory totals reflected the Company's total proportional ownership and does not include any minority interest claims in regard to such partnership arrangements.

     The inventory reserve of $665,138 at June 30, 2003 is the result of management's estimate of the liquidation value of the entire Art inventory based on management's decision to exit the Art business segment. The Company completed the liquidation of the Art inventory in October 2003 (see
     Note 13).

3.   PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                   June 30, 2004  June 30, 2003
                                                   -------------  -------------
      Furniture and equipment                           $133,847       $232,615
      Computer equipment                                 216,674        268,906
      Vehicles                                                 -         24,676
      Leasehold improvements                             111,580        152,542
                                                   -------------  -------------
                                                         462,101        678,739

     Accumulated depreciation and amortization          (326,740)      (462,315)
                                                   -------------  -------------

                                                        $135,361       $216,424
                                                   =============  =============

     Depreciation expense for the years ended June 30, 2004 and 2003 were $93,781 and $127,376, respectively.

4.   GOODWILL

     On July 6, 2001, the Company recorded goodwill for its purchase of its SGBH subsidiary in the amount of $591,521. The Company tested the goodwill for impairment during the quarter ended December 31, 2002. Management estimated the fair value of the reporting unit (i.e. Company as a whole) using a present value model on estimated future cash flows. This value was then adjusted to calculate the implied fair value of goodwill based on the allocation of the reporting units assets and liabilities. The calculation identified that the implied fair value was less than the carrying amount of goodwill, indicating that the goodwill had been impaired. Based on this

                            SUPERIOR GALLERIES, INC.
                          NOTES TO FINANCIAL STATEMENTS


     analysis, goodwill was determined to be fully impaired and the Company recorded an impairment of goodwill charge to operations of $591,521 during the year ended June 30, 2003.

5.   AUCTION AND CUSTOMER ADVANCES

     Superior has established two short-term lending programs consisting of (i) advancing consignment customers cash based on consigned inventory acquired for upcoming auctions, and, (ii) advancing customers cash based on the customer's assigning specific rare coins in their inventory to Superior as collateral. Superior can advance a customer up to 70% of consigned or assigned rare coin(s)' wholesale value. For auction advances, Superior will advance cash to a customer and take control of the inventory to be held on consignment for auction. The customer will sign a note receivable for the funds advanced to be secured by the consigned inventory. As consigned inventory is sold, the proceeds will be collected, repaying Superior for the auction advance and any auction fees, with the remaining amount due to the consignor. For customer inventory advances, Superior will advance cash to a customer and take control of the assigned inventory. The customer will sign a promissory note for the funds advanced to be secured by the assigned inventory. Auction and customer advances bear interest at rates between 6% and 12% based primarily on the customer's creditworthiness and the loan size. The average term of the loan is approximately three months and no individual loan will exceed one year. Customers may require minimum prices for their consigned coins, and if the coin has not sold by the loan maturity date, the customer must either refinance the loan, repay the loan, or permit us to liquidate the coin. Superior will retain control of the assigned inventory until the customer repays the advance. Auction and customer advances consist of the follows:

                                          June 30, 2004       June 30, 2003
                                          -------------       -------------
          Auction advances                  $4,453,873          $3,495,335
          Customer inventory advances        1,948,000                   -
                                            ----------          ----------
                                            $6,401,873          $3,495,335
                                            ==========          ==========

6.   LINE-OF-CREDIT - RELATED PARTY

     On October 13, 2003, Superior executed a Commercial Loan and Security Agreement ("LOC") with Stanford Financial Group Company, an affiliate of a principal stockholder, Stanford Venture Capital Holdings, Inc., to provide the Company with a $7.5 million line of credit for purposes of financing inventory, auction advances and inventory loans to other rare coin dealers and collectors. The LOC bear interest at the prime-lending rate (4.00% at June 30, 2004) and is secured by substantially all of Superior's assets. The LOC expires on October 1, 2004. As of June 30, 2004 the outstanding LOC balance was $6,600,000. This balance reflects the net borrowing against the LOC for the year ended June 30, 2004.

     During the year ended June 30, 2004, Superior incurred interest expense on the line of credit - related party totaling $104,206.

                            SUPERIOR GALLERIES, INC.
                          NOTES TO FINANCIAL STATEMENTS


7.   LINES-OF-CREDIT

     On July 9, 2002 and July 26, 2002 the Company entered into temporary working capital loan agreements with a private Lender ("Lender") in the amounts of $1,500,000 and $1,000,000 respectively. These loans bore interest at the prime lending rate plus 7% per annum (11% at June 30, 2003), were secured by the inventory of the Company and a personal guarantee of the Company's chief executive officer and a principal stockholder, and, were due to be repaid in 60 days. On August 8, 2002 the Company converted the two loans from the Lender into a Line of Credit with the Lender by executing a Secured Revolving Line of Credit Agreement ("Line of Credit"). The Line of Credit bore interest at the prime lending rate plus 7% per annum, was due on September 9, 2002, was secured by substantially all the assets of the Company and a personal guarantee of the Company's CEO. The Line of Credit provided for interest payments to made in cash, inventory or restricted common shares of the Company at the sole discretion of the Lender. On September 16, 2002 the Line of Credit was amended to extend the due date to October 15, 2002. In November 2002 the Lender became deceased and the aforementioned Line of Credit became an asset of the Estate of the Lender ("Lender Estate"). On September 30, 2003 the Company and the executor of the Lender Estate executed a Renewal and Modification Agreement that amended the Line of Credit. In exchange for a payment of $230,000 representing interest in arrears through September 30, 2003, the Lender Estate agreed to reduce the interest rate to 6% effective October 1, 2003, release its first priority lien position on all accounts receivable of the Company and to consider the default cured at that time. The amendment also required monthly interest payments beginning on November 1, 2003. The executor of the Lender Estate orally agreed to discuss repayment terms at a future date, but the Line of Credit is callable with five days notice and there is no guarantee that the Line of Credit will not be called for repayment at any time. There can be no assurance that the Company will be able to negotiate a repayment schedule for this obligation on terms acceptable to the Company. The Company is current with monthly interest payments, but has not made principal repayments during the years ended June 30, 2004 and 2003. As of June 30, 2004 the outstanding balance was $2,500,000.

     On February 21, 2003, the Company entered into an oral auction line of credit agreement ("Auction LOC") with a private lender whereby the lender would advance funds to Superior for the sole purpose of providing auction advances to its consignment customers. The maximum limit of the Auction LOC was $2,000,000 and it bore interest at rate of 10% per annum with interest payable monthly. The Auction LOC was secured by the collateralization of inventory consigned by Superior's auction advance customers and the assignment of the auction advance agreements to the private lender. The lender could have terminated this arrangement and demanded payment at any time. At June 30, 2003, there was no balance due on the Auction LOC. In September 2003, the private lender agreed to temporarily increase the Auction LOC maximum limit to $2,800,000. On October 28, 2003, the Auction LOC was repaid in full and the lender and the Company mutually agreed to terminate the agreement.

                            SUPERIOR GALLERIES, INC.
                          NOTES TO FINANCIAL STATEMENTS


8.   NOTES PAYABLE

     Notes payable consist of the following:

                                                   June 30, 2004  June 30, 2003
                                                   -------------  -------------
     Note payable for acquisition of assets of
     SGBH, secured by assets acquired, and
     guaranteed by the Company and principal
     stockholder and chief executive officer.
     The loan provided for periodic payments
     through January 2002, however, payments
     were suspended by the Company. The Company
     renegotiated payment terms by increasing
     the note balance by $49,110 to cover
     unpaid interest, establishing a new rate
     of 4.5% over prime lending rate, to be
     paid in biweekly installments over one
     year. In November 2002 , the Company and
     creditor renegotiated the payment terms.
     The Company made a lump-sum payment of
     $179,350 and renegotiated the terms of
     payment for the balance due with the
     creditor. The Company made ten principal
     and interest installments of $19,133 each
     that began on December 1, 2002 with
     interest at the rate of 12% per annum. The
     note payable was repaid in full on
     September 1, 2003.                                        -    $    56,832

     Long-term loan agreement dated October 17,
     2000, secured by a delivery van, payable
     in 60 monthly installments of principal
     and interest at an annual interest rate of
     5.9%. The loan was repaid in full on
     December 16, 2003.                                        -          7,008
                                                   -------------  -------------
                                                               -         63,840
     Less current portion                                      -        (56,832)
                                                   -------------  -------------
                                                     $         -    $     7,008
                                                   =============  =============

                            SUPERIOR GALLERIES, INC.
                          NOTES TO FINANCIAL STATEMENTS


9.   NOTES PAYABLE TO A RELATED PARTY

     Notes payable to a related party consist of the following:

                                                   June 30, 2004  June 30, 2003
                                                   -------------  -------------
     Subordinated note payable to Company's
     chief executive officer and principal
     stockholder "CEO", secured by inventory,
     bearing interest at 9% per annum. In April
     2002 the note was renegotiated to include
     quarterly installment payments of $150,000
     plus accrued interest. No principal
     payments had been made. In February 2003,
     pursuant to the sale of Series D preferred
     stock (Note 10), the note was amended to
     include quarterly payments of principal of
     $50,000 commencing September 30, 2003. The
     current portion of the Notes Payable to a
     Related Party reflect the current portion
     of the subordinated note payable. During
     the year ending June 30, 2004, $100,000 of
     principal payments were made. The CEO has
     verbally agreed to delay two principal
     payments of $50,000 each that were due on
     March 31, 2004 and June 30, 2004 to
     September 30, 2004                              $   900,000    $ 1,000,000

     Demand note payable to Company's chief
     executive officer and principal
     stockholder that bore interest at 12% per
     annum. On October 23, 2003, the Company
     repaid the loan as part of the sale of its
     art inventory to the CEO (see Note 13)                    -        289,970

     Demand note payable to Company's chief
     executive officer and principal
     stockholder that bore interest at 12% per
     annum. On October 23, 2003, the Company
     repaid $60,030 of the loan principal as
     part of the sale of its art inventory to
     the CEO (see Note 13). On February 4,
     2004, the remaining balance was repaid                    -         70,000
                                                   -------------  -------------
                                                         900,000      1,359,970
     Less current portion                               (300,000)      (559,970)
                                                   -------------  -------------
                                                     $   600,000    $   800,000
                                                   =============  =============

                            SUPERIOR GALLERIES, INC.
                          NOTES TO FINANCIAL STATEMENTS


9.   NOTES PAYABLE TO A RELATED PARTY (CONTINUED)

     Interest expense incurred to related parties during the year ended June 30, 2004 and 2003 totaled $101,392 and $121,855 respectively. Future minimum payments under notes payable to a related party are as follows:

               Year Ending
                 June 30             Amount
               -----------        -----------

                   2005              $300,000
                   2006              $200,000
                   2007              $200,000
                   2008              $200,000
                                  -----------
                                     $900,000
                                  ===========


10.  INCOME TAXES

     The provision for income taxes consists of the following components:

                                       Year Ended      Year Ended
                                      June 30, 2004   June 30, 2003
                                      -------------   -------------
     Current:
       Federal                              $     -         $     -
       State                                 12,456          13,396
                                      -------------   -------------
                                             12,456          13,396
                                      -------------   -------------
     Deferred:
       Federal                                    -               -
       State                                      -               -
                                      -------------   -------------
                                            $12,456         $13,396
                                      =============   =============

                            SUPERIOR GALLERIES, INC.
                          NOTES TO FINANCIAL STATEMENTS


10.  INCOME TAXES (CONTINUED)

     Deferred income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The income tax effects of significant items comprising the Company's net deferred income tax assets and liabilities are as follows:

                                                                     June 30, 2004    June 30, 2003
                                                                     -------------    -------------
     Deferred tax assets:
        Unearned income                                              $       7,465    $       6,941
        Net operating loss carryforwards                                 3,746,449        3,040,308
        Inventory reserve                                                        -          264,954
        Goodwill                                                           202,726          204,211
        Intangible asset                                                     8,389            7,800
        Accrued vacation pay                                                29,171           22,096
        Allowance for doubtful accounts                                    110,959          189,762
        Contributions                                                        1,187            1,104
        Options and warrants not exercised                                  54,489           41,865
        Depreciation                                                        11,553           36,063
        Other                                                                7,772          308,538
                                                                     -------------    -------------
     Gross deferred tax assets                                           4,180,160        4,123,592
     Valuation allowance                                                (3,987,921)      (4,011,206)
                                                                     -------------    -------------
            Deferred tax assets, net of reserve                            192,239          112,386
     Deferred tax liabilities:
         Depreciation                                                     (192,239)        (112,386)
                                                                     -------------    -------------
     Net deferred tax liabilities                                    $           -    $           -
                                                                     =============    =============

     At June 30, 2004 and 2003, a 100% valuation allowance has been provided on the net deferred income tax assets since the Company cannot determine that it is "more likely than not" they will be realized.

     The income tax benefit differs from the amount of income tax determined by applying the expected U.S. Federal income tax rate to pretax loss for the fiscal periods as a result of:

                                                                      Year Ended       Year Ended
                                                                     June 30, 2004    June 30, 2003
                                                                     -------------    -------------
     Computed tax benefit                                            $     192,005    $  (1,182,386)
     Decrease (increase) in income tax benefit resulting from:
       Nondeductible expenses                                               12,348            4,152
       State income tax expense                                             46,250            2,112
       Change in valuation allowance                                      (238,147)       1,173,586
       Other                                                                     -           15,932
                                                                     -------------    -------------
                                                                     $      12,456    $      13,396
                                                                     =============    =============

                            SUPERIOR GALLERIES, INC.
                          NOTES TO FINANCIAL STATEMENTS


10.  INCOME TAXES (CONTINUED)

     At June 30, 2004, the Company has a Federal tax net operating loss ("NOL") carryforward of approximately $9,620,000, which expires at various dates though 2023, and a state net operating loss carryforward of approximately $5,370,000, which expires at various dates through 2012.

     A portion of the NOLs described above are subject to provisions of the Internal Revenue Code ss.382 which limits the use of NOL carryforwards when changes of ownership of more than 50% occur during a three-year testing period. During the year ended June 30, 2003, the cumulative effects of Stanford's investment in the Company through the Sale of Series B and Series D preferred stock on April 3, 2002 and February 14, 2003, respectively, the Company ownership changed by more than 50%. The issues of common and preferred stock during the years-ended June 30, 2002 and 2003 will limit the use of these NOLs. Further changes in common or preferred stock ownership in future years potentially limit the use of NOLs. The effect of such limitations has yet to be determined. In addition, NOL carryforwards for the purposes of offsetting California state taxable income have been suspended for the tax years beginning in 2002 and 2003.

11.  EQUITY

     AUTHORIZED CAPITAL CHANGES

     On June 30, 2003, the Company's stockholders at the Annual Meeting of the Shareholders approved both an amendment to the Company's articles of incorporation to effect a one-for-twenty reverse split of the Company's common shares and the Company's re-incorporation into the State of Delaware with authorized common stock of 12,500,000 and preferred stock of 10,000,000. The Series A, B and D preferred shares retained the same rights and privileges as previously granted. All common share amounts presented have been retroactively adjusted to reflect a one-for-twenty reverse stock split.

     COMMON STOCK TRANSACTIONS

     On December 26, 2002, the Company purchased 3,222 of its own common stock for $644. The common stock was held as treasury shares until they were cancelled on March 26, 2003.

     On July 24, 2003, the Company issued 1,845,100 common shares pursuant to the exercise of 1,845,100 warrants to purchase the Company's common stock with an exercise price of $0.001 per common share (see additional discussion of warrants in Sale of Series D Convertible Preferred Stock below).

                            SUPERIOR GALLERIES, INC.
                          NOTES TO FINANCIAL STATEMENTS


11.  EQUITY (CONTINUED)

     SALE AND REDEMPTION OF SERIES A CONVERTIBLE PREFERRED STOCK

     On July 3, 2001, the Board of Directors of the Company authorized 15,000,000 shares of $.001 par value preferred stock and simultaneously, the Company commenced a private placement of Series A $5.00 Redeemable 8% Convertible Preferred Stock ("Series A Preferred Stock"). The Series A Preferred Stock carried an annual dividend of $0.40 per share payable quarterly in cash or common stock of the Company at the Company's election, was convertible into 11 shares of the Company's common stock and provided for cash redemption or conversion into common stock of the Company based on elections by the holder or by the Company with certain contingencies. In addition, the Series A Preferred Stockholders had lien rights on the Company's inventory. The Company was prevented for allowing any liens on inventory, unless subordinated to the interests of the Series A Preferred Stockholders. The interest was 150% of the aggregate value of the outstanding Series A Preferred Stock, or $937,500 at June 30, 2003. The offering closed on October 31, 2001 with sales of 125,000 shares of preferred stock with aggregate proceeds from the offering of $625,000. The Series A Preferred Stock was redeemable after March 31, 2004 for cash, at the option of the holder, in the amount of $5.50 per share, with such aggregate amount for each holder payable in ten (10) equal quarterly installments, the first such payment due the quarter immediately following the redemption date. Since the option to redeem into cash was at the option of the holder, the Company had classified this security on the balance sheet outside of stockholders' equity. The Series A Preferred Stock would have automatically converted into shares of the Company's common stock upon sale of all the Company's assets, any merger or consolidation where the Company was not to survive, or any sale or exchange of all outstanding shares on the company's common stock. Prior to the reincorporation and merger of the Company into a Delaware corporation on June 30, 2003, the Series A Preferred Stock's certificate of designation was amended, as approved by a majority of the Series A Preferred Stockholders, so that the Series A Preferred Stock would not automatically convert into shares of the Company's common stock as a result of the reincorporation and merger. The Company had the option to redeem the Series A Preferred Stock for cash in the amount of $5.10 per share, or for shares of the Company's common stock in accordance with the conversion rate, in the event the closing quoted market price of the Company's common stock is greater than or equal to $18.00 for any consecutive five day period.

     Since the redemption amount of the Series A Preferred Stock exceeded the net proceeds of the offering, the carrying value of the issuance was being increased through accretion up to the future redemption value at the redemption date, March 31, 2004.

                            SUPERIOR GALLERIES, INC.
                          NOTES TO FINANCIAL STATEMENTS


11.  EQUITY (CONTINUED)

     The offering required that the Company file a registration statement of the common stock of the Company issuable upon the conversion of the Series A Preferred Stock sixty days following the closing of the offering, or March 31, 2002. Because the Company was engaged in negotiations for a private placement of a Series B preferred stock that would also require a registration statement, the Company did not timely file the registration statement pursuant to the offering of the Series A Preferred Stock, but rather planned on combining the two registration statements. As of June 30, 2003 no registration statement had been filed. As a result, the Company was obligated to issue warrants to purchase an aggregate of 6,250 shares of common stock of the Company to the holders of the Series A Preferred Stock with an exercise price equal to the average of the closing price of the common stock for the five days preceding the date the registration statement should have been filed with an exercise period of three years. The expense that corresponded to this issuance was recorded in the fiscal year ended June 30, 2002.

     On March 31, 2004, in accordance with the redemption provisions of the Series A Preferred Stock, all the holders of the Series A Preferred Stock requested the redemption of their shares. However, because the Company's liabilities did and currently exceed its assets, the Company is prohibited under Delaware corporation law from commencing the redemption. The Company has informed the stockholders of the redemption provision. The Company intends to begin the redemption once it is legally allowed to do so. The Company has reflected the Series A Preferred Stock redemption payable as a liability on its Balance Sheet. As of June 30, 2004, the balance payable with respect to the Series A Preferred Stock redemption is $687,500. Of this amount, $343,750 is reflect as a current liability as the Company is required to make ten equal quarterly payments commencing June 30, 2004. Therefore, five payments are due in fiscal 2005. The Company will continue to make quarterly dividend payments as long as the Series A Preferred Stock redemption payable remains outstanding.

     Future minimum payments under the Series A Preferred Stock redemption payable are as follows:

              Year Ending
                June 30               Amount
              -----------          -----------
                 2005                 $343,750
                 2006                 $343,750
                                   -----------
                                      $687,500
                                   ===========

                            SUPERIOR GALLERIES, INC.
                          NOTES TO FINANCIAL STATEMENTS


11.  EQUITY (CONTINUED)

     SALE OF SERIES D CONVERTIBLE PREFERRED STOCK

     On February 14, 2003, the Company issued 2,000,000 shares of newly created Series D $1.00 convertible preferred stock ("Series D stock") for a purchase price of $2,000,000 pursuant to a stock purchase and warrant agreement ("purchase agreement") with Stanford. On that date $1,500,000 of the purchase price was paid with $500,000 in cash and the conversion of $1,000,000 in bridge loans that Stanford granted to the Company in anticipation of the closing of the purchase agreement. The balance of the purchase price less interest due on the converted bridge loans and legal fees was paid on March 14, 2003. The Series D stock is convertible into common shares of the company at any time at the option of Stanford at the conversion rate 0.833333 common shares for each Series D share subject to certain anti-dilution adjustments. The Series D stockholders are entitled to vote on all matters requiring a vote of the shareholders and are entitled to the number of votes equal to the number of common shares into which the Series D stock is convertible. The purchase agreement also provided for the reduction to $0.001 per common share of the purchase price of 1,500,000 warrants that were issued to Stanford and their designated warrant holders as part of the Series B stock sale in April 2002. In connection with warrant price reduction the Company recorded a dividend of $300,000 on the Series B stock as its estimate of the fair value of the transaction. The reduced warrant price contemplated the reverse stock split that was provided for in the purchase agreement and that was subsequently approved by the Company's stockholders on June 30, 2003. The warrants were exercised on July 24, 2003. Concurrently with the closing of the purchase agreement, the Company, Stanford and the CEO enter into a share exchange and note modification agreement ("modification agreement"). Under the modification agreement the CEO exchanged 7,000 Series C shares of the Company for 583,333 common shares of the Company. The modification agreement provided for a reduction to $0.001 per common share of the exercise price of 345,100 warrants that were previously issued to the CEO. The previously issued warrants consist of 200,000 warrants issued in connection with the Series B stock in April 2002 and 145,100 warrants issued in connection with personal loan guarantees by the CEO for the Company's debt. In connection with the warrant price reductions the Company recorded a dividend of 40,000 on the Series B stock and interest expense of $29,020 as its estimates of the fair value of the transactions. The reduced warrant price contemplated reverse stock split that was provided for in the purchase agreement and that was subsequently approved by the Company's stockholders on June 30, 2003. The warrants were exercised on July 24, 2003. Additionally, the CEO agreed to amend his $1,000,000 promissory note due from the Company, to provide for quarterly principal payments of $50,000 that were to commence on September 30, 2003 (Note 9).

     The shareholders of preferred stock issued by the Company have a liquidation preference over the common shareholders. The Series A Preferred shareholders have primary preferential liquidation rights at $5.10 per share, followed by the Series B and Series D Preferred shareholders at $1.00 per share each.

                            SUPERIOR GALLERIES, INC.
                          NOTES TO FINANCIAL STATEMENTS


11.  EQUITY (CONTINUED)

     SERIES B CONVERTIBLE PREFERRED STOCK

     The Company currently has 3,400,000 shares of Series B $1.00 Convertible Preferred Stock, or Series B Preferred Stock, outstanding. These shares were issued on April 10, 2002. In connection with this transaction, the Company issued to the purchasers warrants to purchase an aggregate of 1,700,000 shares of our common stock, at exercise prices ranging from $2.00 to $4.00 per share. Management estimated the fair value of these warrants at $433,500, based on an appraisal of previously issued options with similar terms and the trading price of the Company's stock, and this amount was recorded as additional paid-in capital. The Series B Preferred Stock has voting rights with respect to all matters presented to our stockholders, and is entitled to the number of votes equal to the number of shares of Common Stock into which it is convertible. The Series B Preferred Stock is not entitled to dividends or preemptive rights.

     Each share of Series B Preferred Stock is convertible into 0.5 shares of Common Stock at the election of the holder subject to certain adjustments, and is adjustable upon our issuance of Common Stock or securities convertible into Common Stock at a price less than $1.00 per share.

     STOCK OPTIONS

     During the year ended June 30, 2004, the Company granted to certain employees and non-employees, 410,000 stock options to purchase common stock at an average exercise price of $0.77. The range of exercise prices of options issued during the year was $0.24 to $1.01. Certain stock options vest immediately and others vest over time. All are exercisable over period of up to four years and expire at earlier of five years after the vesting date of each option or one month after the termination of employment or service agreement with the Company. The stock options were granted at strike prices, which were set at closing price of the Company's stock as listed on the NASDAQ Over-the-counter Bulletin Board and Pink Sheets as of the date of grant. During the year ended June 30, 2004, the Company cancelled 97,750 that expired or had not vested at the time of employees and non-employees discontinued service with the Company. The stock option grants during the year ended June 30, 2004 include 50,000 stock options to Board of Director members. No options were granted during the year ended June 30, 2003.

                            SUPERIOR GALLERIES, INC.
                          NOTES TO FINANCIAL STATEMENTS


11.  EQUITY (CONTINUED)

     The following table summarizes information about stock option transactions for the years shown:

                                                  Year Ended                  Year Ended
                                                June 30, 2004                June 30, 2003
                                           -------------------------    ------------------------
                                                           Weighted                    Weighted
                                                            Average                    Average
                                              Option       Exercise       Option       Exercise
                                              Shares         Price        Shares        Price
                                           -----------    ----------    ----------    ----------
     Outstanding at beginning of period      113,750         $6.05       119,750        $14.20
     Options granted                         410,000          0.77             -             -
     Options canceled                        (97,750)         3.74        (6,000)        25.45
     Options exercised                             -             -             -             -
     Outstanding at end of period            426,000         $1.50       113,750         $6.05
     Exercisable at end of period            121,250         $2.96        95,667         $6.76

     The weighted average remaining contractual life of the options outstanding at June 30, 2004, is 7.6 years.

     The following table provides information for the stock options granted during the year ended June 30, 2004:

                                                                         Weighted
                                                                          Average    Weighted
                                                                          Exercise    Average
                                                             Number        Price     Fair Value
                                                            --------     ---------   ----------
     Options exercise price equal to stock price            400,000        $0.78        $0.77
     Options exercise price exceeds the stock price          10,000        $0.33        $0.27

     The following table provides additional information for stock options outstanding at June 30, 2004:

                                            Outstanding                      Exercisable
                              ---------------------------------------  ----------------------
                                              Weighted     Weighted                  Weighted
            Range                             Average      Average                    Average
     -------------------                      Exercise   Contractual                 Exercise
      From          To           Number        Price         Life        Number        Price
     ------       ------      ------------   ----------  ------------  ----------   ---------
     $ 0.24       $ 0.33        100,000        $0.29         6.9         56,250       $ 0.31
     $ 1.00       $ 2.00        287,500        $1.04         8.3         26,500       $ 1.16
     $ 5.00       $ 8.75         32,500        $5.87         4.8         32,500       $ 5.87
     $20.00       $20.00          6,000       $20.00         4.8          6,000       $20.00
                                -------                                 -------
                                426,000                                 121,500
                                =======                                 =======

                            SUPERIOR GALLERIES, INC.
                          NOTES TO FINANCIAL STATEMENTS


11.  EQUITY (CONTINUED)

     As of June 30, 2004 and 2003, the Company had reserved shares of common stock for the following purposes:

                                                      June 30,      June 30,
                                                        2004          2003
                                                    -----------   -----------
     Options                                            426,000       113,750
     Warrants                                           189,063     2,122,042
     Series A Convertible Preferred Stock                     -        68,750
     Series B Convertible Preferred Stock             1,700,000     1,700,000
     Series D Convertible Preferred Stock             1,666,667     1,666,667
                                                    -----------   -----------

             Total                                    3,981,730     5,671,209
                                                    ===========   ===========

12.  COMMITMENTS AND CONTINGENCIES

     LEASES

     The Company leases office space in Beverly Hills and Newport Beach, California under operating lease agreements expiring in September 2007 and September 2004, respectively. Future minimum rental payments required under the above leases as of June 30, 2004 are as follows:

              YEARS ENDING JUNE 30
                 2005                          $   261,135
                 2006                              224,376
                 2007                              224,376
                 2008                               56,094
                                               -----------

                                               $   765,981
                                               ===========

     Rent expense for all leases for the years ended June 30, 2004 and 2003 was $385,966 and $387,750 respectively.

                            SUPERIOR GALLERIES, INC.
                          NOTES TO FINANCIAL STATEMENTS


12.  COMMITMENTS AND CONTINGENCIES (CONTINUED)

     2003 OMNIBUS STOCK OPTION PLAN

     On May 1, 2003, the Company's Board of Directors approved, subject to shareholder approval which was obtained on June 30, 2003, a stock option plan to attract and retain competent personnel and to provide to participating officers, directors, employees and consultants long-term incentive for high levels of performance and for unusual efforts to improve the financial performance of the Company. The Plan provides for both incentive stock options specifically tailored to the provisions of the Internal Revenue Code and for options not qualifying as incentive stock options. Employees and consultants of the Company, including officers and directors, are eligible to receive options granted under the Plan. The shares subject to the options will generally be made available from authorized, but unissued shares. The Board of Directors ("Board") will administer the Plan. The Board has full authority to award options under the Plan, to establish the terms of the option agreements, and to take all other action deemed appropriate for administration of the Plan. This Plan replaced the 2000 Omnibus Stock Option Plan.

     2000 OMNIBUS STOCK OPTION PLAN

     On August 1, 2000, the Company's Board of Directors approved, subject to shareholder approval which was obtained, a stock option plan to attract and retain competent personnel and to provide to participating officers, directors, employees and consultants long-term incentive for high levels of performance and for unusual efforts to improve the financial performance of the Company. The Plan provides for both incentive stock options specifically tailored to the provisions of the Internal Revenue Code and for options not qualifying as incentive stock options. Employees and consultants of the Company, including officers and directors, are eligible to receive options granted under the Plan. The shares subject to the options will generally be made available from authorized, but unissued shares. The Board of Directors ("Board") will administer the Plan. The Board has full authority to award options under the Plan, to establish the terms of the option agreements, and to take all other action deemed appropriate for administration of the Plan. This Plan was terminated on May 1, 2003 and was replaced by the 2003 Omnibus Stock Option Plan.

     GUARANTEED LIQUIDITY AND BUY BACK

     The Company provides a Guaranteed Liquidity and Buy Back at Grade warranty (the "Guarantee") to its retail rare coin customers. Retail rare coin sales amounted to $7,344,986 and $8,263,941 for years ended June 30, 2004 and 2003 respectively. The policy grants the customer the opportunity to sell their coins back to the Company at the prevailing market "bid" (below the current wholesale price). The Company determines the "bid" price based on the prevailing market price at which the Company believes it could readily liquidate the coin. The "bid" price may be substantially below what the customer originally paid for the coin.

     The values of the rare coins sold to retail customers continually fluctuate. Furthermore, retail customers continually resell or trade coins purchased from the Company with third parties. Once retail customers resell the rare coins to third parties, the Guarantee is void. Lastly, the Company has had minimal historical experience with customers exercising the Guarantee. As a result, it is not possible for the Company to determine the potential repurchase obligation pursuant to the Guarantee that it may be subject to as a result of previous sales of retail rare coins.

                            SUPERIOR GALLERIES, INC.
                          NOTES TO FINANCIAL STATEMENTS


12.  COMMITMENTS AND CONTINGENCIES (CONTINUED)

     PROFIT SHARING PLANS

     The Company had a 401(k) profit sharing plan covering all employees who have met certain service requirements. Through December 31, 2002, employees were allowed to make contributions to the plan of up to 15% of their salary. The Company was required to make nondiscretionary matching contributions of 3% of eligible employees' salaries. Effective January 1, 2003 no further contributions by employees were permitted as all of the Company's employees became co-employees of Administaff, a professional employer organization. The Company terminated the plan effective January 1, 2004. The Company had failed to make timely nondiscretionary matching contributions, caught up prior to the plan termination, but may be subject to penalties. The amount of the potential penalties, if any, is indeterminable at this time.

     LEGAL PROCEEDINGS

     The Company may from time to time be involved in various claims, lawsuits, disputes with third parties, actions involving allegations of discrimination, or breach of contract actions incidental to the operation of its business. The Company is not currently involved in any such litigation which it believes could have a material adverse effect on its financial condition, results of operations, liquidity or cash flows.

     STATE SALES AND USE TAXES

     The Company does not collect sales and use taxes for interstate sales. Management believes that the Company's sales to interstate customers are generally tax-exempt due to varying state exemptions relative to the definitions of being engaged in business in particular states and the lack of current Internet taxation. While the Company has not been contacted by any state authorities seeking to enforce sales or use tax regulations, there is no assurance that the Company will not be contacted by authorities in the future with inquiries relative to compliance with current statutes, nor is there any assurance that future statutes will not be enacted that affect the sales and use aspects of the Company's business.

13.  RELATED PARTY TRANSACTIONS

     On January 31, 2003, the Company entered into a consulting agreement with Stanford Venture Capital Holdings, Inc., a principal stockholder to provide financial and advisory services for a three year period commencing on April 1, 2003. The annual fee for such services is $60,000 and is payable on a quarterly basis.

     On October 23, 2003, the Company's Board of Directors approved the sale of Superior's remaining fine art inventory to the Company's chief operating officer and a principal stockholder ("CEO"), who is also an independent dealer of fine art, for $350,000. The Company solicited bids from third parties and the bid from the CEO was the highest. The Company realized a gross profit of $15,860 on sale of the art inventory to the CEO. The sale was paid in full by reductions of notes payable to the CEO (see Note 8).

                            SUPERIOR GALLERIES, INC.
                          NOTES TO FINANCIAL STATEMENTS


13.  RELATED PARTY TRANSACTIONS (CONTINUED)

     On May 28, 2004, the Company's Board of Directors approved a short-term sub-lease of a portion of Superior's vacant Newport Beach facility to the CEO. The lease term is from June 1, 2004 through September 30, 2004 and provides for a monthly rental payment of $4,000. The sub-lease terminates concurrently with the Company's master lease of the Newport facility.

     See also notes 2, 6, 7, 8, 9 and 11 for discussion of additional transactions with related parties.

14.  GOING CONCERN

     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, although the Company has returned to profitability in the last six month of the year ended June 30, 2004, the Company continues to have negative cash flows from operations, significant debt that is callable on demand by the creditor, and has limited working capital. These items raise doubt about the Company's ability to continue as a going concern.

     The Company has made and is continuing to make efforts to raise additional permanent debt and equity and renegotiate debt. On February 14, 2003, the Company completed an additional equity capital financing of $2 million with Stanford and the Company's chief executive officer converted 7,000 shares of the Company's $100 Series C Preferred Stock into $700,000 of the Company's common stock (see Note 11).

     On September 30, 2003, the Company renegotiated a $2.5 million dollar line of credit (Note 7) that was in default and callable by the creditor. The default was cured, but the line of credit is callable with 5 days notice. Although management does not anticipate the creditor calling the loan, there can be no assurance that this obligation will not become immediately due. Given the current cash position of the Company, it would be unable to satisfy this obligation in cash. The Company continues to seek opportunities to refinance the line of credit with Stanford and is having on-going discussions with the lender to grant extended payments terms. However there can be no assurance that this obligation will be able to be refinanced on terms acceptable to the Company.

     In October 2003, the Company completed negotiations with Stanford to provide a line of credit of $7.5 million (see Note 6) for auction advances, inventory financing, and, inventory loans to other dealers and collectors. The Company is intending to request an expansion of the line of credit over the current limit of $7.5 million when the line of credit comes up for renewal on October 1, 2004. Although there can be no assurance that the Stanford line of credit will be renewed and expanded on terms acceptable to the Company, management believes that the line of credit will be sufficient to continue to fund the Company's operations.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Superior Galleries, Inc.
Beverly Hills, California


Our audit was conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) and was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule II is presented for purposes of complying with the Securities and Exchange Commission's rules and is not a part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
July 27, 2004

                            SUPERIOR GALLERIES, INC.
                                   SCHEDULE II


                                                   Charged to
                                       Balance at   expenses/   Write-offs
                                       Beginning     against      net of      Balance at
                                        of Year      revenue      asset       End of Year
                                      ----------   ----------   ----------    ----------
Allowance for doubtful accounts:
    Year ended June 30, 2003          $   25,000      250,663           --    $  270,663
    Year ended June 30, 2004          $  270,663       20,134      (31,790)   $  259,007

Inventory reserve:
    Year ended June 30, 2003          $  525,000      140,138           --    $  665,138
    Year ended June 30, 2004          $  665,138           --     (665,138)   $       --

                                   SUPERIOR GALLERIES, INC.
                                        BALANCE SHEETS
                                        (in thousands)


                                                                   December 31,
                                                                        2004        June 30,
                                                                    (unaudited)       2004
                                                                   ------------   ------------
ASSETS

CURRENT ASSETS
   Cash                                                            $        286   $        447
   Accounts receivable, net of allowance for uncollectible
      accounts of $115,522 (Dec. `04) and $259,007 (Jun. `04)             1,978          3,713
   Auction and customer advances                                          4,454          6,402
   Inventories                                                            6,761          6,106
   Prepaid expense and other                                                144             51
                                                                   ------------   ------------
      Total current assets                                               13,623         16,719

Property and equipment, net                                                 161            135
Other assets                                                                  -             11
                                                                   ------------   ------------
      TOTAL ASSETS                                                 $     13,784   $     16,865
                                                                   ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Line of credit - related party                                  $      6,250   $      6,600
   Line of credit                                                         2,500          2,500
   Accounts payable and accrued expenses                                  3,860          7,261
   Notes payable to a related party                                         350            300
   Notes payable                                                            650              -
   Series A stock redemption payable                                        481            344
                                                                   ------------   ------------
      Total current liabilities                                          14,091         17,005
                                                                   ------------   ------------
LONG-TERM LIABILITIES
   Notes payable to a related party, net of current portion                 500            600
   Series A stock redemption payable, net of current portion                206            344
                                                                   ------------   ------------
      Total long-term liabilities                                           706            944
                                                                   ------------   ------------
         TOTAL LIABILITIES                                               14,797         17,949
                                                                   ------------   ------------
COMMITMENTS AND CONTINGENCIES (NOTES 5, 6, 7 AND 10)


               See accompanying notes to unaudited interim financial statements


                                             F-39

                                       SUPERIOR GALLERIES, INC.
                                            BALANCE SHEETS
                                            (in thousands)


                                                                        December 31,
                                                                            2004          June 30,
                                                                         (unaudited)        2004
                                                                        ------------    ------------
STOCKHOLDERS' EQUITY (DEFICIT)
   Preferred stock, 3,193,000 shares undesignated,
      none outstanding
   Series B convertible preferred stock $1.00 par value
      3,400,000 shares designated 3,400,000 shares issued and
      outstanding with a liquidation preference of $3,400,000                  2,967           2,967
   Series D convertible preferred stock $1.00 par value
      2,000,000 shares designated 2,000,000 shares issued and
      outstanding with a liquidation preference of $2,000,000                  1,931           1,931
   Common stock, $0.001 par value, 12,500,000 shares authorized;
      4,509,942 outstanding as of December 31, 2004 and 4,485,942
      outstanding as of June 30, 2004                                              4               4
   Additional paid in capital                                                  7,987           7,912
   Accumulated deficit                                                       (13,902)        (13,898)
                                                                        ------------    ------------
      Total stockholders' equity (deficit)                                    (1,013)         (1,084)
                                                                        ------------    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                    $     13,784    $     16,865
                                                                        ============    ============


                   See accompanying notes to unaudited interim financial statements


                                                F-40

                                                SUPERIOR GALLERIES, INC.
                                                STATEMENTS OF OPERATIONS
                                                       (UNAUDITED)
                                          (in thousands, except per share data)


                                                                Six Months Ended              Three Months Ended
                                                           ----------------------------    ----------------------------
                                                           December 31,    December 31,    December 31,    December 31,
                                                               2004            2003            2004            2003
                                                           ------------    ------------    ------------    ------------
Net sales                                                  $     16,768    $      9,986    $      8,255    $      4,910
Commission income                                                   905           1,085             148             244
                                                           ------------    ------------    ------------    ------------
TOTAL REVENUE                                                    17,673          11,071           8,403           5,154

COST OF SALES                                                    14,003           8,868           6,787           4,242
                                                           ------------    ------------    ------------    ------------
GROSS PROFIT                                                      3,670           2,203           1,616             912

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                      3,496           2,696           1,642           1,387
                                                           ------------    ------------    ------------    ------------
Income (loss) from operations                                       174            (493)            (26)           (475)
                                                           ------------    ------------    ------------    ------------
OTHER INCOME (EXPENSE)
   Interest income                                                  202             261             102             128
   Interest expense                                                (378)           (282)           (204)           (121)
   Other expense, net                                                (2)            (25)             (2)             (5)
                                                           ------------    ------------    ------------    ------------
      Total other income (expense)                                 (178)            (46)           (104)              2
                                                           ------------    ------------    ------------    ------------

LOSS BEFORE PROVISION FOR TAXES                                      (4)           (539)           (130)           (473)

INCOME TAX PROVISION                                                  1               5               -               6
                                                           ------------    ------------    ------------    ------------
NET LOSS                                                   $         (5)   $       (544)   $       (130)   $       (479)
                                                           ============    ============    ============    ============

Calculation of net income (loss) per share:
Net income                                                 $         (5)   $       (544)   $       (130)   $       (479)
Preferred stock accretion                                             -             (33)              -             (17)
Preferred stock dividend                                              -             (25)              -             (13)
                                                           ------------    ------------    ------------    ------------
Net income (loss) applicable to common shares              $         (5)           (602)   $       (130)   $       (509)
                                                           ============    ============    ============    ============
NET LOSS PER SHARE
   basic                                                   $          -    $      (0.14)   $      (0.03)   $      (0.11)
                                                           ============    ============    ============    ============
   fully diluted                                           $          -    $      (0.14)   $      (0.03)   $      (0.11)
                                                           ============    ============    ============    ============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING
   basic                                                          4,503           4,254           4,510           4,486
                                                           ============    ============    ============    ============
   fully diluted                                                  4,503           4,254           4,510           4,486
                                                           ============    ============    ============    ============


                            See accompanying notes to unaudited interim financial statements


                                                          F-41

                                        SUPERIOR GALLERIES, INC.
                                        STATEMENTS OF CASH FLOWS
                                              (UNAUDITED)
                                             (in thousands)


                                                                                Six Months Ended
                                                                          ----------------------------
                                                                          December 31,    December 31,
                                                                              2004             2003
                                                                          ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                                  $         (5)   $       (544)
Adjustments to reconcile net loss to net cash used in operating activities:
      Depreciation and amortization                                                 32              49
      Loss on retirement of property and equipment                                   2              25
      Fair value of common stock options granted                                    45               7
      Fair value of common stock issued for services                                30               -
Increase (decrease) in cash from changes in assets and liabilities:
   Accounts receivable                                                           1,735           1,512
   Auction and customer advances, net                                            1,948          (1,696)
   Inventories                                                                    (654)         (2,234)
   Prepaid expenses and other                                                      (93)            (70)
   Other assets                                                                     11               -
   Accounts payable and accrued expenses                                        (3,401)         (2,658)
                                                                          ------------    ------------
Net cash used in operating activities                                             (350)         (5,609)
                                                                          ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of property and equipment                                             (60)            (18)
   Proceeds from sale of property and equipment                                      -               1
                                                                          ------------    ------------
Net cash used in investing activities                                              (60)            (17)
                                                                          ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES
   Borrowings under related party line of credit                                 1,400           6,350
   Repayments under related party line of credit                                (1,750)           (450)
   Borrowings under lines of credit                                                  -           3,300
   Repayments under lines of credit                                                  -          (3,300)
   Repayments under related party debt                                             (50)           (400)
   Borrowings under notes payable                                                  650               -
   Repayments under notes payable                                                    -             (64)
   Issuance of common stock                                                          -               2
   Payment of dividends on preferred stock                                           -             (25)
                                                                          ------------    ------------
Net cash provided by financing activities                                          250           5,413
                                                                          ------------    ------------
Net decrease in cash and equivalents                                              (160)           (213)
Cash and cash equivalents, beginning of period                                     446             688
                                                                          ------------    ------------
Cash and cash equivalents, end of period                                  $        286    $        475
                                                                          ============    ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during the period for:
      Interest                                                            $        378    $        414
                                                                          ============    ============
      Income taxes                                                        $          1    $          -
                                                                          ============    ============
NON-CASH INVESTING AND FINANCING ACTIVITIES
   Accretion of redemption value of Series A preferred stock              $          -    $         33


                            See accompanying notes to unaudited interim financial statements


                                                 F-42

                            SUPERIOR GALLERIES, INC.
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
                                   (UNAUDITED)


1.   BASIS OF PRESENTATION AND ACCOUNTING POLICIES

     UNAUDITED INTERIM FINANCIAL INFORMATION. The accompanying unaudited interim financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission for the presentation of interim financial information, but do not include all the information and footnotes required by accounting principles generally accepted in the United States of America. The balance sheet as of June 30, 2004 has been derived from the audited financial statements of Superior Galleries, Inc. ("Superior" or the "Company") at that date.

     In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the six month and three-month periods ended December 31, 2004 are not necessarily indicative of the results that may be expected for the year ending June 30, 2005. For further information, refer to the financial statements for the year ended June 30, 2004 contained in Superior's financial statements included in its Annual Report on Form 10-KSB filed on August 12, 2004.

     STOCK BASED COMPENSATION. The Company has a stock-based compensation plan. The Company accounts for this plan under the recognition and measurement principles of Accounting Principles Board Opinion No, 25, Accounting for Stock Issued to Employees, and related interpretations. The Company has adopted the disclosure provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123. The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation for the six and three month periods ending December 31, 2004 and 2003:

                                                                     Six Months              Three Months
                                                               ----------------------    ----------------------
                                                                 2004         2003         2004         2003
                                                               ---------    ---------    ---------    ---------
                                                                                (In thousands)
     Net loss applicable to common shares, as reported             $  (5)       $(602)       $(130)       $(544)
     Add: Stock-based employee compensation included in
          Reported net income                                          -            -            -            -
     Less: Total stock-based employee compensation
           Expense determined under Black-Scholes
           option pricing model, net of tax effects                  118            6           58            6
                                                               ---------    ---------    ---------    ---------
     Pro forma net loss                                            $(123)       $(608)       $(188)       $(550)
                                                               =========    =========    =========    =========

     Loss per share - as reported:
           Basic                                                   $0.00       ($0.14)      ($0.03)      ($0.11)
           Diluted                                                 $0.00       ($0.14)      ($0.03)      ($0.11)

     Loss per share - pro forma:
           Basic
                                                                  ($0.03)      ($0.14)      ($0.04)      ($0.11)
           Diluted                                                ($0.03)      ($0.14)      ($0.04)      ($0.11)

                            SUPERIOR GALLERIES, INC.
                NOTES TO INTERIM FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2004
                                   (UNAUDITED)


1.   BASIS OF PRESENTATION AND ACCOUNTING POLICIES (CONTINUED)

     RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
     -----------------------------------------

     SFAS No. 151
     ------------
     In November 2004, the FASB issued SFAS No. 151, "Inventory Costs". SFAS No. 151 amends the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) under the guidance in ARB No. 43, Chapter 4, "Inventory Pricing". Paragraph 5 of ARB No. 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect adoption of SFAS No. 151 to have a material impact on the Company's financial statements.

     SFAS No. 152
     ------------
     In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions". The FASB issued this Statement as a result of the guidance provided in AICPA Statement of Position (SOP) 04-2 "Accounting for Real Estate Time-Sharing Transactions". SOP 04-2 applies to all real estate time-sharing transactions. Among other items, the SOP provides guidance on the recording of credit losses and the treatment of selling costs, but does not change the revenue recognition guidance in SFAS No. 66, "Accounting for Sales of Real Estate", for real estate time-sharing transactions. SFAS No. 152 amends Statement No. 66 to reference the guidance provided in SOP 04-2. SFAS No. 152 also amends SFAS No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that SOP 04-2 provides the relevant guidance on accounting for incidental operations and costs related to the sale of real estate time-sharing transactions. SFAS No. 152 is effective for years beginning after June 15, 2005, with restatements of previously issued financial statements prohibited. This statement is not applicable to the Company.

                            SUPERIOR GALLERIES, INC.
                NOTES TO INTERIM FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2004
                                   (UNAUDITED)


1.   BASIS OF PRESENTATION AND ACCOUNTING POLICIES (CONTINUED)

     SFAS No. 153
     ------------
     In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets," an amendment to Opinion No. 29, "Accounting for Nonmonetary Transactions". Statement No. 153 eliminates certain differences in the guidance in Opinion No. 29 as compared to the guidance contained in standards issued by the International Accounting Standards Board. The amendment to Opinion No. 29 eliminates the fair value exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Such an exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in periods beginning after December 16, 2004. Management does not expect adoption of SFAS No. 153 to have a material impact on the Company's financial statements.

     SFAS No. 123(R)
     ---------------
     In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment". SFAS 123(R) amends SFAS No. 123, "Accounting for Stock-Based Compensation," and APB Opinion 25," Accounting for Stock Issued to Employees." SFAS No. 123(R) requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS No. 123(R) applies to all share-based payment transactions in which an entity acquires goods or services by issuing (or offering to issue) its shares, share options, or other equity instruments (except for those held by an ESOP) or by incurring liabilities (1) in amounts based (even in part) on the price of the entity's shares or other equity instruments, or (2) that require (or may require) settlement by the issuance of an entity's shares or other equity instruments. This statement is effective (1) for public companies qualifying as SEC small business issuers, as of the first interim period or fiscal year beginning after December 15, 2005, or (2) for all other public companies, as of the first interim period or fiscal year beginning after June 15, 2005, or (3) for all nonpublic entities, as of the first fiscal year beginning after December 15, 2005. Management is currently assessing the effect of SFAS 123(R) on the Company's financial statement.

2.   DESCRIPTION OF BUSINESS

     Superior is primarily a dealer and auctioneer of rare coins. The Company is based in Beverly Hills, California.

                            SUPERIOR GALLERIES, INC.
                NOTES TO INTERIM FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2004
                                   (UNAUDITED)


3.   INVENTORIES

     The Company, from time to time, enters into informal partnerships with third parties who are either vendors or customers for the purchase and sale of specific rare coins. These arrangements include joint ownership of the rare coin and equal participation in the profit or loss on specific transactions adjusted for agreed upon expenses and interest costs. When the rare coins are purchased the Company records its proportional ownership as inventory and upon the sale of the rare coins, the Company records its proportional sale and profit or loss. In most instances, the Company elects to buy-out the partnership interest in rare coins prior to its sale and the recording of a proportional sale and profit or loss are no longer applicable. At any given time, the Company may be involved in one to two of these agreements. The entire inventory consists of rare coins. As of December 31, 2004 and June 30, 2004, inventory totals reflected the Company's total proportional ownership and does not include any minority interest claims in regard to such joint venture or partnership arrangements.

4.   AUCTION AND CUSTOMER ADVANCES

     Superior has established two short-term lending programs consisting of (i) advancing consignment customers cash based on consigned inventory acquired for upcoming auctions, and (ii) advancing customers cash based on the customer's assigning specific rare coins in their inventory to Superior as collateral. Superior can advance a customer up to 70% of consigned or assigned rare coin(s)' wholesale value. For auction advances, Superior will advance cash to a customer and take control of the inventory to be held on consignment for auction. The customer will sign a note receivable for the funds advanced to be secured by the consigned inventory. As consigned inventory is sold, the proceeds will be collected, repaying Superior for the auction advance and any auction fees, with the remaining amount due to the consignor. For customer inventory advances, Superior will advance cash to a customer and take control of the assigned inventory. The customer will sign a promissory note for the funds advanced to be secured by the assigned inventory. Superior will retain control of the assigned inventory until the customer repays the advance. Auction and customer advances bear interest at rates between 6% and 12% based primarily on the customer's creditworthiness and the loan size. The average term of these loans is approximately three months and no individual loan will exceed one year. Customers may require minimum prices for their consigned coins, and if the coin has not sold by the loan maturity date, the customer must either refinance the loan, repay the loan, or permit us to liquidate the coin. Auction and customer advances consist of the following:

                                        December 31, 2004       June 30, 2004
                                        -----------------       -------------
     Auction advances                       $3,187,000           $4,454,000
     Customer inventory advances             1,267,000            1,948,000
                                            ----------           ----------
                                            $4,454,000           $6,402,000
                                            ==========           ==========

                            SUPERIOR GALLERIES, INC.
                NOTES TO INTERIM FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2004
                                   (UNAUDITED)


5.   LINE OF CREDIT - RELATED PARTY

     On October 13, 2003, Superior executed a Commercial Loan and Security Agreement ("Commercial LOC") with Stanford Financial Group company, an affiliate of a principal stockholder, Stanford Venture Capital Holdings, Inc. to provide the Company with a $7.5 million line of credit for purposes of financing inventory, auction advances and inventory loans to other rare coin dealers and collectors. The Commercial LOC bears interest at the prime-lending rate (5.25% at December 31, 2004) and is secured by substantially all of Superior's assets. The Commercial LOC expires on October 1, 2005. As of December 31, 2004 the outstanding balance was $6,250,000 and there is no accrued interest payable.

6.   LINE OF CREDIT

     On July 9, 2002 and July 26, 2002 the Company entered into temporary working capital loan agreements with a private Lender ("Lender") in the amounts of $1,500,000 and $1,000,000 respectively. These loans bore interest at the prime lending rate plus 7% per annum, were secured by the inventory of the Company and a personal guarantee of the Company's CEO, and, were due to be repaid in 60 days. On August 8, 2002 the Company converted the two loans from the Lender into a Line of Credit with the Lender by executing a Secured Revolving Line of Credit Agreement ("Line of Credit"). The Line of Credit bore interest at the prime lending rate plus 7% per annum, was due on September 9, 2002, was secured by substantially all the assets of the Company and a personal guarantee of the Company's CEO. The Line of Credit provides for interest payments to be made in cash, inventory or restricted common shares of the Company at the sole discretion of the Lender. On September 16, 2002 the Line of Credit was amended to extend the due date to October 15, 2002. In November 2002 the Lender became deceased and the aforementioned Line of Credit became an asset of the Estate of the Lender ("Lender Estate"). On September 30, 2003 the Company and the executor of the Lender Estate executed a Renewal and Modification Agreement that amended the Line of Credit. In exchange for a payment of $230,000 representing interest in arrears through September 30, 2003, the Lender Estate agreed to reduce the interest rate to 6% effective October 1, 2003, release its first priority lien position on all accounts receivable of the Company and to consider the default cured at that time. The amendment also requires monthly interest payments beginning on November 1, 2003. On December 15, 2004, the Company and the executor of the Lender Estate executed an amendment to the Renewal and Modification Agreement above that provides for principal payments of $100,000 per month for three months starting January 31, 2005 with the remaining principal balance of $2,200,000 to be repaid on January 31, 2006. As of December 31, 2004 the outstanding Line of Credit balance was $2,500,000 and there was no accrued interest payable.

                            SUPERIOR GALLERIES, INC.
                NOTES TO INTERIM FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2004
                                   (UNAUDITED)


7.   NOTE PAYABLE TO A RELATED PARTY

     On April 10, 2002 the Company executed a subordinated note payable in the amount of $1,000,000 to the Company's Chief Executive Officer and a principal stockholder ("CEO") bearing interest at 9% per annum with quarterly installment payments of $150,000 plus interest. As the CEO did not enforce the repayment obligation, the amount had been classified as long term. On February 14, 2003, the terms of the note were modified to provide for repayment of principal in the amount of $50,000 per quarter commencing on September 30, 2003 and for interest to be paid monthly. The Company is in arrears of $150,000 of principal payments. However, the CEO agreed to delay these principal repayments until no later than March 31, 2005. As of December 31, 2004, the outstanding balance was $850,000 and there was no accrued interest payable.

8.   NOTES PAYABLE

     During October 2004 the Company executed three demand notes payable with a private lender totaling $650,000 bearing interest at 10% per annum secured by specific inventory. Interest is payable monthly. As of December 31, 2004, the outstanding balance was $650,000 and there was no accrued interest payable.

9.   EQUITY

     On August 20, 2004, the Company issued 24,000 common shares to an investor and public relations firm in exchange for services. The services were valued at $30,000 and were based on the closing price of the Company's common stock as listed on NASDAQ's Over-the-counter Bulletin Board on the day the shares were issued.

     During the six month period ended December 31, 2004, the Company granted to employees and directors 195,000 stock options to purchase common shares with exercise prices ranging from $1.01 to $2.20. The options vest over various periods of time ranging from one to four years. During the six month period ended December 31, 2004, the Company canceled 75,000 stock options to purchase common shares. The Company records expenses for non-employee stock options using the Black-Scholes option pricing model.

                            SUPERIOR GALLERIES, INC.
                NOTES TO INTERIM FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2004
                                   (UNAUDITED)


10.  CONTINGENCIES

     GUARANTEED LIQUIDITY AND BUY BACK

     The Company provides a Guaranteed Liquidity and Buy Back at Grade warranty (the "Guarantee") to its retail rare coin customers. Retail rare coin sales amounted to $4,968,000 and $3,238,000 for the six months ended December 31, 2004 and 2003 respectively. The policy grants the customer the opportunity to sell their coins back to the Company at the prevailing market "bid" (below the current wholesale price). The Company determines the "bid" price based on the prevailing market price at which the Company believes it could readily liquidate the coin. The "bid" price may be substantially below what the customer originally paid for the coin.

     The values of the rare coins sold to retail customers continually fluctuate. Furthermore, retail customers continually resell or trade coins purchased from the Company with third parties. Once retail customers resell the rare coins to third parties, the Guarantee is void. Lastly, the Company has had minimal historical experience with customers exercising the Guarantee. As a result, it is not possible for the Company to determine the potential repurchase obligation pursuant to the Guarantee that it may be subject to as a result of previous sales of retail rare coins.

     LEGAL PROCEEDINGS

     The Company may from time to time be involved in various claims, lawsuits, disputes with third parties, actions involving allegations of discrimination, or breach of contract actions incidental to the operation of its business. The Company is not currently involved in any such litigation which it believes could have a material adverse effect on its financial condition, results of operations, liquidity or cash flows.

     STATE SALES AND USE TAXES

     The Company does not collect sales and use taxes for interstate sales. Management believes that the Company's sales to interstate customers are generally tax-exempt due to varying state exemptions relative to the definitions of being engaged in business in particular states and the lack of current internet taxation. While the Company has not been contacted by any state authorities seeking to enforce sales or use tax regulations, there is no assurance that the Company will not be contacted by authorities in the future with inquiries relative to compliance with current statutes, nor is there any assurance that future statutes will not be enacted that affect the sales and use aspects of the Company's business.

11.  SUBSEQUENT EVENTS

     On January 4, 2005, the Company issued 180,000 common shares to an investor relations firm in exchange for services. The services were valued at $270,000 and were based on the closing price of the Company's common stock as listed on NASDAQ's Over-the-counter Bulletin Board on the day the shares were issued.

                            SUPERIOR GALLERIES, INC.
                NOTES TO INTERIM FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 2004
                                   (UNAUDITED)


12.  GOING CONCERN

     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, although the Company had returned to profitability in the last six months of the year ended June 30, 2004 and has recorded a substantial reduction in its loss for the six months ended December 31, 2004 as compared to the six months ended December 31, 2003, the Company continues to have negative cash flows from operations, significant short-term debt and has limited working capital. These items raise doubt about the Company's ability to continue as a going concern.

     The Company has made and is continuing to make efforts to raise additional permanent debt and equity and renegotiate debt.

     In October 2003, the Company completed negotiations with Stanford to provide a line of credit of $7.5 million (see Note 5) for auction advances, inventory financing and inventory loans to other dealers and collectors. The Company is intending to request an expansion of the line of credit over the current limit of $7.5 million. There can be no assurance that the Stanford line of credit will be expanded on terms acceptable to the Company.

     In December 2004, the Company renegotiated the repayment terms on a $2.5 million dollar line of credit (see Note 6) that was callable on demand by the lender. The lender agreed to modify the line of credit terms to provide for principal repayments of $100,000 per month for three months starting January 31, 2005 with the remaining principal balance of $2,200,000 to be repaid on January 31, 2006. The Company intends to seek further extensions to the repayment terms in the future, however there can be no assurance that this obligation will be able to be refinanced on terms acceptable to the Company.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a pending or completed action, suit or proceeding if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in the best interests of the corporation.

     The registrant's amended and restated certificate of incorporation provides that, except in certain specified instances, a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Those provisions require the registrant to indemnify the executives in connection with third party actions and in connection with proceedings by or in the right of the registrant, and to advance expenses prior to the final disposition of an action or proceeding, to the fullest extent permitted by
Section 145 of the DGCL. Those provisions also prohibit the registrant from bringing an action against the executives after the expiration of two years from the date the executives cease to serve in the capacities covered by the employment agreements.

     The registrant and certain of the selling shareholders in the offering covered by this registration statement each have agreed to indemnify the other and their respective officers, directors and other controlling persons against certain liabilities in connection with this registration statement, including liabilities under the Securities Act, and to contribute to payments such persons may be required to make in respect thereof.

     To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant under the provisions described above, the registrant has been informed that in the opinion of the Commission, indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

     SEC Registration                                     $   326
     NASD Fees                                                ---
     Accounting Fees and Expenses                          10,000
     Legal Fees and Expenses                               10,000
     Blue Sky Fees and Expenses                            10,000
     Placement Agent Fees and Expenses                        ---
     Printing Costs                                         2,000
     Miscellaneous Expenses                                   674
                                                          -------

     TOTAL                                                $33,000
                                                          =======

     All of the above estimated expenses have been or will be paid by the Registrant.

------------

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     All of the share amounts and prices described below have been adjusted to give effect to the 1-for-20 reverse stock split that we performed in June 2003. There were no underwriters for any of the transactions described below.

     1. On November 27, 2001, we issued options to purchase 10,000 shares of our common stock to an employee. The options have an exercise price of $2.00 per share and expire November 26, 2011. On that same date, we issued options to purchase 2,500 shares of our common stock to each of our 6 directors. These options had an exercise price of $1.00 per share and expire November 26, 2006. This issuance was made without general solicitation, was made to sophisticated purchasers, and was exempt from registration under Section 4(2) of the Securities Act.

     2. On November 27, 2001, in connection with the extension of the maturity date of a financing agreement between us and NRLP, a lender controlled by Carl Fusco, one of our former directors, we agreed to issue to NRLP 24,000 shares of our common stock and a warrant to purchase 50,000 shares of our common stock. We valued the stock at $24,000. The exercise price of the warrant is $1.00 per share and it expires on November 26, 2006. The common stock and the warrants were issued to a sophisticated purchaser in a transaction not involving any general solicitation, and which was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of that Act.

     3. On November 27, 2001, in connection with the agreement to issue his personal guaranty for certain obligations of the company, we agreed to issue to Silvano DiGenova, our chief executive officer, a warrant to purchase 20,000 shares of our common stock. The exercise price of the warrant is $1.00 per share and it expires on November 26, 2006. The common stock was issued to a sophisticated purchaser in a transaction not involving any general solicitation, and which was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of that Act.

     4. On June 25, 2001, we entered into an advisory agreement with Robert Escobio, who at that time was a director of our company. Under the terms of that agreement, Mr. Escobio was to provide us with advice regarding financial planning and corporate capital structure. In consideration for rendering such services, we agreed to pay Mr. Escobio certain fees and granted him a warrant to purchase 5,000 shares of our common stock at an exercise price of $6.80 per share. The warrant expired on June 25, 2002. On November 27, 2001, we issued 66,667 shares of our common stock to Mr. Escobio in full satisfaction of our future obligations under this agreement and the agreement was terminated. We valued the shares at $66,667. The common stock was issued to a sophisticated purchaser in a transaction not involving any general solicitation, and which was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of that Act.

     5. On December 31, 2001, we issued a stock dividend of 2,750 shares of common stock to the holders of our Series A Preferred Stock. These shares were issued without the receipt of consideration by us, and therefore did not involve a "sale" under the Securities Act of 1933. There were a total of 12 holders of the Series A Preferred Stock.

     6. On January 1, 2002 we issued 6,250 warrants to purchase common stock to the 12 holders of our Series A Preferred Stock. These warrants were issued in settlement of the stockholders' claims as a result of our failure to file a registration statement on their behalf. The warrants have an exercise price of $1.00 per share, and expire January 1, 2005. This issuance was made without general solicitation, was made to sophisticated purchasers, and was exempt from registration under
          Section 4(2) of the Securities Act.

     7. On January 1, 2002, we issued a warrant to purchase 300 shares of our common stock to a placement agent with an exercise price of $18.00 per share. This warrant expires on January 1, 2005. This issuance was made without general solicitation, was made to a sophisticated purchaser, and was exempt from registration under Section 4(2) of the Securities Act.

     8. On February 22, 2002 we issued 16,250 shares of our common stock to 2 persons, in consideration of their agreement to assume certain obligations that had been incurred by us. We valued these shares at $16,250. This issuance was made without general solicitation, was made to sophisticated purchasers, and was exempt from registration under
          Section 4(2) of the Securities Act.

     9. On April 10, 2002, we completed the sale to Stanford Venture Capital Holdings, Inc., or Stanford, of 3,000,000 shares of our Series B Convertible Preferred Stock and three warrants, each to purchase 500,000 shares of our common stock. Each share of the Series B Preferred Stock is convertible into shares of our common stock at the option of the holder at the conversion price of $2.00 per common share, subject to certain anti-dilution adjustments. Upon issuance, the Series B Preferred Stock was immediately convertible into shares of our common stock and the warrants were immediately exercisable for five years at the option of the holder with one-third of the shares underlying each warrant exercisable for $2.00 per share, one-third for $3.00 per share and one-third for $4.00 per share. The shares of Series B Preferred Stock and the warrants were issued to a sophisticated purchaser in a transaction not involving any general solicitation, and which was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of that Act.

     10. Also on April 10, 2002, pursuant to a Stock Purchase Agreement, we sold 400,000 shares of our Series B Convertible Preferred Stock, issued a warrant to purchase 200,000 shares of our common stock and sold 7,000 shares of our newly created Series C Convertible Preferred Stock to Mr. DiGenova, our chief executive officer. Each share of the Series C Convertible Preferred Stock carries a 9% dividend payable quarterly and is convertible into shares of our common stock at the option of the holder at the conversion price of $0.22 per common share, subject to certain anti-dilution adjustments. In connection with the issuance of our Series B Preferred Stock, we issued a secured and subordinated note to Mr. DiGenova in the principal amount of $1,000,000 bearing interest at the annual rate of 9% with interest and a principal reduction payable quarterly of $150,000 until the principal is paid in full. In payment for the aggregate amount of $2,100,000 in new securities issued, Mr. DiGenova tendered two notes previously issued by us to Mr. DiGenova in the amounts of $1,400,000 and $700,000. The warrant is immediately exercisable for a period of five years with one-third of the shares underlying the warrant exercisable for $2.00 per share, one-third exercisable for $3.00 per share and one-third exercisable for $4.00 per share. These securities were issued to a sophisticated purchaser in a transaction not involving any general solicitation, and which was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of that Act.

     11. On February 14, 2003, we issued 2,000,000 shares of newly created Series D $1.00 Convertible Preferred Stock for a purchase price of $2,000,000 pursuant to a stock purchase and warrant agreement with Stanford Venture Capital Holdings, Inc. ("Stanford"). The Series D Convertible Preferred Stock and the common shares issued upon exercise of those warrants were issued to sophisticated purchasers in a transaction not involving any general solicitation, and which was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of that Act.

     12. On July 24, 2003, we issued 1,845,100 shares of our common stock to our principal stockholders, Silvano DiGenova and Stanford Venture Capital Holdings, Inc. ("Stanford"), and four Stanford employees pursuant to the exercise of warrants held by those persons. The total proceeds to the Company as a result of this transaction were $1,845, constituting the exercise price of these warrants. The common stock issued pursuant to the exercise of these warrants was exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D thereunder. Both the warrants and the underlying shares were issued to a small number of persons, without general advertising or solicitation. Each of the purchasers was a sophisticated investor with substantial experience in investing in small companies.

     13. On August 6, 2003 we issued options to purchase our common stock to 6 persons, each of whom was an officer, director or consultant to the company. A total of 110,000 shares were covered by such options. The option term expires five years after the date of issuance. The option exercise prices range from $0.30 to 0.33 per share. The options were issued in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933, with persons who had a preexisting business relationship with us. No advertising or general solicitation was made in connection with these issuances. Of these options, 35,000 were subsequently cancelled.

     14. On September 12, 2003 we issued options to purchase our common stock to 1 person who was a consultant to the company. A total of 25,000 shares were covered by such options. The options contain vesting provisions that provide that they will become exercisable over a period of from one to four years after the issuance date, and the option term expires five years after the vesting date. The option exercise price was $0.24 per share. The options were issued in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933, with a person who had a preexisting business relationship with us. No advertising or general solicitation was made in connection with this issuance.

     15. On April 26, 2004 we issued options to purchase our common stock to 12 persons, each of whom was an officer, employee or consultant to the company. A total of 275,000 shares were covered by such options. The options contain vesting provisions that provide that they will become exercisable over a period of from one to four years after the issuance date, and the option term expires five years after the vesting date. The option exercise price was $1.01 per share. The options were issued in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933, with persons who had a preexisting business relationship with us. No advertising or general solicitation was made in connection with these issuances.

     16. On July 15, 2004 we issued options to purchase our common stock to 6 persons, each of whom was an officer or director of the company. A total of 150,000 shares were covered by such options. The options contain vesting provisions that provide that they will become exercisable over a period of from one to three years after the issuance date, and the option term expires five years after the vesting date. The option exercise price was $2.00 per share. The options were issued in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933, with persons who had a preexisting business relationship with us. No advertising or general solicitation was made in connection with these issuances.

     17. On August 20, 2004 we issued 24,000 shares of our common stock to an investor relations firm in exchange for services with a value of $30,000. The shares were issued in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933, with persons who had a preexisting business relationship with us. No advertising or general solicitation was made in connection with these issuances.

     18. On October 25, 2004 we issued 10,000 options to purchase our common stock to a director. The option term expires six years after the date of issuance. The option exercise price for these options was $1.25 per share. The options were issued in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933, to a sophisticated investor. No advertising or general solicitation was made in connection with this issuance.

     19. On December 21, 2004 we issued options to purchase our common stock to 2 persons, each of whom was an employee of the company. A total of 20,000 shares were covered by such options. The option term expires nine years after the date of issuance. The option exercise price for these options was $1.52 per share. The options were issued in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933, with persons who had a preexisting business relationship with us. No advertising or general solicitation was made in connection with these issuances.

     20. On January 4, 2005 we issued 180,000 shares of our common stock to an investor relations firm in exchange for services with a value of $270,000. 60,000 of these shares may be transferred to up to 6 accredited investors. No advertising or general solicitation was made in connection with these issuances. These shares were issued in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933.

     21. On March 28, 2005 we issued options to purchase 10,000 of our common stock to an employee. The option term expires nine years after the date of issuance. The option exercise price was $3.80 per share. The options were issued in a private transaction exempt from registration under section 4(2) of the Securities Act of 1933, with person had a preexisting business relationship with us. No advertising or general solicitation was made in connection with this issuance.

     22. On March 31, 2005, we issued 2,500,000 shares of our Series E Preferred Stock to Stanford International Bank Limited, an affiliate of our principal shareholder, in exchange for the cancellation of $2,500,000 of indebtedness from us to that company. No advertising or general solicitation was made in connection with this issuance. These shares were issued in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933.

ITEM 27.  EXHIBITS.

     (A)  EXHIBITS.

    EXHIBIT
     NUMBER                            DESCRIPTION
    -------                            -----------

      2.1 Agreement and Plan of Merger dated June 30, 2003 by and between Tangible Asset Galleries, Inc. and Superior Galleries, Inc. (incorporated herein by this reference to Exhibit C to the definitive Proxy Statement of Tangible Asset Galleries, Inc. filed under the Exchange Act on June 5, 2003).
      3.1 Certificate of Incorporation of Superior Galleries, Inc. (including Certificates of Designation of Superior Galleries, Inc., relating to Series A $5.00 Redeemable 8% Convertible Preferred Stock, Series B $1.00 Convertible Preferred Stock and Series D $1.00 Convertible Preferred Stock) (incorporated herein by this reference to Exhibit D to the definitive Proxy Statement of Tangible Asset Galleries, Inc. filed under the Exchange Act on June 5, 2003).
      3.2 Certificate of Designation of Superior Galleries, Inc., relating to Series E $1.00 Convertible Preferred Stock (incorporated herein by this reference to Exhibit 3.1 to the Current Report on Form 8-K of Superior Galleries, Inc. filed under the Exchange Act on April 1, 2005).
      3.3 Bylaws of Superior Galleries, Inc. (incorporated herein by this reference to Exhibit E to the definitive Proxy Statement of Tangible Asset Galleries, Inc. filed under the Exchange Act on June 5, 2003).
      4.1 2003 Omnibus Stock Option Plan (incorporated herein by this reference to Exhibit A to the definitive Proxy Statement of Tangible Asset Galleries, Inc., filed under the Exchange Act on June 5, 2003).
      4.2 Form of Nonqualified Stock Option Agreement for 2003 Omnibus Stock Option Plan (incorporated herein by this reference to Exhibit 4.2 to the Annual Report on Form 10-KSB of Superior Galleries, Inc., filed under the Exchange Act, for the fiscal year ended June 30, 2003) .
      4.3 Form of Employee Incentive Stock Option Agreement for 2003 Omnibus Stock Option Plan (incorporated herein by this reference to Exhibit 4.3 to the Annual Report on Form 10-KSB of Superior Galleries, Inc., filed under the Exchange Act, for the fiscal year ended June 30, 2003).
      4.4 Lockup Agreement dated April 3, 2002 by and among Stanford Venture Capital Holdings, Inc. and certain stockholders of Tangible Asset Galleries, Inc. (incorporated herein by this reference to Exhibit G included in Exhibit 10.1 to the Current Report on Form 8-K of Tangible Asset Galleries, Inc., filed under the Exchange Act on April 24, 2002).

    EXHIBIT
     NUMBER                            DESCRIPTION
    -------                            -----------

      4.5 Form of Warrant to Purchase Common Stock Issued to Series A Preferred Stock Investors (incorporated herein by this reference to Exhibit 4.14 of the Annual Report on Form 10-KSB of Tangible Asset Galleries, Inc., for the year ended June 30, 2002, filed under the Exchange Act on February 19, 2003).
      4.6 Warrant to Purchase 1,500,000 Shares of Common Stock dated June 15, 2001 Issued to Silvano DiGenova (incorporated herein by this reference to Exhibit 4.9 of the Annual Report on Form 10-KSB of Tangible Asset Galleries, Inc., for the year ended June 30, 2002, filed under the Exchange Act on February 19, 2003).
      4.7 Warrant to Purchase 1,000,000 Shares of Common Stock dated November 27, 2001 Issued to NRLP (incorporated herein by this reference to Exhibit 4.10 of the Annual Report on Form 10-KSB of Tangible Asset Galleries, Inc., for the year ended June 30, 2002, filed under the Exchange Act on February 19, 2003).
      4.8 Warrant to Purchase 250,000 Shares of Common Stock dated June 26, 2001 Issued to NRLP (incorporated herein by this reference to Exhibit 4.11 of the Annual Report on Form 10-KSB of Tangible Asset Galleries, Inc., for the year ended June 30, 2002, filed under the Exchange Act on February 19, 2003).
      4.9 Warrant to Purchase 250,000 Shares of Common Stock dated November 14, 2000 Issued to NRLP (incorporated herein by this reference to Exhibit 4.12 of the Annual Report on Form 10-KSB of Tangible Asset Galleries, Inc., for the year ended June 30, 2002, filed under the Exchange Act on February 19, 2003).
      4.10 Warrant to Purchase 500,000 Shares of Common Stock dated July 3, 2001 Issued to KSH Investment Fund LLP (incorporated herein by this reference to Exhibit 4.13 of the Annual Report on Form 10-KSB of Tangible Asset Galleries, Inc., for the year ended June 30, 2002, filed under the Exchange Act on February 19, 2003).
      4.11 Liquidation Preferences Agreement between Tangible Asset Galleries, Inc., the holders of the outstanding Series B Preferred Stock of Tangible Asset Galleries, Inc. and Stanford Venture Capital Holdings, Inc. dated January 31, 2003 (incorporated herein by this reference to Exhibit 4.1 to the Current Report on Form 8-K of Superior Galleries, Inc. filed March 3, 2003).
      5.1      Opinion of Rutan & Tucker, LLP re legality (filed herewith).
      9.1 Shareholders' Agreement dated April 3, 2002 by and among Silvano DiGenova, Stanford Venture Capital Holdings, Inc. and Tangible Asset Galleries, Inc. (incorporated herein by this reference to exhibit E included in Exhibit 10.1 to the Current Report on Form 8-K of Tangible Asset Galleries, Inc., filed under the Exchange Act on April 24, 2002).
      10.1 Series E Preferred Stock Purchase Agreement dated as of March 29, 2005, between Superior Galleries, Inc. and Stanford Investment Bank Limited (incorporated herein by this reference to Exhibit
               10.1 to the Current Report on Form 8-K of Superior Galleries, Inc. filed under the Exchange Act on April 1, 2005).
      10.2 Registration Rights Agreement dated as of March 29, 2005 and between Superior Galleries, Inc. and Stanford Investment Bank Limited (incorporated herein by this reference to Exhibit 10.4 to the Current Report on Form 8-K of Superior Galleries, Inc. filed under the Exchange Act on April 1, 2005).
      10.3 Standard Multi-Tenant Office Lease-Gross dated August 6, 2002 by and between DBKK, LLC and Tangible Asset Galleries, Inc. (incorporated herein by this reference to Exhibit 10.14 to the Annual Report on Form 10-KSB of Tangible Asset Galleries, Inc. for the year ended June 30, 2002, filed under the Exchange Act on February 19, 2003).

    EXHIBIT
     NUMBER                            DESCRIPTION
    -------                            -----------

      10.4 Registration Rights Agreement dated January 31, 2003 by and among Tangible Asset Galleries, Inc. and holders of our Series B Preferred Stock, Series C Preferred Stock, Series D Stock and Certain Warrants (incorporated herein by this reference to Exhibit 10.3 to the Current Report on Form 8-K of Tangible Asset Galleries, Inc., filed under the Exchange Act on March 3, 2003).
      10.5 Employment Agreement dated June 1, 2001 between Tangible Asset Galleries, Inc. and Silvano DiGenova. (incorporated herein by this reference to Exhibit 10.16 to the Annual Report on Form 10-KSB of Tangible Asset Galleries, Inc. for the year ended June 30, 2002, filed under the Exchange Act on February 19, 2003).
      10.6 Employment Agreement dated December 27, 2002 between Tangible Asset Galleries, Inc. and Paul Biberkraut (incorporated herein by this reference to Exhibit 10.6 to the Annual Report on Form 10-KSB of Superior Galleries, Inc., filed under the Exchange Act, for the fiscal year ended June 30, 2003).
      10.7 Commercial Loan and Security Agreement dated October 13, 2003 between Superior Galleries, Inc. and Stanford Financial Group Company (incorporated herein by this reference to Exhibit 10.1 to the Current Report on Form 8-K of Superior Galleries, Inc. filed under the Exchange Act, filed October 16, 2003).
      10.8 Commercial Note by Superior Galleries, Inc. to Stanford Financial Group Company dated October 1, 2003 (incorporated herein by this reference to Exhibit 10.2 to the Current Report on Form 8-K of Superior Galleries, Inc. filed October 16, 2003).
      10.9 Secured Revolving Line of Credit Agreement dated August 8, 2002 between Tangible Asset Galleries, Inc. and John Wesley English (incorporated herein by reference to Exhibit 10.9 of the registrant's Registration Statement on Form SB-2, as amended, filed September 24, 2004).
      10.10 Renewal and Modification Agreement dated September 30, 2003 between Superior Galleries, Inc. and the John Wesley English Living Trust (incorporated herein by reference to Exhibit 10.10 of the registrant's Registration Statement on Form SB-2, as amended, filed September 24, 2004)
      10.11 Promissory Note in the maximum amount of $1,000,000, dated February 10, 2003, from Tangible Asset Galleries, Inc. to Silvano DiGenova (incorporated herein by reference to Exhibit 10.11 of the registrant's Registration Statement on Form SB-2, as amended, filed September 24, 2004)
      10.12 Promissory Note dated December 10, 2002 by Tangible Asset Galleries, Inc. to Silvano DiGenova (incorporated herein by reference to Exhibit 10.12 of the registrant's Registration Statement on Form SB-2, as amended, filed September 24, 2004)
      10.13 Promissory Note dated December 13, 2002 by Tangible Asset Galleries, Inc. to Silvano DiGenova (incorporated herein by reference to Exhibit 10.13 of the registrant's Registration Statement on Form SB-2, as amended, filed September 24, 2004)
      10.14 Series D Preferred Stock Purchase and Warrant Exercise Agreement dated January 31, 2003, between Tangible Asset Galleries, Inc., Stanford Venture Capital Holdings, Inc., Silvano DiGenova and certain warrant holders (incorporated herein by this reference to Exhibit 10.1 to the Current Report on Form 8-K of Superior Galleries, Inc. filed March 3, 2003).
      10.15 Share Exchange and Note Modification Agreement dated January 31, 2003 between Tangible Asset Galleries, Inc., Stanford Venture Capital Holdings, Inc. and Silvano DiGenova (incorporated herein by this reference to Exhibit 10.2 to the Current Report on Form 8-K of Superior Galleries, Inc. filed March 3, 2003).

    EXHIBIT
     NUMBER                            DESCRIPTION
    -------                            -----------

      10.16 Consulting Agreement between Tangible Asset Galleries, Inc. and Stanford Venture Capital Holdings, Inc., dated January 31, 2003 (incorporated herein by reference to Exhibit 10.16 of the registrant's Registration Statement on Form SB-2, as amended, filed September 24, 2004)
      10.17 Independent Contractor and Proprietary Information Agreement dated July 1, 2003 between Superior Galleries, Inc. and Stephen Deeds, Inc. (incorporated herein by reference to Exhibit 10.17 of the registrant's Registration Statement on Form SB-2, as amended, filed September 24, 2004)
      10.18 First Amendment to Renewal and Modification Agreement dated December 15, 2004 between Superior Galleries, Inc. and the John Wesley English Living Trust (incorporated herein by reference to
               Exhibit 10.18 of the registrant's Registration Statement on Form SB-2, as amended, filed September 24, 2004)
      10.19 Waiver and Extension Agreement dated December 29, 2004 between Silvano DiGenova and Superior Galleries, Inc. (incorporated herein by reference to Exhibit 10.19 of the registrant's Registration Statement on Form SB-2, as amended, filed September 24, 2004)
      10.20 Investor Relations Agreement dated December 30, 2004 between American Capital Ventures, Inc. and Superior Galleries, Inc. (incorporated herein by reference to Exhibit 10.20 of the registrant's Registration Statement on Form SB-2, as amended, filed September 24, 2004)
      10.21 Promissory note dated October 1, 2004 by Superior Galleries, Inc. in favor of Stephen Gehringer (incorporated herein by reference to Exhibit 10.21 of the registrant's Registration Statement on Form SB-2, as amended, filed September 24, 2004)
      10.22 Promissory note dated October 14, 2004 by Superior Galleries, Inc. in favor of Stephen Gehringer ((incorporated herein by reference to Exhibit 10.22 of the registrant's Registration Statement on Form SB-2, as amended, filed September 24, 2004))
      10.23 Promissory note dated October 25, 2004 by Superior Galleries, Inc. in favor of Stephen Gehringer (incorporated herein by reference to Exhibit 10.23 of the registrant's Registration Statement on Form SB-2, as amended, filed September 24, 2004)
      10.24 Amendment Dated as of March 29, 2005 to Commercial Loan and Security Agreement between Superior Galleries, Inc. and Stanford Financial Group Company (incorporated herein by this reference to Exhibit 10.2 to the Current Report on Form 8-K of Superior Galleries, Inc. filed under the Exchange Act on April 1, 2005)
      10.25 Commercial Note dated as of March 29, 2005 by Superior Galleries, Inc. in favor of Stanford Financial Group Company (incorporated herein by this reference to Exhibit 10.3 to the Current Report on Form 8-K of Superior Galleries, Inc. filed under the Exchange Act on April 1, 2005)
      23.1 Consent of Haskell & White LLP, Independent Registered Public Accounting Firm (filed herewith).
      23.2 Consent of Singer Lewak Goldstein & Greenbaum LLP, Independent Registered Public Accounting Firm (filed herewith).
      23.3     Consent of Rutan & Tucker, LLP (included in Exhibit 5.1).

--------------

ITEM 28.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:


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

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) include any additional or changed material information on the plan of distribution.

     (2) That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Beverly Hills, State of California, on April 19, 2005.

                                       SUPERIOR GALLERIES, INC.


                                       By: SILVANO DIGENOVA
                                           -------------------------------------
                                           Silvano DiGenova
                                           President and Chief Executive Officer



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

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Superior Galleries, Inc., a Delaware corporation, which is filing Registration Statement on Form SB-2 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoints Silvano DiGenova and Paul Biberkraut, and each of them, their true and lawful attorney-in-fact and agent; with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments to the registration statement, including a prospectus or an amended prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Name                              Title                     Date
---------------------------    --------------------------------   --------------

/S/ SILVANO DIGENOVA           President, Chairman of             April 19, 2005
---------------------------    the Board, Chief Executive
Silvano DiGenova               Officer (principal executive
                               officer) and Director

/S/ PAUL BIBERKRAUT            Chief Financial Officer,           April 19, 2005
---------------------------    Secretary (principal accounting
Paul Biberkraut                officer) and Director

/S/ LEE ITTNER                 Director                           April 19, 2005
---------------------------
Lee Ittner

/S/ DAVID RECTOR               Director                           April 19, 2005
---------------------------
David Rector

/S/ JAMES GOLLIHUGH            Director                           April 19, 2005
---------------------------
James Gollihugh



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

            INDEX TO EXHIBITS ATTACHED TO THIS REGISTRATION STATEMENT

    Exhibit
     Number                   Description
    -------                   -----------

       5.1       Opinion of Rutan & Tucker, LLP

      23.1 Consent of Haskell & White LLP, Independent Registered Public Accounting Firm

      23.2 Consent of Singer Lewak Goldstein & Greenbaum LLP, Independent Registered Public Accounting Firm



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